Financial Statements

Years ended December 31, 2013 and 2012

FINANCIAL STATEMENTS Year ended December 31, 2013 and 2012

Index

1.	Independent Auditors Report	3
2.	Balance Sheets	6
3.	Statements of Income	8
4.	Statements of Comprehensive Income	9
5.	Statements of Changes in Shareholders Equity	10
6.	Statements of Cash Flows	11
7.	Statements of Added Value	12
8.	Management Report	13
9.	Explanatory Notes to the Financial Statements	53
10.	Opinion of the Fiscal Council	172
11.	Statements of Board of Directors	173

A free translation from Portuguese into English of Independent Auditor´s Report

INDEPENDENT AUDITOR’S REPORT ON THE FINANCIAL STATEMENTS

The Shareholders and Officers

BRF S.A.

Itajaí - SC

We have audited the accompanying individual and consolidated financial statements of BRF S.A., identified as Parent Company and Consolidated, which comprise the balance sheet as at December 31, 2013, and the statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of the individual financial statements in accordance with the accounting practices adopted in Brazil, and of the consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), and in accordance and with the accounting practices adopted in Brazil, as well as for the internal controls management determined as necessary to enable the preparation of these financial statements free from material misstatement, regardless of whether due to fraud or error.

Independent auditors’ responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the Brazilian and International Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.   An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion on the individual financial statements

In our opinion, the individual financial statements referred to above present fairly, in all material respects, the financial position of BRF S.A. as at December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with the accounting practices adopted in Brazil.

Opinion on the consolidated financial statements

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BRF S.A. as at December 31, 2013, and the consolidated results of its operations and its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and the accounting practices adopted in Brazil.

Emphasis of matter

Valuation of investments in subsidiaries, associates and joint ventures under the equity method

As described in Note 2, the individual financial statements were prepared in accordance with the accounting practices adopted in Brazil. In the case of BRF S.A. these practices differ from IFRS, applicable to separate financial statements, only in relation to the valuation of investments in subsidiaries, associates and joint ventures under the equity method, while for IFRS purposes it would be cost of fair value. Our opinion is not modified due to this matter.

Restatement of the December 31, 2012 figures

As described on footnote 3.34, due to changes in accounting principles adopted by the Company on 2013, the corresponding figures related to the financial statements for the year ended December 31, 2012, presented for comparison purposes, were restated and are presented according to CPC23 - Práticas Contábeis, Mudanças de Estimativa e Retificação de Erro. Our opinion is not modified due to this matter.

Other matters

Statements of valued added

We have also audited the individual and consolidated statements of value added for the year ended December 31, 2013, prepared under the responsibility of the Company´s management, which presentation is required by the Brazilian Corporate Law for public companies, and as supplemental information by IFRS, which do not require the presentation of the statement of value added. These statements have been subject to the same audit procedures previously described and, in our opinion, are fairly presented, in all material respects, in relation to the financial statements as a whole.

São Paulo, February 27, 2014

ERNST & YOUNG

Auditores Independentes S.S.

CRC-SC-000048/F-0

Antonio Humberto Barros dos Santos

Accountant CRC-1SP161745/O-3 S-SC

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.
BALANCE SHEETS
		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
			Restated		Restated
ASSETS	Note	12.31.13	12.31.12	12.31.13	12.31.12
CURRENT ASSETS
Cash and cash equivalents	6	905,176	907,919	3,127,715	1,930,693
Marketable securities	7	178,720	269,033	459,568	621,908
Trade accounts receivable	8	3,985,424	2,997,671	3,338,355	3,131,198
Interest on shareholders' equity receivable	29	33,104	-	16	-
Inventories	9	2,462,818	2,490,329	3,111,615	3,018,576
Biological assets	10	1,198,361	1,358,115	1,205,851	1,370,999
Recoverable taxes	11	1,211,084	892,104	1,302,939	964,769
Assets held for sale	12	146,924	11,173	148,948	22,520
Other financial assets	21	8,857	32,804	11,572	33,200
Other current assets		439,822	393,003	535,944	496,117
Total current assets		10,570,290	9,352,151	13,242,523	11,589,980

NON-CURRENT ASSETS
Marketable securities	7	56,002	51,752	56,002	74,458
Trade accounts receivable	8	7,690	11,128	7,811	11,128
Other credits	8	306,069	78,033	353,675	152,303
Recoverable taxes	11	790,619	1,134,588	800,808	1,141,797
Deferred income taxes	13	745,875	819,236	665,677	718,180
Judicial deposits	14	472,617	363,875	478,676	365,301
Biological assets	10	568,978	428,190	568,978	428,190
Receivables from related parties	29	13,505	13,793	-	-
Restricted cash	15	99,212	83,877	99,212	93,014
Other non-current assets		393,438	718,425	413,717	732,116
Investments	16	3,204,866	3,171,703	107,990	36,658
Property, plant and equipment, net	17	10,338,897	10,250,576	10,821,578	10,670,700
Intangible	18	4,084,139	4,096,664	4,757,922	4,751,661
Total non-current assets		21,081,907	21,221,840	19,132,046	19,175,506
TOTAL ASSETS		31,652,197	30,573,991	32,374,569	30,765,486

See accompanying notes to the consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.
BALANCE SHEETS

		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
			Restated		Restated
LIABILITIES	Note	12.31.13	12.31.12	12.31.13	12.31.12
CURRENT LIABILITIES
Short-term debt	19	2,469,634	2,111,007	2,696,594	2,440,782
Trade accounts payable	20	3,378,029	3,135,464	3,674,705	3,381,246
Payroll and related charges		390,405	386,077	433,467	426,241
Tax payable		213,331	186,614	253,678	227,995
Interest on shareholders' equity	26	336,677	159,915	336,677	160,020
Employee and management profit sharing		177,064	76,935	177,064	76,935
Other financial liabilities	21	318,201	198,524	357,182	253,420
Provision for tax, civil and labor risks	25	233,435	163,798	243,939	173,916
Employee benefits plan	24	49,027	17,414	49,027	17,414
Advances from related parties	29	1,672,005	1,946,739	-	-
Other current liabilities		157,430	192,827	213,698	323,663
Total current liabilities		9,395,238	8,575,314	8,436,031	7,481,632

NON-CURRENT LIABILITIES
Long-term debt	19	5,205,667	4,593,942	7,484,596	7,077,539
Social and tax payable		12,219	12,462	19,494	13,457
Provision for tax, civil and labor risks	25	754,632	739,227	775,359	760,913
Deferred income taxes	13	-	-	20,566	27,792
Liabilities with related parties	29	12,329	8,280	-	-
Advances from related parties	29	702,780	1,317,649	-	-
Employee benefits plan	24	242,236	266,543	242,236	266,543
Other non-current liabilities		672,025	508,919	700,133	548,443
Total non-current liabilities		7,601,888	7,447,022	9,242,384	8,694,687
SHAREHOLDERS' EQUITY	26
Capital stock		12,460,471	12,460,471	12,460,471	12,460,471
Capital reserves		113,797	69,897	113,797	69,897
Income reserves		2,511,880	2,274,206	2,511,880	2,274,206
Treasury shares		(77,379)	(51,907)	(77,379)	(51,907)
Other comprehensive income		(353,698)	(201,012)	(353,698)	(201,012)
Attributed to interest of controlling shareholders		14,655,071	14,551,655	14,655,071	14,551,655
Non-controlling interest		-	-	41,083	37,512
Total shareholders' equity		14,655,071	14,551,655	14,696,154	14,589,167
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		31,652,197	30,573,991	32,374,569	30,765,486

See accompanying notes to the consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.
STATEMENTS OF INCOME

		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
			Restated		Restated
	Note	12.31.13	12.31.12	12.31.13	12.31.12
NET SALES	30	28,401,088	14,251,263	30,521,246	28,517,383
Cost of sales	35	(21,733,827)	(12,114,773)	(22,953,145)	(22,063,563)
GROSS PROFIT		6,667,261	2,136,490	7,568,101	6,453,820
OPERATING INCOME (EXPENSES)
Selling	35	(3,853,285)	(1,746,618)	(4,624,289)	(4,317,304)
General and administrative	35	(338,411)	(236,293)	(462,105)	(388,930)
Other operating expenses, net	33	(497,051)	(349,988)	(535,381)	(446,602)
Equity in income from associates	16	95,583	1,097,799	13,322	22,438
OPERATING INCOME		2,074,097	901,390	1,959,648	1,323,422
Financial income	34	(1,406,771)	(630,195)	(2,056,624)	(1,556,506)
Financial expenses	34	542,855	195,475	1,309,088	985,904
INCOME BEFORE TAXES		1,210,181	466,670	1,212,112	752,820
Current income tax	13	(7,348)	(716)	(29,249)	(18,967)
Deferred income tax	13	(140,403)	304,048	(116,026)	43,589
NET PROFIT		1,062,430	770,002	1,066,837	777,442
Attributable to:
BRF shareholders		1,062,430	770,002	1,062,430	770,002
Non-controlling interest		-	-	4,407	7,440
Earnings per share - basic		870,534,511	869,534,940	870,534,511	869,534,940
Weighted average shares outstanding - basic	27	1.22043	0.88553	1.22550	0.89409
Earning per share - diluted		871,441,705	869,703,606	871,441,705	869,703,606
Weighted average shares outstanding - diluted	27	1.21916	0.88536	1.21916	0.88536

See accompanying notes to the consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.
STATEMENTS OF COMPREHENSIVE INCOME
		BR GAAP		BR GAAP and IFRS
		Parent company		Consolidated
			Restated		Restated
	Note	12.31.13	12.31.12	12.31.13	12.31.12
Net Profit		1,062,430	770,002	1,066,837	777,442
Other comprehensive income
Loss in foreign currency translation adjustments		(41,264)	(3,578)	(41,264)	(3,578)
Gain in available for sale marketable securities	7	(23,759)	13,014	(23,759)	13,014
Taxes on unrealized gains on marketable securities on available for sale	7	129	159	129	159
Unrealized losses in cash flow hedge	4	(260,066)	(10,321)	(260,066)	(10,321)
Taxes on unrealized gains on cash flow hegde	4	94,271	1,722	94,271	1,722
Other comprehensive income, net to be reclassified to the statement of
income in subsequent periods		(230,689)	996	(230,689)	996
Actuarial gains (losses) on post-employment benefits plans	24	118,187	(61,353)	118,187	(61,353)
Taxes on unrealized gains on post-employment benefits plans	24	(40,184)	20,861	(40,184)	20,861
Other comprehensive income, net with no impact into subsequent
statement of income		78,003	(40,492)	78,003	(40,492)
Reversal of other comprehensive income from previous year		(55,443)	18,508	(55,443)	18,508
Other comprehensive income, net of taxes		854,301	749,014	858,708	756,454
Attributable to:
BRF shareholders		854,301	749,014	854,301	749,014
Non-controlling interest		-	-	4,407	7,440

See accompanying notes to the consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.
STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

	Attributed to interest of controlling shareholders
		Capital reserves		Profit reserves					Other comprehensive incom e (loss)
	Paid-in capital	Capital reserve	Treasury shares	Legal reserve	Reserve for expansion	Reserve for capital increases	Reserve for income retention	Reserve for tax incentives	Acumulated foreign currency translation adjustments	Available for sale marketable securities	Ganhos (perdas) hedge accounting	Actuarial gains (losses)	Retained earnings (losses)	Total shareholders' equity
BALANCES AT DECEMBER 31, 2011	12,460,471	76,259	(65,320)	179,585	978,585	545,734	-	56,542	12,584	5,051	(167,293)	(11,858)	-	14,070,340
Comprehensive income:
Loss in foreign currency translation adjustments	-	-	-	-	-	-	-	-	(3,578)	-	-	-	-	(3,578)
Unrealized gain in available for sale marketable
securities	-	-	-	-	-	-	-	-	-	13,173	-	-	-	13,173
Unrealized loss in cash flow hedge	-	-	-	-	-	-	-	-	-	-	(8,599)	-	-	(8,599)
Actuarial losses post employment benefits plans	-	-	-	-	-	-	-	-	-	-	-	(37,845)	-	(37,845)
Actuarial losses on defined benefit plans	-	-	-	-	-	-	-	-	-	-	-	(2,647)	18,508	15,861
Net income for the exercise	-	-	-	-	-	-	-	-	-	-	-	-	770,002	770,002
SUBTOTAL COMPREHENSIVE INCOME									(3,578)	13,173	(8,599)	(40,492)	788,510	749,014
Appropriation of income (loss):
Interest on shareholders' equity - R$ 0.3158 per
outstanding share at the end of exercise	-	-	-	-	-	-	-	-	-	-	-	-	(274,750)	(274,750)
Legal reserve	-	-	-	40,661	-	-	-	-	-	-	-	-	(40,661)	-
Reserve for expansion	-	-	-	-	237,464	-	-	-	-	-	-	-	(237,464)	-
Reserve for capital increases	-	-	-	-	-	155,077	-	-	-	-	-	-	(155,077)	-
Reserve for tax incentives	-	-	-	-	-	-	-	67,431	-	-	-	-	(67,431)	-
Reserve for income retention	-	-	-	-	-	-	13,127	-	-	-	-	-	(13,127)	-
Share-based payments	-	23,034	-	-	-	-	-	-	-	-	-	-	-	23,034
Gains on disposal of shares	-	4,455	-	-	-	-	-	-	-	-	-	-	-	4,455
Goodwill on the acquisition of non-controlling entities	-	(33,851)	-	-	-	-	-	-	-	-	-	-	-	(33,851)
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Treasury shares disposed	-	-	13,413	-	-	-	-	-	-	-	-	-	-	13,413
BALANCES AT DECEMBER 31, 2012	12,460,471	69,897	(51,907)	220,246	1,216,049	700,811	13,127	123,973	9,006	18,224	(175,892)	(52,350)	-	14,551,655
Comprehensive income:
Loss in foreign currency translation adjustments	-	-	-	-	-	-	-	-	(41,264)	-	-	-	-	(41,264)
Unrealized gain in available for sale marketable
securities	-	-	-	-	-	-	-	-	-	(23,630)	-	-	-	(23,630)
Unrealized loss in cash flow hedge	-	-	-	-	-	-	-	-	-	-	(165,795)	-	-	(165,795)
Actuarial losses post employment benefits plans	-	-	-	-	-	-	-	-	-	-	-	7,659	-	7,659
Actuarial losses on defined benefit plans	-	-	-	-	-	-	-	-	-	-	-	70,344	(55,443)	14,901
Net income for the exercise	-	-	-	-	-	-	-	-	-	-	-	-	1,062,430	1,062,430
SUBTOTAL COMPREHENSIVE INCOME									(41,264)	(23,630)	(165,795)	78,003	1,006,987	854,301
Appropriation of income (loss):
Dividends - R$ 0,05171974 per outstanding share at
the end of exercise	-	-	-	-	(45,300)	-	-	-	-	-	-	-	-	(45,300)
Interest on shareholders' equity - R$ 0.83154173 per
outstanding share at the end of exercise	-	-	-	-	-	-	-	-	-	-	-	-	(724,013)	(724,013)
Legal reserve	-	-	-	53,121	-	-	-	-	-	-	-	-	(53,121)	-
Reserve for expansion	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Reserve for capital increases	-	-	-	-	-	121,800	-	-	-	-	-	-	(121,800)	-
Reserve for tax incentives	-	-	-	-	-	-	-	121,180	-	-	-	-	(121,180)	-
Reserve for income retention	-	-	-	-	-	-	(13,127)	-	-	-	-	-	13,127	-
Share-based payments	-	26,761	-	-	-	-	-	-	-	-	-	-	-	26,761
Gains on disposal of shares	-	17,139	-	-	-	-	-	-	-	-	-	-	-	17,139
Non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Treasury shares acquired	-	-	(78,634)	-	-	-	-	-	-	-	-	-	-	(78,634)
Treasury shares disposed	-	-	53,162	-	-	-	-	-	-	-	-	-	-	53,162
BALANCES AT DECEMBER 31, 2013	12,460,471	113,797	(77,379)	273,367	1,170,749	822,611	-	245,153	(32,258)	(5,406)	(341,687)	25,653	-	14,655,071

See accompanying notes to the consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.
STATEMENTS OF CASH FLOWS

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
		Restated		Restated
	12.31.13	12.31.12	12.31.13	12.31.12
OPERATING ACTIVITIES:
Net profit	1,062,430	770,002	1,062,430	770,002
Adjustments to reconcile net income to net cash provided by operating activities:
Non-controlling interest	-	-	4,407	7,440
Depreciation, amortization and exhaustion	1,118,907	473,413	1,176,086	966,666
Equity in income of affiliates	(95,583)	(1,097,799)	(13,322)	(22,438)
Loss on the execution of Performence Commitement Agreement ("TCD")	-	102,512	-	108,880
(Gains) losses on disposal of property, plant and equipment	(104,300)	(8,472)	(85,226)	13,256
Deferred income tax	140,403	(304,048)	116,026	(43,589)
Provision (reversal) for tax, civil and labor risks	309,527	66,677	314,845	132,457
Other provisions	(58,405)	(10,145)	(60,161)	(6,220)
Exchange rate variations and interest	949,436	416,389	1,253,195	885,153
Changes in operating assets and liabilities:
Investments in trading securities	-	(1,250,140)	-	(2,528,952)
Redemptions of trading securities	106,125	1,825,382	118,116	3,344,945
Investments in available for sale securities	-	-	-	(10,815)
Redemptions of available for sale securities	-	-	-	11,478
Other financial assets and liabilities	(133,643)	(34,165)	(158,438)	(20,882)
Trade accounts receivable	(977,772)	39,658	(188,300)	90,312
Inventories	11,531	(100,102)	(110,619)	(361,771)
Biological assets - current assets	159,754	(132,989)	165,148	(214,918)
Trade accounts payable	351,158	205,869	402,052	669,357
Payment of tax, civil and labor provisions	(283,908)	(99,642)	(284,761)	(203,116)
Interest paid	(403,788)	(205,336)	(568,364)	(494,680)
Payroll and related charges	-	-	(2,333)	(97,537)
Interest on shareholders' equity received	22,287	8,988	22,287	8,988
Other rights and obligations	(591,633)	(27,055)	155,615	(560,585)
Net cash provided by operating activities	1,582,526	638,997	3,318,683	2,443,431
INVESTING ACTIVITIES:
Investments in marketable securities	-	-	(314,991)	(48,619)
Redemptions of held to maturity marketable securities	-	-	429,214	94,194
Investments in available for sale securities	-	-	(144,888)	-
Redemptions of available for sale securities	-	-	156,160	-
Investments in restricted cash	(15,335)	-	(6,198)	(14,170)
Capital increase in subsidiaries	(104,359)	-	(17,500)	-
Business combination, net of cash	-	(10,609)	-	(10,609)
Investments in associates and joint venturies	(1,030)	(7)	(55,491)	(52,018)
Cash of merged company	-	484,167	-	-
Additions to property, plant and equipment	(1,129,315)	(876,877)	(1,268,282)	(1,884,422)
Additions to biological assets - non-current assets	(501,842)	(231,268)	(501,842)	(493,888)
Proceeds from disposals of property, plant and equipment	264,286	38,903	265,759	51,250
Additions to intangible assets	(4,535)	(4,282)	(54,575)	(14,641)
Net cash used in investing activities	(1,492,130)	(599,973)	(1,512,634)	(2,372,923)
FINANCING ACTIVITIES:
Proceeds from debt issuance	3,281,370	3,149,588	3,744,296	5,258,227
Repayment of debt	(2,795,735)	(1,908,720)	(3,897,043)	(4,347,569)
Advance for future capital increase	-	(23,000)	-	-
Treasury shares acquisition	(78,634)	-	(78,634)	-
Treasury shares disposal	53,162	13,413	53,162	13,413
Goodwill in the acquisiton of non-controlling entities	-	-	-	(33,851)
Payments of dividends and interest on shareholders' equity	(579,050)	(439,790)	(579,050)	(439,790)
Net cash (used in) provided by financing activities	(118,887)	791,491	(757,269)	450,430
EFFECT ON EXCHANGE RATE VARIATION ON CASH AND CASH EQUIVALENTS	25,748	8,649	148,242	42,912
Net decrease in cash	(2,743)	839,164	1,197,022	563,850
At the beginning of the period	907,919	68,755	1,930,693	1,366,843
At the end of the period	905,176	907,919	3,127,715	1,930,693

See accompanying notes to the consolidated financial statements

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRF S.A.
STATEMENT OF VALUE ADDED

	BR GAAP		BR GAAP and IFRS
	Parent company		Consolidated
		Restated		Restated
	12.31.13	12.31.12	12.31.13	12.31.12
1 - REVENUES	31,749,790	15,971,744	34,289,480	32,379,371
Sales of goods and products	31,238,137	15,560,135	33,678,065	31,287,114
Other income	(328,633)	(359,154)	(360,286)	(396,971)
Revenue related to gonstruction of own assets	833,743	763,436	956,161	1,526,672
Allowance for doubtful accounts provisions	6,543	7,327	15,540	(37,444)
2 - RAW MATERIAL ACQUIRED FROM THIRD PARTIES	(21,032,675)	(12,039,303)	(22,768,195)	(22,326,362)
Costs of products and goods	(17,487,295)	(10,064,588)	(18,416,454)	(17,814,256)
Materials, energy, third parties services and other	(3,529,401)	(1,981,090)	(4,334,161)	(4,531,838)
Recovery (loss) of assets values	(15,979)	6,375	(17,580)	19,732
3 - GROSS VALUE ADDED (1-2)	10,717,115	3,932,441	11,521,285	10,053,009
4 - DEPRECIATION, AMORTIZATION AND EXHAUSTION	(1,118,907)	(473,413)	(1,176,086)	(966,666)
5 - NET VALUE ADDED (3-4)	9,598,208	3,459,028	10,345,199	9,086,343
6 - RECEIVED FROM THIRD PARTIES	645,005	1,381,930	1,329,550	1,097,784
Equity income of associates	95,583	1,097,799	13,322	22,438
Financial income	542,855	195,475	1,309,088	985,904
Others	6,567	88,656	7,140	89,442
7 - VALUE ADDED TO BE DISTRIBUTED (5+6)	10,243,213	4,840,958	11,674,749	10,184,127

8 - DISTRIBUTION OF VALUE ADDED	10,243,213	4,840,958	11,674,749	10,184,127
Payroll	4,090,613	1,923,144	4,475,046	4,035,239
Salaries	3,162,467	1,493,966	3,504,684	3,138,811
Benefits	718,374	326,871	756,822	692,276
Government severance indemnity fund for employees
guarantee fund for lenght of services - F.G.T.S.	209,772	102,307	213,540	204,152
Taxes, Fees and Contributions	3,383,616	1,393,699	3,740,985	3,519,656
Federal	1,630,897	528,311	1,896,507	1,961,094
State	1,724,540	850,728	1,800,547	1,523,741
Municipal	28,179	14,660	43,931	34,821
Capital Remuneration from Third Parties	1,706,554	754,113	2,391,881	1,851,790
Interests	1,456,652	649,733	2,108,799	1,609,222
Rents	249,902	104,380	283,082	242,568
Interest on Own-Capital	1,062,430	770,002	1,066,837	777,442
Interest on shareholders' equity	724,013	274,750	724,013	274,750
Retained earnings	338,417	495,252	338,417	495,252
Non-controlling interest	-	-	4,407	7,440

See accompanying notes to the consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Market Value
R$ 43.0 billion
US$ 18.2 billion

Prices
BRFS3 R$ 49.25
BRFS US$ 20.87

Common shares:
872,473,246 common shares
1,785,507 treasury shares
Basis: 12/31/2013

Webcast
Date: 02/28/2014
09h Portuguese
10h30 English
Telephone:
Dial–in with connections in Brazil: +55 11 21048901
Dial-in with connections in US: +1 786 9246977
www.brf-br.com/ri

IR Contacts:
Augusto Ribeiro Júnior
CFO and IRO

Christiane Assis
IR Director

+(55) (11) 23225286
acoes@brf-br.com
www.brf-br.com/ir

Dear Shareholders,

BRF experienced a period of major change during 2013 in the wake of the complex merger of two food industry giants and the efficient implementation of requirements requested by the Brazilian anti-trust authorities (Cade). The spirit of the period was to rethink the company based on a broad set of ideas and information inspired by a top level team as part of the process of initiating a new business cycle. The target of this cycle is to make BRF still more sustainable and perfectly aligned to the expectations of its clients and consumers. In addition to its already recognized product quality, strong brands, efficient production chain and distribution capacity, BRF now aims to place greater focus on innovation, revisiting its product portfolio, investing in products with greater added value and profitability – as well as directing its international strategy towards specific markets.

The world is experiencing a significant transformation and companies which are in the vanguard of their industries must anticipate these changes if they are to maintain or improve their place in the market. Thus, our main objective is to bring the consumer to the heart of decision-making and guidance of our business.

Our clients – the key link in the relationship between the company and the consumers – were also consulted during the year of 2013. This process was conducted through a satisfaction survey involving more than a thousand interviews including the participation of the company’s leaders across all the channels of our business: auto-service, retail and food services. BRF is committed to listening and attending to the requirements of all stakeholders that play a role in determining its future. For us, these opinions are essential if we are to make the adjustments in our level of service which in spite of all has still not reached the standard of excellence we are seeking – whether in terms of punctuality, excellence of service, or in visiting plans and deliveries. The perception of our clients and consumers is critical to the structuring of this new BRF, a company which will migrate from an industrial focus –maintaining its productive potential - to a model which is absolutely market oriented. As an integral part of this strategy, the entire senior management of the company is to be directly exposed to contact with the point of sale through a far-reaching program of visits to supermarkets and small retailers.

If we are to achieve these ambitious objectives, a comprehensive and intensive exercising of talent management and a corporate culture which prioritizes meritocracy and high performance will be crucial. We want the right people in the right places, working in a healthy and safe environment. In this context, we have intensified the Health, Safety and Environment program (SSMA). This has taken the form of a manual for informing and guiding service providers which operate on BRF’s premises. We also conducted the company’s first employee organizational climate survey between May and June when more than 86 thousand responded to the questionnaire, this corresponding to 90% of all our active employees.

Our planning cycle - denominated BRF-17 was executed during the course of the second half of 2013 involving the participation of approximately 150 people – among directors, executive officers and consultants. This group undertook a profound review of the Company to establish our course of action for the 2014-2017 period and a framework for guiding the company. During this fiscal year, we have maintained our values aligned to the ten principles of the United Nations Global Compact and have revalidated our objective of achieving our transformational vision: “To be one of the leading food companies in the world, admired for its brands, innovation and results, contributing to a better and sustainable world”.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

In line with the company’s changes, we have structured a Vice Presidency for Marketing and Innovation for coordinating marketing and technological innovations. Under this umbrella, we have repositioned the Market Intelligence Area to ensure that the information and knowledge is transformed into action and decision making. Again as part of this structure, the Channels Development department – responsible for product and category segmentation – will offer service packages tailored to each client type. Other areas under the Vice Presidency for Marketing and Innovation are Brands, Quality and R&D. In the light of the major priority given to innovation in the new cycle, the BRF Innovation Center in Jundiaí was planned to be our new product launch laboratory. With its experimental kitchens, the center is becoming an important source of integration of the company with the clients and consumers, covering the entire R&D area for industrialized products and the focus of monthly meetings from the Innovation Committee.

The purpose of all this organizational restructuring is to consolidate BRF as a company which creates value from the strength of its brands and innovative products, rendering it less sensitive to narrowing commodity margins.

We are experiencing a period full of achievements on the back of a highly positive performance when compared to the previous fiscal year. This is a clear demonstration of the company’s resilience in a scenario which remains a challenging one. Net sales were R$ 30.5 billion, a growth of 7.0% over 2012. The company’s operational result was R$ 2.5 billion and net income, R$ 1.1 billion – representing growth over 2012 but still below our objective.

We believe that all the initiatives we have taken involve a process of long term sustainable work. Notwithstanding the fact that this does not always bring immediate results, one of the key targets in our Acceleration Plan will be to consistently and gradually increase our Operating Result by R$ 1.9 billion as from 2016.

On the international front, 2014 will see the rollout of our Abu Dhabi plant in the United Arab Emirates, the first to be built by BRF outside Brazil. This project represents one of the key foundations of our strategy for investing in profitable processed products with a strong brand and higher added value in such fast-growing markets as the Middle East, North Africa & Southeast Asia (known as MENASA). In Brazil, our goal is to reinforce our position as a market leader which is admired by all our stakeholders: consumers, clients, employees and investors.

We are fully confident and enthusiastic with BRF’s new development cycle, the seeds of which have been sown in the fiscal year 2013.

Abilio Diniz

Chairman

Claudio Galeazzi

Global Chief Executive Officer

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

HIGHLIGHTS

4th Quarter 2013 (4Q13)

•         Net sales totaled R$ 8.2 billion, growth of 0.8% compared with 4Q12, results which have been achieved since mid-2013 in a more challenging domestic market, also consequently compromising volume growth.

•         The total sales volume in the period was 1.5 billion tons, 8.1% less than in the same period for the previous year.

•         Gross profit amounted to R$ 2.1 billion, 0.6% down on 4Q12 impacted by the increase in costs during the period, most notably labor charges, and feeding though to a reduction in gross margin from 25.7% to 25.4%.

•         Adjusted EBITDA reached R$ 954.0 million, 6.3% lower than 4Q12, leading to an adjusted EBITDA margin of 11.6% against 12.5% in 2012. EBITDA reached R$ 772.6 million in the quarter (2.0% below 4Q12), with an EBITDA margin of 9.4% against 9.6%

•         BRF reported a net income of R$ 208 million against R$ 520 million recorded for 4Q12, the result of non-recurring operating expenses, higher net financial expenses as well as other factors already cited.

•         The financial trading volume in company equity was US$ 71.5 million/day in the quarter, 0.42% higher than for the same period in 2012.

Highlights (R$ Million)	4Q13	4Q12	ch.%
Net Sales	8,208	8,146	1
Domestic Market	4,719	4,695	1
Exports	3,489	3,451	1
Gross Profit	2,082	2,095	(1)
Gross Margin	25.4%	25.7%	(30) bps
EBIT	462	543	(15)
Net Income	208	520	(60)
Net Margin	2.5%	6.4%	(390) bps
EBITDA	773	785	(2)
EBITDA Margin	9.4%	9.6%	(20) bps
Adjusted EBITDA	954	1,018	(6)
Adjusted EBITDA Margin	11.6%	12.5%	(90) bps
Earnings per share(1)	0.24	0.65	(63)
(1) Consolidated earnings per share (in R$), excluding treasury shares.

Accumulated 2013

•         Net revenue amounted to R$ 30.5 billion, a consolidated growth of 7%, generated across all the company’s operating segments, more particularly in the first quarters of the year. The highlight was export market performance which reported improved revenue of 12.9% in relation to 2012, benefiting from foreign exchange devaluation in the period.

•         Total sales volume during the period was 5.9 million tons, 7.4% down on the same period in 2012.

•         Gross profit amounted to R$ 7.6 billion, 17.3% higher due to the passing on of costs to domestic market prices and an improvement in product mix, reflected in a 2.2 p.p. gain in gross margin.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

•         Adjusted EBITDA reached R$ 3.6 billion, 35.3% higher than 2012, with an adjusted EBITDA margin of 11.9% against 9.4% for 2012. EBITDA reached R$ 3.1 billion in the year (37.0% higher), with an EBITDA margin of 10.3% against 8.0%.

•         Net income was R$ 1.1 billion compared with R$ 770.0 million reported in 2012: totaling a 38.0% increase, reaching a net margin of 3.5% against 2.7%.

•         The average financial trading volume in the company’s equity was US$ 80.7 million/day in 2013, 6.2% higher than fiscal year 2012.

Highlights (R$ Million)	2013	2012	ch.%
Net Sales	30,521	28,517	7
Domestic Market	17,159	16,668	3
Exports	13,363	11,849	13
Gross Profit	7,568	6,454	17
Gross Margin	24.8%	22.6%	220 bps
EBIT	1,960	1,323	48
Net Income	1,062	770	38
Net Margin	3.5%	2.7%	80 bps
EBITDA	3,131	2,283	37
EBITDA Margin	10.3%	8.0%	230 bps
Adjusted EBITDA	3,627	2,680	35
Adjusted EBITDA Margin	11.9%	9.4%	250 bps
Earnings per share(1)	1.22	0.89	30

(1) Consolidated earnings per share (in R$), excluding treasury shares.

The variations in this report are comparisons between the accumulated period for 2013 (12M13) and the same period in 2012 (12M12) or for the 4th quarter 2013 (4Q13) against the 4th quarter 2012 (4Q12), as specified.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Adjusted EBITDA – 4th Quarter Trend

(R$ million)

Adjusted EBITDA – Quarterly Trend

(R$ million)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

SECTOR SCENARIO

Brazilian Exports

A month-on-month comparison reveals an increase in volume and value of 5.4% and 4.2% (US$) respectively of Brazilian exports of chicken meat. For 2013 as a whole, shipments were slightly down on the total exported in 2012 in volume terms (-0.7%), on the other hand the improved average price permitted a growth of 3.4% in turnover. In the context of pork meat exports, 4Q13 posted a decline of 13.9% in volume and 9.6% in billings (US$) when compared with the preceding quarter. For the full year, there was also a decline in both parameters of 11% and 9.1%, respectively. Animal protein in the form of beef recorded strong growth in 2013. Shipments in 4Q13 reported quarter-on-quarter growth of 1.3% and a 19.7% year-on-year increase. For the full year, there was an improvement both in relation to export volume (19.5%) and in terms of US$ sales (13.6%) in spite of a decline in average prices relative to 2012.

The volume of Brazilian chicken meat exports in 4Q13 amounted to 1.0 million tons. Annual export volume totaled 3.9 million tons corresponding to sales of US$ 8.0 billion. Saudi Arabia, Japan and China continued to account for the larger part of export transactions (together representing 36.3%). All three countries saw an increase in volumes in relation to Brazilian exports in 2012.

Pork shipments in 4Q13 were 128 thousand tons. Exports for the full year were 517.3 thousand tons, with an increase of 2.2% in average price and equivalent to sales of US$ 1.4 billion. In spite of higher average prices, the reduction in sales is largely due to lower export volume to the Ukraine. Twice during the year, the Ukrainian authorities suspended Brazilian imports – the first time in 2Q13 and again in the middle of November. Russia and Hong Kong took approximately 49.5% of Brazilian pork meat exports by volume. Worthy of note in this context was the first shipment of in natura pork to Japan, the largest consumer market in the world and offering major export potential.

Beef was the highlight of the year with shipments in 4Q13 totaling 415 thousand tons. For the year as a whole, volumes of protein in the form of beef were 1.5 million tons on sales of US$ 6.7 billion. Brazilian exports to Russia, Hong Kong and Venezuela were the leading drivers of demand.

Domestic Consumption

The Brazilian Central Bank’s Focus survey of January 24, 2014 estimated Brazilian GDP growth at 2.3% in 2013, the lowest for the last two years. This weakness stems principally from factors such as stagnation in industrial output, a low level of sector competitiveness in overseas markets as well as declining investments and only a modest demand on the part of consumers. One of the key objectives of current economic policy, consumption failed to produce the expected results due to government focus on maintaining price increases within the inflation band target.

In addition, the inflation rate measured by the Amplified Price Consumer Index (IPCA) was 5.9% in 2013, in line with a trend of relatively high inflation rates when compared with the central inflation target of 4.5%. This result frustrated government expectations of ending 2013 recording a lower inflation rate than 2012 (5.8%). The IPCA for 2013 also came in above what the market had been forecasting of approximately 5.5% (as per the Central Bank’s Focus  report of January 2, 2013). During 2013, the Brazilian government implemented fiscal and monetary policies in an attempt to control inflation. These measures included the control of oil derivative prices, the reduction in electricity tariffs to the consumer and tax breaks granted to the automobile and electrical-electronic goods sector. A further anti-inflation measure was to increase the Central Bank’s benchmark Selic interest rate.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

The Central Bank reported an accumulated Selic rate as at December 31, 2013 of 9.9%. This had a direct impact on the reduction of investments due to the greater attractiveness of government bonds and conversely on credit, by limiting supply to consumers. The reduction in personal credit ran pari passo with the decline in the Consumer Confidence Index (ICC). The ICC reported a fall of 6.1% in 2013 and was reflected in the deceleration of consumer expenditure. On the other hand, the recorded volume of delinquencies fell 4.4% in the month of December compared with 2012. This was the fourth consecutive decline and the sharpest fall since the inception of the historical series calculated as from January 2012 by the Credit Protection Service and the National Retail Directors’ Confederation (CNDL).

In the supermarket sector, LCA Consultores (view as of January 2014 based on National Statistics Office – IBGE data) is expecting invoicing levels of sales in 2013 to show an improvement of 12.0% (against an increase of 16.0% in 2012). The consultancy estimates a more accelerated growth rate for 2014 (14.0% year-on-year), principally reflecting a reaction in sales volume. In relation to restricted nominal retail sales as a whole, LCA is forecasting year-on-year sector growth of 11.0% in 2014, growth levels similar to what was expected in 2013 vs. 2012.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

OPERATIONAL PERFORMANCE

Investments

Investments in Capex during the quarter amounted to R$ 376.8 million, 44.3% less than the same period in 2012 and directed to growth, efficiency and support projects. This amount includes R$ 120.1 million of investments in biological assets (breeder stock) for meeting the requirements of growth projects. For the fiscal year as a whole, investments (CAPEX) amounted to R$ 1.5 billion, R$ 501.8 million of this as investments in biological assets. In addition, during the period, there were a further R$ 164.8 million in leasing operations and R$ 222.5 million in acquisitions and other investments.

Principal disbursements in 2013 were made to investments in increased production capacity in Videira (SC), Ponta Grossa (PR), Paranaguá (PR), Tatuí (SP) and Uberlândia (MG); new plants under construction: margarine (Vitória do Santo Antão- PE); cheeses (Três de Maio - RS); expansion of slaughtering facilities at the industrial units of Nova Mutum (MT) and Dourados (MS); and the processed product plant in the Middle East. Investments also went to projects involving automation, improvement in processes, expansion of product lines and support facilities.

The reduction in Capex reflects the Company’s project prioritization in line with it strategy, which represents a switch in focus towards improving processes through investments in logistics and systems (IT).

Investments

(R$ million)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Production

BRF produced 1.3 million tons in foods in the quarter and 5.4 million tons during the year, a decline of 3.9% in 4Q12 and 6.3% less than 2012 as a whole, due to the sale of a hog slaughtering unit in May 2013. In addition, in line with an adjustment of demand there was a decrease in the pork slaughter and lower production of processed products.

Production	4Q13	4Q12	var. %	2013	2012	var.%

Poultry Slaughter (million heads)	434	434	-	1 796	1 792	-
Hog/ Cattle Slaughter (thousand heads)	2 330	2 499	(7)	9 744	10 874	(10)
Production (thousand tons)	0
Meats	989	1 021	(3)	4 102	4 269	(4)
Dairy Products	193	218	(11)	802	989	(19)
Other Processed Products	131	127	3	510	522	(2)
Feed and Premix (thousand tons)	2 633	2 841	(7)	11 036	11 832	(7)

Product Launches and Investments in Marketing

BRF’s new product launches were made with a view to renewing the portfolio, repositioning the brands/categories and adding value. During the year, the Company announced 219 product launches: 99 to the domestic market split between the meat segment - 68 and dairy products – 31. A total of 96 new products were launched in the International Market and a further 24 directed to food services.

In the fourth quarter, BRF launched 50 new products: to the domestic market, 25 launches, 14 of which in the meats segment and 11 in dairy products. Three new products were launched in the domestic food services segment while a further 22 were launched on the export market.

Main fourth quarter launches:

Year-end festive products represent the main window of opportunity for product launches. In the final months of 2013, we underscored the practicality of the Assa Fácil line for pork and fish cuts, adding innovation to the Christmas dinner. Another important launch was under the Qualy brand, with the new Qualy Cremosa margarine in a more economic 1 kg pack.

Principal Launches in 2013:

In the ready-to-eat dishes, the launch of the Rice and More line underscoring aspects of practicality and innovation.

In the dairy products segment, launch of Greek Yogurt in liquid and creamy versions and platform Hidra, milk whey liquid drinks.

In food services, we further strengthened our partnership with major clients by launching Mc Bites for the Mc Donald’s chain in Brazil and Mercosul during the Confederations Cup. A major achievement for the public sector was the bidding to supply the Leve Leite program run by the state of São Paulo authorities.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

BRF Brands

In a survey conducted in the final quarter of 2013 for monitoring industrialized food brands, Sadia and Perdigão continue to be the two most recalled brands among consumers (top of mind). This market is an extremely competitive one with brands such as Nestlé, Knorr, Maggi, Seara and Danone. Nevertheless, Sadia remains the first choice for 50% of Brazilian consumers.

In the context of image which consumers have of each brand, Sadia is viewed as the one that represents first and foremost nutritional safety, pleasurable eating and a brand that helps care for the family. Meanwhile, the Perdigão label is associated with Brazilian values, the family and food which has always been an inseparable part of the consumer’s household. Sadia has the greatest brand equity in the Brazilian food market while Perdigão competes for second place with Nestlé in various markets.

In the markets for margarines in São Paulo, Rio de Janeiro and Porto Alegre, Qualy retains the absolute leadership in brand recall (top of mind), purchasing and consumption considerations and brand equity – with notable advantages over the competition. In Recife, the Deline regional brand leads all others in terms of health and brand equity parameters – also an absolute leader over the competition.

In corporate communications during the year, special mention should be made of the innovative Tree Supper Day (Dia da Ceia da Árvore) campaign, which achieved approximately 90% visibility among consumers with very close correlation with the Sadia brand as well as high levels of agreeability, credibility and relevance.

In 2013, the company developed numerous projects for reducing sodium and fat, notably in the nuggets and breaded product lines where total fat and sodium levels were reduced by 55% and 52%, respectively for different products. The formula for the Air Dried Meat Escondidinho  and the Chicken Breast Parmegiana was altered with a reduction in sodium content. The fat content of the Calabrese Sausage Escondidinho  was also reduced. Other projects, still in the development stage, will be implemented during the course of 2014, such as turkey breast with a 25% reduction in sodium.

The formulation of the lasagna line has been changed resulting in a significant reduction in sodium and following modifications in the production process including the sautéing stage of the meat in the sauce. The change in taste was well received in the tests, particularly in terms of the new combination of aromas and tastes. The company has also reduced the sodium content in ready-to-eat dishes and breaded products – salt being substituted by natural seasoning (increase in onion, garlic, herbs, whenever appropriate). The fat content in breaded products was also reduced – using a greater quantity of chicken meat and less fat as well as the introduction of technologies in processes for reducing the fat load during manufacture. Various other projects are being developed in partnerships - principally with food services clients for enhancing the importance of healthiness in their products.

DOMESTIC MARKET

The objective is to make BRF a client-oriented company and indeed it was the consumer that was the focus of the company’s attention in the domestic market in 2013. During the year, BRF restructured the corporate organizational chart as part of the successful implementation of this project. This also included the creation of the position of CEO Brazil, responsible for the redesign of all the processes as well as the reorientation of the go-to-market (GTM) process.

The intention is to improve quality at the point of sale in order to maximize consumer satisfaction over the coming years.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

The model developed for establishing excellence in customer service is based on an evolution in the way in which the business is understood, introducing a tridimensional aspect based on the vectors of category, geography and distribution channel. Consequently, service delivered to the same client has begun to be considered from different aspects. For example, a product or service with an excellent level of acceptance in the South is not always an acceptable habit of consumption in the Northeast of Brazil. The change involves customization, with simplification of processes and the adoption of criteria which enhance efficiency and agility.

The new GTM model consolidates the sales areas, establishing the figure of the BRF salesperson, ready to offer a complete portfolio combining Sadia, Perdigão, Batavo and in natura products and other brands as well. With a view to improving productivity, areas not covered by the salespersons were mapped with new routes being created based on the economic potential of the regions, thus ensuring a more appropriate redistribution of salespersons. In addition, the operation has gained in productivity thanks to technology. Since July 2013, company salesperson’s smartphones employ applications with the best resources thus enabling greater support and management of sales.

The strategy is always based on innovation which permits synergy and productivity in domestic market operations through logistics intelligence which regionalizes plants and distribution centers making distribution cheaper and more efficient. BRF pursues three objectives, all focused on market development: to win over new consumers; to promote new reasons for consumption and new uses; and to add new benefits.

Among the domestic market launches in 2013, particularly successful were Batavo’s Greek Yogurt which began sales with a 1% market share in June, ending the year with 8%; and in the convenience platform, the Arroz Mais and Sandubas Hot Pocket lines.

In 4Q13, domestic market revenue reached R$ 3.6 billion in line with 4Q12 in spite of 16.3% lower volumes, a reflection of higher average prices and a withdrawn consumption which impacted sales more especially in December.  Average prices increased 19.6% reflecting an improved product portfolio and increased prices. Average costs were 16.1% up year-on-year.

Operating profit was R$ 405.1 million, 10.9% higher, equivalent to an operating margin of 11.3% against 10.2%, a 1.1 percentage point increase in the quarter. This improvement in performance was achieved despite the booking of the larger part of non-recurring expenses related to the business unit’s restructuring during the period, in the quarter amounting to R$ 71.1 million.

As was the case in the preceding quarter, 4Q13 results were also affected by sundry sales which resulted significant variations in price and volume. Differences arose due to raw materials sold to the Doux plant (sold in May 2013) and therefore a non-recurring event. If we factor out sundry sales from the analysis, the quarterly figures better reflect the real domestic market scenario with net sales of R$ 3.4 billion, 0.9% more than the same period in 2012, a decline of 7.9% in volume and a 9.5 % increase in average prices. On this basis, the operating result would have been 11.8% compared with 10.8% in 4Q12.

As for the annual result, domestic market revenues were R$ 13 billion, 2.8% greater than 2012, with growth concentrated in the first half of 2013. Volumes were 13.0% down with an operating profit of R$ 1.3 billion for this segment (30.3% higher), operating margins increasing 10.2% against 8.0% in 2012. If we adopt the same analysis as for 4Q13 and factor out sundry sales then the domestic market numbers would report annual net sales of R$ 12.0 billion, an increase of 2.7% compared to the preceding period, with volumes 9.5% down and average prices up by 15.2%. Operating result would have been 10.7% in relation to 8.4% in the same period of 2012.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Market Share – Value %

Frozen products, pastas, margarines and dairy products: baseline October/November. Pizzas and industrialized products: baseline September/October

Source: AC Nielsen

EXPORTS

The International Market in 2013 was a challenging one. It was a year when we sought to transform BRF more intensively from a major exporter to a globalized company with the goal of obtaining a more profound knowledge of local consumers and clients in the markets which we have established as strategic. And this in parallel with replicating in these markets the pillars of the business model we apply in Brazil. The idea of gaining a bridgehead in all markets from the base of an export platform has evolved into a mission of establishing positions of leadership in specific regions where the fundamental pillars of brand, distribution and quality of our products assure us the profitability and growth desired by our shareholders. A new organizational model has been introduced with the creation of the International CEO position. During the year, the talent management process was intensified with a view to achieving greater cultural diversity and an understanding of our consumers on a global scale.

The international market continued to be a testing one in a scenario of depressed prices in some of our more important markets while Brazil as a whole continued to show a gradual loss of competitiveness in foreign trade. Notwithstanding, the International Market was able to report improved results in 2012. Our trading environment was marked by higher than expected grain prices although exchange rates oscillated to levels also higher than we had anticipated, restoring a degree of equilibrium to returns and allowing us to end the year with good prospects for 2014.

The international strategy was revisited as part of the BRF-17 strategy plan now made more emphatic in its objectives: growth through the continual qualification of portfolio products, development of markets and channels and greater penetration of branded products. The long term plan visualizes balanced growth through organic expansion of the operations and selective acquisitions in strategic regions such as the Middle East, Latin America and Asia.

On a 4Q13 vs 4Q12 comparative basis, BRF’s export volume recorded an increase of 4.5%, totaling 635.9 thousand tons together with an improvement of 5.3% in net sales to R$ 3.42 billion. Operating margin for the export market in the quarter was 0.6% against 4.0% in 3Q13.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

For 2013 as a whole, the company exported 2.5 million tons, reporting growth of 1.5% in relation to 2012. Important price hikes successfully passed on during the year (11.2%), had the contribution of a devaluation of the Real in 10.4% and resulted in a growth of 12.9% in net export revenue to R$ 13.1 billion. Despite some adverse factors impacting company performance during the year, the quest for a better return even at the expense of volume, in the end produced a positive global result. The Company ended the year reporting operating profit of 3.0%, an improvement on the 1.3% in 2012.

Saudi Arabia remained the principal destination for whole chicken exports, amounting to 48.3% of all export volume to the Middle East. In this context, it is worth pointing out the cooperation agreement signed between BRF and the Americana Group at the end of December whereby the companies are to undertake a strategic analysis for operating on a collaborative basis in the region.

Below are comments on the leading markets:

Middle East – This region includes the most significant countries comprising the so-called Menasa (Middle East, North Africa and South Asia) block, the most strategically important region for BRF’s process of internationalization. A leader in the region with premium brands and an increasingly consolidated distribution model, in 2012, the company began the building of a processed foods plant in Abu Dhabi in the United Arab Emirates with rollout scheduled for the middle of 2014. Investment in the new unit will be about US$ 160 million with an annual production capacity of about 80 thousand tons/year in breaded products, hamburgers, pizzas, and industrialized and marinated products. Local production of processed items allows the company flexibility and scope to adapt the products in line with regional demands and to expand the portfolio in the Food Services channels.

In 4Q13, the Middle East recorded a decline of 8.9% in net revenue and 10.6% in volume due to higher local inventory and fluctuating demand in Saudi Arabia due to political issues.

However, the year as a whole reported growth of 7.9% in net revenue against a fall of 2.3% in volume.

Far East – The Japanese market suffered from high inventories carried over from 2012, pressuring prices and margins although with signs of improvement at year-end. The tendency is for inventory levels to normalize during the course of 2014. The Japanese market for overseas pork meat opened in June and BRF was the first Brazilian company to make a shipment.

The opening of a commercial office in Seul, South Korea will support the objective of expanding the client portfolio and developing the new markets in the region.

The final quarter of 2013 in Japan was characterized by the normalization of local inventory of imported products and by strong domestic demand due to the highly seasonal nature of the period which is reflected in average price increases. In the Far East, negotiations ahead of the Chinese New Year produced good business opportunities. Important to note in this context was the rehabilitation of SIF 103 (Serafina Corrêa unit) for export of in natura chicken meat to China following the Chinese mission which visited the plant in late December. On a 4Q13 vs 3Q13 comparative basis, the Asian market posted an increase of 10.3% in volume and 15.6% in net revenue. The full fiscal year also reported a slight improvement (2.2% growth) with net export revenue increasing by 13.4%.

Americas – After assuming control of Quickfood in Argentina, the main brand of which is Paty - leader in the hamburger market - and of the production of the Avex and Dánica companies, BRF’s efforts in 2013 concentrated on the integration of these companies and unification of processes, using the distribution chain to expand the commercialization of the Paty and Sadia brands in Argentina, Uruguay, Paraguay and Chile. In spite of the adverse economic scenario and the increasingly complex outlook for business in Argentina, our principal market, we remain convinced of the merits of our long term activities in the Southern Cone, a region where we possess a solid portfolio of brands, distribution and local production capacity.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

The implementation of the SAP software system in Avex and Quickfood in Argentina continues apace and it is expected that the changes being implemented will bring synergies to the businesses and make the processes increasingly more efficient. In this market, demand for BRF’s exports came principally from Argentina and Venezuela, accounting for nearly 90% of volume. It is important to note that the safeguard process begun by Chile to protect its local industry ended in November without any measures being implemented.

The Company’s business in the Americas increased by 8.2% in net revenue in 4Q13 compared to the same period in 2012 with volumes 2.7% lower. For the full year, net revenue increased by 50.4% on 27.4% greater volume thanks to the contribution of Quickfood to results which were fully consolidated in 2013.

Europe/Eurasia – In 2013, the region reported an improvement in product mix and a recovery in prices, principally in the second half when the first green shoots of economic recovery in Europe appeared. A new high quality line of products such as nuggets based on chicken breast and sold under the Chixxs  brand and developed at the Plusfood plant was well received by consumers in the United Kingdom and Benelux. Italy also returned to growth on the back of the Speedy Pollo brand and a very interesting distribution model - to be replicated in other markets in the region.

In line with results for the preceding quarter, in 4Q13, the European market recorded an important recovery in domestic consumption, BRF’s export volume growing by 10.5%. Parallel to volumes, average prices were also 9.5% higher resulting in net export sales 21.1% up on 3Q13. However, the full year showed a decrease of 3.6% in volume but an increase of

8.9% in net revenue, reflecting higher average prices. Germany, the United Kingdom and the Netherlands remained the principal importers of BRF’s products, together accounting for more than 60.9% of BRF’s exports to Europe.

In 4Q13, the Eurasian market turned in a poorer performance in relation to the preceding period with a reduction of 16.9% in BRF’s shipments by volume and 12.0% lower net export revenues. The main factor in this result was the Ukrainian trade ban on Brazilian exports which begun in the middle of November and had not been resolved by the year-end. This was the second time the Ukraine authorities imposed restrictions on Brazilian imports in the year, the first being during 2Q13, for sanitary reasons. For the full year, the region reported a reduction of 26.8% in volume on 13.1% lower net revenue.

Africa – In the light of the growing consumption of animal protein, Africa has become one of BRF’s principal potential markets. Currently, the company exports to the continent products processed at more than 30 plants in Brazil in partnership with local distributors in Morocco, Libya, Ghana, Congo, Angola, Mozambique, Mauritius, The Seychelles and a further 15 countries.  Over the past two years, the sales team for the region has been expanded while a regional marketing department has been set up, in 2013 developing campaigns to upgrade the penetration of Sadia-branded products in the region.

In 4Q13, the region reported a decline of 11.5% in export value and 12.5% in volume due to higher existing inventory of grilled chicken in Angola, BRF’s leading market for this product in Africa. Libya, another important market for griller, is experiencing financial difficulties - reflected in a 40% month-on-month drop in export volume in December. For the full fiscal year 2013, Africa reported net sales 2.5% higher despite the fall of 8.2% in volume exported by BRF in 2013.

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Exports by Region

(% of Net Sales) – Quarterly

Exports by Region

(% of Net Sales) - Annual

DAIRY PRODUCTS

The Brazilian dairy products market rose 16.3%, reaching approximately R$ 18.4 million driven largely by the Yogurts, Fermented Milks, Petit  Suisse  and Powdered Milk products, data Nielsen.

BRF’s dairy products segment has a 10.8% share by value of the Brazilian market, remaining in 3rd place behind Nestlé and Danone.

The company strategy of focusing on a mix with greater added value and reducing the dependence on UHT milk continued throughout 2013, thus contributing to more positive results. On a full year-on-year basis, the company reported a growth of 3.5% in net sales, totaling R$ 2.8 billion on volume 15.4% down and average prices 24.2% up on 2012. Average costs increased by 19.3%, a reflection of the high cost of milk collection during the year. Operating results were R$ 60.1 million, representing a gain of 2.3 percentage points.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

On a 4Q12 x 4Q13 comparative basis, performance reported an increase in revenue of 3.2% reaching R$ 694.9 million albeit against 9.4% lower volume. Average prices increased by 13.4% with the passing through of costs and the improvement in product mix while average costs recorded an increase of 18.8%. Operating results for 4Q13 amounted to a negative R$ 27.7 million, characterized by a scenario of escalating costs for milk collection and by declining sales volume.

FOOD SERVICES

The year was characterized by important challenges for the food services market and for our own business area with focus on this market.

Macroeconomic factors – such as services inflation, cost of commercial space and labor overheads and reduced disposable incomes – have all negatively impacted consumption of the new middle classes. While these have successfully penetrated the food courts, they have still been unable to make the event a habit. The lack of security also played a preponderant part in first half results: street protests and robberies in restaurants by gangs of thieves (the so-called arrastões) have all impacted the 10% decline in away-from-home eating in São Paulo, the leading national market.

However, two key questions have led to increasing numbers choosing away-from-home eating as an option. Firstly, the growth in the structured restaurant networks – all increasingly professionalized on the basis of franchise agreements allowing for maturation over the medium term. Secondly, the evolution of shopping malls which are seeing major expansion principally in the interior of the country and consequently acting as a catalyst for expanding food services transactions outside the Rio-São Paulo  axis.

During 2013, BRF’s food services business focused on the optimization of operations. Following an analysis of internal processes, synergies have been captured in the sales forces: 75% of the commercial team was unified during the year and the forecast is for this to be 100% complete in early 2014.

Segment innovation concentrated on the professional portfolio concept whereby specific products are developed for food services, not necessarily replicating retail products. Notable examples of this concept are the Creme Culinário Elegê and the Chicken McBites products. The first combines milk and a vegetable base as a tasty alternative to dairy cream in the preparation of salty recipes such as stroganoffs, lasagnas, pies and also desserts as for example pavés  (cream sponge cake) and cakes. The second consists of small cubes of breaded chicken breast for the McDonald’s chain, launched in June and supplied to more than 700 restaurants in the network in Brazil, Paraguay and Uruguay.

The relationship service structure and sales team training were both upgraded during the year and the number of chefs increased. The latter also have the responsibility of sponsoring six finalists in the Chef of the Future contest. A BRF initiative in partnership with the Anhembi Morumbi and FMU universities together with Senac São Paulo, the contest challenged students in the Gastronomy courses at these institutions in the city of São Paulo to create a product for facilitating the daily activities of cooks: 200 candidates entered proposals exceeding by 42% initial expectations of 140 entries. In 2014, the contest will be taken nation wide.

In 2014, a new segmentation will be implemented for classifying clients by their value profile rather than business type – this part of the continuing process of upgrading productivity through excellence in execution. The execution of the Christmas Kits project was conducted on a totally dedicated basis, sales seeing considerable growth for the year (16%). The finalization of kit sales took place in record time thus permitting excellence in the logistics of delivery and post-sales for more than 2 million kits. Conscious of their requirements, the Perdigão brand looked to innovation and ease of use to attract customers with thermally insulated backpacks for some of its kits for greater comfort when carrying the present. In the contemporary, sophisticated line seeking to attract the customer through the versatility of a bag which can be used in three different ways: shoulder bag, backpack and shoulder pack.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

In 2014, we shall begin the expansion of the model internationally, evaluating the markets of Europe, the Southern Cone and the Middle East where there is already a team, a structure and a degree of volume.

In 4Q13, net sales were R$ 506.6 million, a growth of 1.6% compared with the same period in 2012. Operating profit was R$ 62.7 million in 4Q13, against R$ 66.5 million in 4Q12.

On a 2013 vs 2012 comparative basis, we ended the year with a 3.1% increase in sales to R$ 1.6 billion, albeit on 5.7% lower volume due to the economic scenario. Average costs rose 7.9% over those of 2012. For the year as a whole, operating profit increased 7.5% to R$ 177 million, reflecting the drive to reduce operating expenditures.

Sales by Channel

(% of Net Sales)- Quarterly

Sales by Channel

(% of Net Sales)- Annual

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Sales in R$ million and Tons (4th Quarter 2013)

DOMESTIC MARKET	THOUSAND TONS			R$ MILLION
	4Q13	4Q12	ch. %	4Q13	4Q12	ch. %
In Natura	99	132	(25)	623	678	(8)
Poultry	68	100	(32)	389	438	(11)
Pork/beef	31	32	(4)	234	240	(3)
Processed	400	410	(2)	2,738	2,654	3
Other sales	57	123	(53)	226	250	(10)
Total	556	665	(16)	3,586	3,582	0

EXPORT MARKET	THOUSAND TONS			R$ MILLION
	4Q13	4Q12	ch. %	4Q13	4Q12	ch. %
In Natura	512	530	(3)	2,553	2,727	(6)
Poultry	444	445	(0)	2,022	2,187	(8)
Pork/beef	68	85	(20)	531	540	(2)
Processed	124	103	20	865	664	30
Other sales	0	0	-	3	0	-
Total	636	634	-	3,420	3,392	1

DAIRY	THOUSAND TONS			R$ MILLION
	4Q13	4Q12	ch. %	4Q13	4Q12	ch. %
Dry Division	123	144	(14)	351	336	4
Fresh and Frozen Division	60	71	(16)	316	319	(1)
Other sales	31	21	46	27	18	48
Total	214	236	(9)	695	674	3

FOOD SERVICE	THOUSAND TONS			R$ MILLION
	4Q13	4Q12	ch. %	4Q13	4Q12	ch. %
Total	63	64	(2)	507	499	2

TOTAL	THOUSAND TONS			R$ MILLION
	4Q13	4Q12	ch. %	4Q13	4Q12	ch. %
Total	1,469	1,598	(8)	8,208	8,146	1

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Sales in R$ million and Tons (2013)

DOMESTIC MARKET	THOUSAND TONS			R$ MILLION
	2013	2012	ch. %	2013	2012	ch. %
In Natura	407	463	(12)	2,439	2,263	8
Poultry	275	329	(16)	1,492	1,351	10
Pork/beef	132	134	(2)	947	911	4
Processed	1,498	1,643	(9)	9,599	9,462	1
Other sales	324	456	(29)	941	894	5
Total	2,229	2,562	(13)	12,978	12,619	3

EXPORT MARKET	THOUSAND TONS			R$ MILLION
	2013	2012	ch. %	2013	2012	ch. %
In Natura	2,018	2,101	(4)	10,159	9,436	8
Poultry	1,750	1,795	(2)	8,262	7,569	9
Pork/beef	268	306	(13)	1,897	1,867	2
Processed	447	372	20	2,914	2,182	34
Other sales	55	9	529	56	8	627
Total	2,520	2,482	2	13,129	11,626	13

DAIRY	THOUSAND TONS			R$ MILLION
	2013	2012	ch. %	2013	2012	ch. %
Dry Division	543	700	(22)	1,446	1,475	(2)
Fresh and Frozen Division	253	278	(9)	1,282	1,178	9
Other sales	103	85	21	80	60	33
Total	899	1,063	(15)	2,808	2,714	3

FOOD SERVICE	THOUSAND TONS			R$ MILLION
	2013	2012	ch. %	2013	2012	ch. %
Total	217	230	(6)	1,606	1,558	3

TOTAL	THOUSAND TONS			R$ MILLION
	2013	2012	ch. %	2013	2012	ch. %
Total	5,865	6,337	(7)	30,521	28,517	7

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Net Operating Sales

In 4Q13, sales revenue rose 0.8% year-on-year reaching R$ 8.2 billion in a market scenario of continuing weak consumption, this impacting volumes in the face of the pass-through of costs into prices during the period in the domestic market. Parallel to this, the overseas market benefited from the devaluation of the Real against the US Dollar by an average of 10.6%. The average prices in the consolidated result posted an increase of 9.6% in the period in relation to 4Q12 on 8.1% lower volume.

For the full year of 2013, net operating revenue was R$ 30.5 billion, representing an increase of 7.0%, largely benefiting from the good performance of sales in the first half in the domestic market and the recovery in export revenue in the overseas market (benefiting from further devaluation of 10.4% of the Real against the US Dollar). Average prices (NOR) in the period recorded growth of 15.6% in relation to 2012 on 7.4% lower volume.

Breakdown of Net Sales (%)

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Breakdown of Net Sales (%)

Breakdown of Net Sales (%)

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Breakdown of Net Sales (%)

Cost of Sales (COGS)

In spite of year-on-year weaker grain prices in 4Q13, the Company experienced pressure from labor and dollar-linked costs as well as an increase in the cost of other raw materials such as milk collection. It is worth pointing out that declining volumes in 2013 has restricted the dilution of fixed manufacturing costs.

When compared with 3Q13, cost of sales was 8.1% higher due to certain factors such as: soybean meal, prices which increased by 12.4% in the quarter (source: Safras & Mercados) labor, with the increase in obligatory stoppages together with reduced production and corresponding less volumes to dilute fixed costs.

For the full year, cost of sales increased 4.0% to R$ 23.0 billion. Growth is largely explained as follows: 1) labor; 2) soybean meal; 3) increase in dollar-indexed items such as: packaging, vitamins; 4) freight charges.

Gross Profit and Gross Margin

The company reported Gross Profit of R$ 2.1 billion and in line with 4Q12 with gross margins of 0.3 of a percentage point down at 25.4% against 25.7% in the same period in 2012 due to the factors already discussed. For the full year, Gross Profit reached R$ 7.6 billion, an increase of 17.3%, and equivalent to a gross margin of 24.8% against 22.6% due to the pass-through of costs to prices and an improved domestic market product mix as well as a improvements in feeding conversion and slaughtering productivity.

Operating Expenses

In 4Q13, BRF reported an increase of 8.9% in operating expenses compared with 4Q12, totaling 17.4% of Net Operating Revenue against 16.1% in the same quarter for the preceding year. Commercial expenses rose 9.0%, principally due to greater outlays with indirect benefits to payroll, insurance and marketing expenditures in support of the Tree Christimas campaign. Administrative expenses and professional fees increased 8.6% in relation to 4Q12, principally due to the increase in expenses with consultancy fees and IT systems.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

For the full fiscal year, operating expenses totaled R$ 5.1 billion, an increase of 8.1%, principally affected by the significant rise in administrative expenses from the hiring of outside consultancies in support of BRF’s Acceleration and Strategic Plan projects as well as increases in IT expenditure mentioned above.

Other Operating Expenses

In the light of CPC 33, which retroactively amended the accounting policies previously adopted for measuring and disclosing employee benefit plans, the figure shown in the other operating expenses account for 2012 has been adjusted. The amount for the item in question was increased from R$ 179.6 million to R$ 245 million in 4Q12 and from R$ 381 million to R$446 million for the full year 2012. The principal adjustments were in the complementary pension defined benefit plan – FAF, amounting to an expense of R$85.4 million and a revenue of post-employment benefits – Healthcare Plan of R$19.9 million.

In 2013, we recorded some non-recurring expenses arising from the Restructuring Plan and impacting this line. These expenses included adjustments to personnel as a whole and executive staff and the engagement of consultancies amounting to R$ 71.1 million in 4Q13.  In 4Q13, we froze some investments for increasing capacity as part of our strategic plan and have already provisioned the partial impact representing R$34.6 million to this end. A further R$6.1 million was provisioned in the quarter for the rationalization of Domestic Market and Food Service SKUs. These non-recurring expenses totaled R$111.7 million impacting other operating expenses of R$ 193.6 million in the quarter and of R$ 535 million in the full fiscal year. This translated into a decrease of 21% in the quarter but an increase of 20% for 2013 as a whole compared with the adjusted number for 2012 (as mentioned above).

Operating Result before Financial Expenses and Operating Margin

In the light of the foregoing comments, operating result before financial expenses was R$ 461.6 million in the quarter, 14.9% less than 4Q12, the operating margin being 5.6% of Net Operating Revenue against 6.7% in the preceding year. The narrower operating margin was principally a reflection of modest growth due to overall market conditions with continuing lackluster consumption. Margins were also squeezed by greater cost pressures, higher expenditures with marketing campaigns and Restructuring Plan overheads – impacting the other operating results line.

For fiscal year 2013, the Company reported an operational result before financial expenses of R$ 1.9 billion, 48.1% more than the result reported in 2012, with an improvement of 1.8 percentage points in the operating margin. This was principally due to the gradual recovery in revenues in the domestic market, as well as the devaluation of the Real which improved external market performance.

Financial Expenses

The net financial expenses amounted to R$ 259.7 million in the quarter, 185.5% more than 4Q12 and R$ 747.5 million for the 12 month period 2013, 31.0% higher than 2012. This increase was largely due to the higher gross debt and interest charges as well as the impact of the foreign exchange translation effect.

In the light of the high level of exports, the company conducts operations in the derivatives market with the specific purpose of currency hedging. In accordance with hedge accounting standards (CPC 38 and IAS 39), the company uses financial derivatives (for example: NDF) and non-derivative financial instruments (for example: foreign currency debt) for hedge operations and concomitantly, to eliminate the respective unrealized foreign exchange rate variations from the income statement (under the Financial Expenses line).

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

The use of non-derivative and derivative financial instruments for foreign exchange protection permits a significant reduction in net currency exposure of the balance sheet, this reverting an exposure with a solid position of USD 80.4 million “sold” in 3Q13 to a USD 28.7 million “bought” position at the end of the fourth quarter.

On December 31, 2013, the non-financial derivative instruments designated as hedge accounting for foreign exchange cover amounted to USD 600 million. In addition, the financial derivative instruments designated as hedge accounting according to the concept of a cash flow hedge for coverage of highly probable exports in their respective currencies, totaled 793 million + EUR 107 million + GBP 33 million and also contributed directly to the reduction in currency exposure. In both cases, the unrealized result for foreign exchange rate variation was booked to other results.

As of December 31, 2013, the company’s net debt was R$ 6.8 billion, 3.4% less than reported for December 31, 2012, resulting in a net debt to adjusted EBITDA ratio (last twelve months)  of 1.87 times.

Debt

Debt - R$ Million		12/31/2013		12/31/2012
	Current	Non-Current	Total	Total	CH. %

Local Currency	(2,415)	(1,657)	(4,073)	(3,890)	5
Foreign Currency	(638)	(5,827)	(6,466)	(5,882)	10
Gross Debt	(3,053)	(7,485)	(10,538)	(9,772)	8
Cash Investments
Local Currency	935	155	1,091	1,209	(10)
Foreign Currency	2,663	-	2,663	1,545	72
Total Cash Investments	3,598	155	3,754	2,753	36
Net Accounting Debt	545	(7,329)	(6,784)	(7,018)	(3)
Exchange Rate Exposure - US$ Million			(87)	(412)	(79)

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Trend in Net Debt/ Adjusted EBITDA

Free Cash Flow Generation

Free cash flow (EBITDA – Variation of the Financial Cycle – Capex) in 4Q13 was R$ 578.2 million against R$ 197.9 million generated in 4Q12 (R$ 518.2 million in 3Q13). This increase reflects the operational improvement in the period, greater efficiency in working capital and Capex. In 2013, free cash flow totaled R$ 1.5 billion against R$ 115.0 million in the preceding fiscal year.

The Company has been working on the optimization of working capital resulting from the improvement in the financial cycle of 56 days in December 2012, representing 14.5% of Net Operating Revenue to 49.5 days in 2013, representing 13% of NOR.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

The outlook for 2014 is for Capex levels to be maintained and an additional improvement in the management of accounts payable/receivable and inventory.

Equity Income Result

The equity income result from the participation in the result of affiliates and subsidiaries (Joint Ventures) in 2013 accounted for a gain of R$ 13.3 million against a gain of R$ 22.4 million in the preceding fiscal year. This represents a reduction of R$ 9.1 million principally due to the result of the affiliate, Federal Foods.

Income Tax and Social Contribution

Income tax and social contribution recorded a revenue of R$ 6.2 million in the quarter against revenue of R$ 72.8 million in 4Q12, representing an effective tax rate of 3.1% and 16.1%, respectively. For 2013 as a whole, the expense totaled R$ 145.3 million against a revenue of R$ 24.6 million in 2012, this representing a negative effective tax rate of 12.0% and a positive effective tax rate of 3.3%, respectively. Key factors leading the company to show an effective tax rate lower than the nominal rate are related to tax credits accruing from the payout of interest on capital, subsidies granted on investments as well as benefits relating to foreign exchange variation on overseas investments.

Participation of non-controlling shareholders

The result attributed in the quarter to non-controlling shareholders of subsidiaries in Argentina, the Middle East and Europe, represented revenue of R$ 235 thousand against an expense of R$ 5.1 million in the same quarter of the previous fiscal year. For 2013 as a whole, the result registered a negative R$ 4.4 million against a negative R$ 7.4 million in the preceding fiscal year.

Net Income and Net Margin

Net income was R$ 208.4 million in 4Q13 on a net margin of 2.5%, a reduction of 3.9 percentage points in relation to 4Q12 given the year-on-year decline in operating expenses. For fiscal year 2013, BRF’s net income was R$ 1.1 billion, 38.0% more than registered in 2012. Net margin was 3.5% against 2.7% in 2012. This reflects the better trading environment for the company’s exports together with the pass- through of costs to domestic market prices, thus offsetting the pressures on gross margin despite weaker demand.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

EBITDA

The company’s adjusted EBITDA reached R$ 954.0 million, 6.3% lower than 4Q12, and corresponding to an adjusted EBITDA margin of 11.6% against 12.5% reported for 4Q12. For the full fiscal year, adjusted EBITDA totaled R$ 3.6 billion, 35.3% higher than 2012, the adjusted EBITDA margin being 11.9% against 9.4% recorded for the year 2012. EBITDA was R$ 772.6 million in 4Q13, 1.6% less than 4Q12 and equivalent to an EBITDA margin of 9.4% against 9.6%. EBITDA reached R$ 3.1 billion for the full year, 37.2% more than the total reported for 2012 with an   EBITDA margin of 10.3% against 8.0%.

Adjusted EBITDA - R$ Million	4Q13	4Q12	var. %	2013	2012	var. %
Net Income	208	520	(60)	1 062	770	38
Income Tax and Social Contribution	(6)	(73)	(91)	145	(25)	-
Net Financial Expenses	260	91	185	748	571	31
Depreciation and Amortization	311	247	26	1 176	967	22
= EBITDA	773	785	(2)	3 131	2 283	37
Other Operating Results	187	236	(20)	505	413	22
Equity Accounting	(6)	(7)	(24)	(13)	(22)	(39)
Non Controlling Shareholders	(0)	5	-	4	7	(37)
= Adjusted EBITDA	954	1 018	(6)	3 627	2 680	35

The expenses net of Other Operating Results are shown in Explanatory Note 33. The disclosure of adjusted EBITDA is in line with what the Company has already informed in the presentation of the previous quarterly and /or annual results or in other publications released to the market.

Shareholders Equity

On December 31, 2013, Shareholders’ Equity amounted to R$ 14.7 billion (R$14.6 billion on December 31, 2012), the principal movement during the period being generation of a net income of R$ 1.1 billion and the payout of dividends in the form of interest on capital of R$ 359 million, representing 32.6% of the profit in the period.

CAPITAL MARKETS

The closing price of BRF’s shares in 4Q13 was R$ 49.25 on the São Paulo Stock Exchange (BM&FBovespa) while the company’s ADRs closed at US$ 20.87 on the New York Stock Exchange, depreciating 8.8%  and 14.9% respectively in the quarter. Performance was below the negative 1.6% variation in the same period for the Ibovespa, the stock index which tracks the most liquid shares on the Brazilian bourse.

The company’s market value amounted to R$ 42.9 billion, a growth of 16.73% compared with 4Q13.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Trend in BRF’s shares X Ibovespa x NYSE

PERFORMANCE	4Q13	4Q12	2013	2012

BRFS3 - BM&F Bovespa
Share price - R$ *	49.25	42.19	49.25	42.19
Traded shares (Volume) - Millions	114.6	134.1	524.6	584.0
Performance	(8.8%)	20.5%	16.7%	15.8%
Bovespa Index	(1.6%)	3.0%	(15.5%)	7.4%
IGC (Brazil Corp. Gov. Index)	0.4%	7.2%	(2.0%)	19.0%
ISE (Corp. Sustainability Index)	1.4%	7.1%	1.9%	20.5%

BRFS - NYSE
Share price - US$ *	20.87	21.11	20.87	21.11
Traded shares (Volume) - Millions	68.7	134.1	359.1	480.6
Performance	(14.9%)	22.0%	(1.1%)	8.0%
Dow Jones Index	9.6%	(2.5%)	26.5%	7.3%
* Closing price

Financial Trading Volume (4Q13)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Financial Trading Volume (2013)

Share Performance – 2013

(BM&FBovespa)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

ADR Performance – 2013

(NYSE)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

CORPORATE GOVERNANCE

Diffused Control

Baseline Date: December 31, 2013

Number of Shares: 872,473,246 common shares

Capital Stock: R$ 12.6 billion

New Governance and IR Structure

The third quarter saw some significant changes in the company’s structure, one of these modifications being the separation of the IR and Corporate Governance structures described in the Management Report for the preceding quarter. Again in 4Q13, further important changes were made in the Vice Presidency for Finance, Administration and Investor Relations, up to then under Leopoldo Viriato Saboya, who left the company in early December 2013.

On December 12, 2013, at a meeting of the Board of Directors, approval was given to the election of Augusto Ribeiro Junior, the then Planning and Control Director, to the position of  Vice President -  Finance and Investor Relations. The Administration function was transferred to Gilberto Orsato, previously Vice President - Human Resources, to respond for the Vice Presidency for Administration and Human Resources, as announced to the market at the time.

Share Buy-Back Plan

Pursuant to Paragraph 4, Article 157 of Law 6.404 of December 15, 1976 and item XV, Sole Paragraph, Article 2 of CVM Instruction 358 of January 3, 2002, the company announced a Material Fact on August 30, 2013 with respect to the company’s buy-back program. This involved the acquisition of up to 1,381,946 (one million, three hundred and eighty one thousand, nine hundred and forty-six) common shares, all book entry, with no par value, for a period of 15 (fifteen) days, expiring on September 16, 2013.

In view of this and in accordance with best Corporate Governance practice, on September 17, 2013 the company announced that the process had been concluded on September 13, 2013 and that the total amount proposed had been acquired at an average price of R$ 56,87 representing a total investment of approximately R$ 78.6 million.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Shareholder Remuneration

The distribution of shareholders’ remuneration in accordance with the decision of the Board of Directors amounted to R$ 724,018,821.80 (seven hundred and twenty-four million, eighteen thousand, eight hundred and twenty-one reais and eighty centavos), representing 68% of the net income for the period and corresponding to R$ 0.83147833 per share. Payouts took place on August 15, 2013 (R$ 0.41225416 per share in the amount of R$ 359,000,000.00) and on February 14, 2014 (R$ 0.41922417 per share in the amount of R$ 365,018,821.80) as interest on capital with due retention of Income Tax at Source as per current legislation.

Rating

The company has been assigned an investment grade rating: BBB- by Fitch Ratings, and Standard & Poor’s and Baa by Moody’s - all with stable outlook.

Novo Mercado

BRF signed up to the BM&FBovespa’s Novo Mercado Listing Regulations on April 12, 2006, requiring it to settle disputes through the Market Arbitration Panel under the arbitration commitment clause written into its bylaws and regulations.

Risk Management

BRF and its subsidiaries adopt a series of previously structured measures for maintaining the risks inherent to its businesses under the most rigorous control, details being shown under Explanatory Note 4 of the Financial Statements. Risks involving the markets in which the company operates, sanitary controls, grains, nutritional security and environmental protection as well as internal controls and financial risks are all monitored.

Relationship with the independent auditors

Pursuant to CVM Instruction 381 of January 14, 2003, the company informs that its policy for engaging services unrelated to the external audit is based on principles which preserve the auditor’s independence. In turn, these principles are based on the fact that the independent auditor should not audit its own work, may not exercise managerial functions, should not advocate on behalf of its client or render any other services which are deemed as not permitted under the prevailing norms, in this way maintaining the independence of the work undertaken.

Pursuant to CVM Instruction 480/09, at a meeting held on February 27, 2014, management declares that it has discussed, reviewed and agreed the information expressed in the review report of the independent auditors about the financial statements of 12.31.2013.

Social Report

BRF has a worldwide payroll of 110 thousand, operating in Brazil with 49 manufacturing plants, 28 distribution centers, TSPs, farms and sales branches and, overseas, with 9 industrial units in Argentina and 2 in Europe (the United Kingdom and the Netherlands), in addition to a further 22 commercial offices.

The company has a policy of internal recruiting and decentralization of the selection process to the individual units, helping to drive the local economies and collaborating with the development of society. The principal purpose is to attract, select and direct manpower in accordance with its profile and potential, hiring those individuals aligned with BRF’s values. The practice is to prioritize candidates originating from the location where there is a vacancy.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Enhancement of Human Capital

In the final quarter of 2013, BRF continued to implement its Leaders Development Programs. Some 813 supervisors and coordinators completed the “Our Way of Leading” program and the “Formation of Leaders” was responsible for the further development of 203 supervisors. More than 1,500 executives took part in the “Integration of Leaders (e-learning)”.  In addition, other managerial level programs and training were run in the first half such as: Leadership Development Program - PDL, Intelligence Policy, Strategic Vision and Leadership with a total of 109 participants.

The Commercial area conducted various training courses in the final quarter in the light of initiatives involving year-end commemorative campaigns, among them: Tree Supper, Commemorative Festivities and the Círio de Nazaré festival in Belém do Pará. More than 4,500 product demonstrators and shelf stackers were trained in addition to 120 professionals responsible for selling the Christmas Kits.

In December, the 30 trainees selected in the 2013 program were posted to specific areas to begin the development stage of their training. The selection process for the 2014 program began in August 2013 continuing through November with the online test phase, group dynamics and panel with executives. In December, the approved candidates began the hiring procedures in readiness for the start of the course in January 2014.

The BRF Interns Program had a total of 320 active interns in December 2013.

The Summer Internship Program 2014 is designed to identify young potential from the world’s most prestigious MBA schools serving as a vehicle which allows summer interns to contribute to the company’s strategies. The program’s latest selection stage began in October 2013. At the same time, BRF took part in the MBA Brazil Networking Event, an event for recruiting professionals to take part in the Summer Internship Program. During the months of November and December, potential candidates were interviewed to participate in the program’s next group.

In the final quarter of 2013, BRF reported the results of its 1st Organizational Climate Survey to which 86,348 employees responded. The survey showed a satisfaction level of 65%, while the employee climate index (which examines in greater detail work-related themes) recorded 63%.

The dimensions with the best evaluation were SSMA (79%) and Personnel Development (71%). Dimensions where there are opportunities for improvement were Personal Relations (56%), Manager and Team Relationship (55%) and Compensation and Benefits (51%). Three fundamental pillars for transformation were identified as elements which BRF will have as its mission for global action and changing employee perceptions: increased agility decision making by the company, strengthening the relationship of partnership between corporate areas and managers who know and practice people management.

We ended 2013 with the largest organizational climate survey ever conducted in our segment. We now begin 2014 with the execution of action plans which will give us the opportunity of becoming a company which is an increasingly better place to work at.

On August 30, BRF inaugurated TV BRF as an institutional vehicle with a global reach and interacting simultaneously with the units in Brazil and overseas. On the rollout, this new channel of communication mobilized 114 thousand employees from the most diverse units throughout the world: corporate, sales, logistics, poultry farms, etc. Transmissions will be live and monthly, via broadcast or webcast to reach the greatest number of employees possible.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

SSMA

The Health, Safety and Environment program - SSMA continues to make significant advances. In November 2013, the accident rate with time off work was the lowest in the Company’s history with a frequency rate (TF) of 1.02.

Comparing the two consecutive years, the accumulated indicator for 2013 reported a reduction of 12.14%, the TF rate for 2013 dropping to 1.73 from 1.97 in 2012.

The frequency rate for accidents with time off work has recorded an aggregate decline of 79.91% since 2008 and continues to decline.

As from September 1, 2013, the SSMA program has been extended to BRF’s Transportation and Distribution areas for a period of one year and covering the   regional offices of Paraná, Santa Catarina and Rio Grande do Sul. This sweeps up 27 units with employees in the Slaughtering and Processing, Agricultural, Dairy Products, Distribution and Transportation areas. The initiative covers 41% of the transportation operation and 33% of the vehicle fleet.

In 2014, the program will be further expanded to BRF’s other regional offices and the full transportation network.

Stock Option Plan

The Company has granted a total of 6.932,434 stock options to 199 executives, the maximum vesting period being five years according to the Compensation Plan Regulations based on the shares approved on March 31, 2010 and amended on April 24, 2012 and April 9, 2013 at the Extraordinary and Annual General Shareholders’ Meeting, respectively. The plan contemplates the CEO, vice presidents, officers and other executives at BRF.

Added Value Distribution	2013	2012	ch. %
Human Resources	4,475	4,035	11
Taxes	3,741	3,520	6
Interest / Rents	2,392	1,852	29
Interest on shareholder's equity	724	275	164
Retention	338	495	(32)
Non-controlling shareholders	4	7	(41)
Total	11,675	10,184	15

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

Highlights and Awards

Award/ Recognition	Presented by:	Reason
As melhores do dinheiro	Isto é Dinheiro magazine

BRF is ranked first in the food sector. The yearbook highlights the companies evaluated under five management criteria: financial sustainability, human resources, innovation and quality, socio-environmental responsibility and corporate governance.

Institutional Investor Award	Institutional Investor Magazine	BRF is ranked second for the Food & Beverages sector in three categories: Best Investor Relations Program; Best CEO: José António do Prado Fay; Best CFO: Leopoldo Viriato Saboya.
Executivos de valor	Valor Econômico newspaper	For the third consecutive year José António do Prado Fay was honored as one of Valor’s executives.
Valor 1000	Valor Econômico newspaper

BRF is the 14th largest company, with net revenue of R$ 28.517 billion in 2012. Among the 20 with the largest net shareholders equity, BRF features in 15th position. Based on the classification by net annual sales in the food sector, BRF is placed third. In the ranking of the 50 largest companies by region, BRF is placed 10th largest in the Southeast region.

Forbes – Annual ranking	Forbes magazine	BRF was placed 39th among the most innovative companies in the world, an innovator being deemed as a company with the capacity and ability to reinvent itself in the current market and going forward.
Fi Excellence Awards 2013	Fi South America

Considered the premium award in the Brazilian food industry, BRF was awarded in the first three places in the Most Innovative Food Product with the Perdigão Hot Dog Sandwich, Chester® Easy Roast in Pesto Sauce and Sadia Chicken Bites.

Fortuna Argentina Award	Fortuna magazine	The Quickfood subsidiary was highlighted as the best food company in Argentina in the 9th edition held at the Buenos Aires Stock Exchange.
GHG Protocol Gold Seal	Brazilian Greenhouse Gas Program	In August, BRF was awarded the Brazilian GHG Protocol Program’s gold seal for its 2012 greenhouse gas inventory report – Brazilian operation.
Prêmio Época Verde	Época magazine	Recognition of the 20 companies listed as having the best environmental practices in the country (result to be announced on September 21). BRF is included on the list of 20.
Prêmio Expressão da Ecologia/SC	Editora Expressão	For the Capinzal case study in the Energy Conservation category.
DJSI Emerging Markets	INDU

BRF is for the second consecutive year a component of the Emerging Markets Dow Jones Sustainability Index. The DJSI’s objective is to evaluate the sustainability performance of the largest companies listed on the Dow Jones Global Stock Market Index in the economic, environmental and social contexts. The index is a benchmark for investors that place importance on the best sustainability practices at the companies.

Brazil Benchmarking Award	Brazil Benchmarking Program

BRF was one of the 30 companies selected to comprise the Brazil Benchmarking Category 2013, the sustainability seal which for ten years has been awarded to companies that implement practices considered a reference and an example to be followed.

GC 100	Global Compact 100

BRF is included in the list of 100 companies of the Global Compact 100 (GC 100), an index designed and launched by the United Nations Global Compact in partnership with the research company, Sustainalytics. The GC 100 includes the companies enrolled in the ten principles of the United Nations Global Compact with the best stock market performance.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

All statements contained in this report with regard to the Company’s business prospects, project results and potential growth of its business constitute mere forecasts and were based on management’s expectations in relation to the Company’s future performance. These expectations are heavily dependent on changes in the market and on the country’s general economic performance, that of the sector and the international markets and, therefore, being subject to changes.

On July 13, 2011, the plenary session of the Administrative Council for Economic Defense- CADE approved the Association between BRF and Sadia S.A., subject to compliance with the provisions contained in the Performance Commitment Agreement – TCD signed between the parties concerned. These documents are available in the website: www.brf-br.com/ri

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

ATTACHMENTS

BRF- BRASIL FOODS S.A. - Consolidated
BALANCE SHEET - R$ Million

BALANCE SHEET - R$ Million	12.31.2013	12.31.2012	CH. %

Assets	32.375	30.765	5
Current Assets	13.243	11.590	14
Cash and cash equivalents	3.128	1.931	62
Financial investments	460	622	(26)
Accounts receivable	3.338	3.131	7
Recoverable taxes	1.303	965	35
Assets held for sale	149	23	6
Securities receivable	149	77	92
Inventories	3.112	3.019	3
Biological assets	1.206	1.371	(12)
Other financial assets	12	33	(65)
Other receivables	283	326	(13)
Anticipated expenses	104	92	13

Non-Current Assets	19.132	19.176	(0)
Long-term assets	3.445	3.716	(7)
Cash investments	56	74	(25)
Accounts receivable	8	11	(30)
Escrow deposits	479	365	31
Biological assets	569	428	33
Securities receivable	354	152	132
Recoverable taxes	801	1.142	(30)
Deferred taxes	666	718	(7)
Restricted cash	99	93	7
Other receivables	414	732	(43)
Permanent Assets	15.687	15.459	1
Investments	108	37	195
Property, plant and equipment	10.822	10.671	1
Intangible	4.758	4.752	0

Liabilities	32.375	30.765	5
Current Liabilities	8.436	7.481	13
Loans and financing	2.697	2.441	10
Suppliers	2.697	3.381	(20)
Payroll and mandatory social charges	3.675	426	762
Taxes payable	433	228	11
Dividends/interest on shareholders equity	254	160	110
Management and staff profit sharing	337	77	130
Other financial liabilities	177	253	41
Provisions	244	174	40
Employee pension plan		17
Other liabilities	214	324	(34)

Non-Current Liabilities	9.242	8.695	6
Loans and financing	7.485	7.078	6
Suppliers	146	38	290
Taxes and social charges payable	19	13	45
Provision for tax, civil and labor contingencies	775	761	2
Deferred taxes	21	28	(26)
Employee pension plan	242	267	(9)
Other liabilities	554	511	8

Shareholders Equity	14.696	14.589	1
Capital stock paid in	12.460	12.460	-
Capital reserves	114	70	63
Profit reserves	2.512	2.274	10
Other related results	(354)	(201)	76
Treasury shares	(77)	(52)	49

Participation of non controling shareholders	41	38	10

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

BRF S.A. - Consolidated
FINANCIAL STATEMENTS

FINANCIAL STATEMENTS
R$ million	4Q13	4Q12	ch. %
Net Sales	8 208	8 146	1

Cost of sales	(6 127)	(6 050)	1
% of NS	-74.6%	-74.3%	(30) bps

Gross Profit	2 082	2 095	(1)
% of NS	25.4%	25.7%	(30) bps

Operating Expenses	(1 432)	(1 315)	9
% of NS	-17.4%	-16.1%	(130) bps
Selling Expenses	(1 309)	(1 201)	9
% of NS	-15.9%	-14.7%	(120) bps
Fixed	(792)	(684)	16
Variable	(517)	(517)	-
General and Administrative Expenses	(123)	(114)	9
% of NS	-1.5%	-1.4%	(10) bps
Honorary of our administrators	(7)	(5)	42
% of NS	-0.1%	-0.1%	-
General and administrative	(116)	(109)	7
% of NS	-1.4%	-1.3%	(10) bps

Operating Income	650	780	(17)
% of NS	7.9%	9.6%	170 bps

Other Operating Results	(194)	(245)	(21)

Equity Income	6	7	(24)

Result before financial income	462	543	(15)
% of NS	5.6%	6.7%	(110) bps

Net Financial Income	(260)	(91)	186

Pre-tax income	202	452	(55)
% of NS	2.5%	5.5%	(300) bps
Income tax and social contribution	6	73	(91)
% of pre-tex income	3.1%	16.1%	(1300) bps

Net income before participation	208	525	(60)

Participation of non-controlling shareholder	0	(5)	-

Net Income	208	520	(60)
% of NS	2.5%	6.4%	390 bps

EBITDA	773	785	(1.6)
% of NS	9.4%	9.6%	(20) bps
Adjusted EBITDA	954	1 018	(6)
% of NS	11.6%	12.5%	(90) bps

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

BRF S.A. - Consolidated
FINANCIAL STATEMENTS

FINANCIAL STATEMENTS
R$ million	2013	2012	Ch. %
Net Sales	30 521	28 517	7

Cost of sales	(22 953)	(22 064)	4
% of NS	-75.2%	-77.4%	220 bps

Gross Profit	7 568	6 454	17
% of NS	24.8%	22.6%	220 bps

Operating Expenses	(5 086)	(4 706)	8
% of NS	-16.7%	-16.5%	(20) bps
Selling Expenses	(4 624)	(4 317)	7
% of NS	-15.2%	-15.1%	10 bps
Fixed	(2 686)	(2 489)	8
Variable	(1 938)	(1 829)	6
General and Administrative Expenses	(462)	(389)	19
% of NS	-1.5%	-1.4%	(10) bps
Honorary of our administrators	(25)	(22)	12
% of NS	-0.1%	-0.1%	-
General and administrative	(437)	(367)	19
% of NS	-1.4%	-1.3%	(10) bps

Operating Income	2 482	1 748	42
% of NS	8.1%	6.1%	200 bps

Other Operating Results	(535)	(447)	20

Equity Income	13	22	(41)

Result before financial income	1 960	1 323	48
% of NS	6.4%	4.6%	180 bps

Net Financial Income	(748)	(571)	31

Pre-tax income	1 212	753	61
% of NS	4.0%	2.6%	140 bps
Income tax and social contribution	(145)	25	-
% of pre-tax income	-12.0%	3.3%	-

Net income before participation	1 067	777	37

Participation of non-controlling shareholders	(4)	(7)	(41.0)

Net Income	1 062	770	38
% of NS	3.5%	2.7%	80 bps

EBITDA	3 131	2 283	37
% of NS	10.3%	8.0%	230 bps
Adjusted EBITDA	3 627	2 680	35
% of NS	11.9%	9.4%	250 bps

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) Management Report / Comments on the Performance

BRF S.A. - Consolidated
CASH FLOW

Cash Flow - R$ million	4Q13	4Q12	ch. %	2013	2012	ch.%

Operating Activities
Result for the fiscal year	208	520	(60)	1.062	770	38
Adjustments to the result	827	462	71	2.666	2.837	(6)

Changes in assets and liabilities
Accounts receivable from clients	(583)	(454)	28	(188)	90	-
Inventory	516	422	22	(111)	(362)	(69)
Biological Assets	91	16	455	165	(215)	-
Interest on Shareholders' Equity received	-	(1)	-	22	9	148
Suppliers	199	140	43	402	669	(40)
Payment of contingencies	(132)	(69)	92	(285)	(203)	40
Interest payments	(165)	(121)	36	(568)	(495)	15
Payment of income tax and social contribution	(1)	(66)	(99)	(2)	(98)	(98)
Salaries, social obligations and others	78	(66)	-	156	(561)	-
Net cash provided by operating activities	1.039	783	33	3.319	2.443	36

Investment Activities
Financial investments	29	24	18	125	46	175
Investments in restricted cash	5	(3)	-	(6)	(14)	(56)
Acquisition of companies	-	-	-	-	(11)	-
Capital Reduction	-	-	-	(18)	-	-
Other investments	(1)	(50)	(98)	(55)	(52)	7
Acquisition of fixed assets	(350)	(534)	(34)	(1.268)	(1.884)	(33)
Acquisition of biological assets	(120)	(135)	(11)	(502)	(494)	2
Revenue from the sale of fixed assets	92	30	201	266	51	419
Intangible investments	(18)	(8)	118	(55)	(15)	273
Cash from (invested) investment activities	(364)	(675)	(46)	(1.512)	(2.373)	(36)

Financing activities
Loans and financing	81	323	(75)	(153)	911	-
Interest on shareholders' equity	-	-	-	(579)	(440)	-
Acquisitions of treasury shares	_	-	-	(79)	-	-
Selling of treasury shares	16	13	21	53	13	296
Goodwill on acquisition of non-controlling shareholders	-	(34)	-	-	(34)	-
Cash from (invested) in financing activities	(97)	303	(73)	(757)	450	-

Currency variation on cash and cash equivalents	82	13	508	148	43	245

Net increase (decrrease) in cash held	853	424	101	1.197	564	112

Cash and cash equivalents at the beginning of the period	2.275	1.507	51	1.931	1.367	41
Cash and cash equivalents at the end of the period	3.128	1.931	62	3.128	1.931	62

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively “Company”) is one of Brazil’s largest companies in the food industry. BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. It´s headquarter is located at 475, Jorge Tzachel Street in the City of Itajaí, State of Santa Catarina. With a focus on raising, producing and slaughtering of poultry, pork and beef, processing and/or sale of fresh meat, processed products, milk and dairy products, pasta, frozen vegetables and soybean derivatives, among which the following are highlighted:

•                Whole chickens and turkeys;

•                Frozen cuts of chicken, turkey, pork and beef;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Milk, dairy products and desserts;

•                Juices, soy milk and soy juices;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

The Company's activities are segregated into 4 operating segments, being domestic market, foreign market, food service and dairy products, as disclosed in note 5.

In the domestic market, the Company operates 36 manufacturing facilities, segregated into: 29 meat processing plants, 11 dairy products processing plants, 3 margarine processing plants, 3 pasta processing plants, 1 dessert processing plant and 3 soybean crushing plant, all of them near the Company’s raw material suppliers or the main consumer centers.

The Company has an advanced distribution system and uses 30 distribution centers (16 owned and 14 leased) to deliver its products to supermarkets, retail stores, wholesalers, restaurants and other institutional customers in the domestic market.

In the foreign market, the Company operates 11 manufacturing facilities, segregated into: 6 meat processing plants, 1 margarine and oil processing plant, 1 sauces and mayonnaise processing plant, 1 pasta and pastries processing plant, 1 frozen vegetables processing plant, 1 cheese processing plant and 15 distribution centers (4 owned and 11 outsourced),  besides subsidiaries or sales offices in the United Kingdom, Italy, Austria, Hungary, Japan, The Netherlands, Russia, Singapore, United Arab Emirates, Portugal, France, Germany, Turkey, China, Cayman Islands, South Africa, Venezuela, Uruguay and Chile.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company exports its products to more than 140 countries.

BRF has a number of trademarks among which the most important are: Batavo, Claybon, Chester®, Elegê, Fazenda, Nabrasa, Perdigão, Perdix, Hot Pocket, Miss Daisy, Nuggets, Qualy, Sadia and  Speciale Sadia, Dánica and Paty, in addition to licensed trademarks such as Bob Esponja, Trakinas, Smurfs and Philadélfia.

The table below summarizes the direct and indirect ownership interests of the Company, as well as the activities of each subsidiary:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

1.1.        Interest in subsidiaries

Subsidiary		Main activity	Country	Participation	12.31.13	12.31.12
Avipal Centro-oeste S.A.	(a)	Industrialization and commercializations of milk	Brazil	Direct	100.00%	100.00%
Avipal S.A. Construtora e Incorporadora	(a)	Construction and real estate marketing	Brazil	Direct	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	100.00%	100.00%
Al-Wafi Food Products Factory LLC	(c)	Industrialization and commercialization of products	United Arab Emirates	Indirect	49.00%	-
Badi Ltd.		Import and commercialization of products	United Arab Emirates	Indirect	100.00%	100.00%
Al-Wafi Al-Takamol Imp.		Import and commercialization of products	Saudi Arabia	Indirect	75.00%	75.00%
BRF Brasil Foods África Ltd.		Import and commercialization of products	South Africa	Indirect	100.00%	100.00%
BRF Global Company Nigeria Ltd.	(g)	Marketing and logistics services	Nigeria	Indirect	1.00%	-
BRF Singapore PTE Ltd.	(j)	Marketing and logistics services	Singapore	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	90.00%	90.00%
BRF Global Company Nigeria Ltd.	(g)	Marketing and logistics services	Nigeria	Indirect	99.00%	-
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	100.00%	100.00%
Xamol Consultores Serviços Ltda.	(a)	Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import and commercialization of products	The Netherlands	Indirect	100.00%	100.00%
BRF Japan KK	(h)	Marketing and logistics services	Japan	Indirect	100.00%	100.00%
BRF Korea LLC	(i)	Marketing and logistics services	Korea	Indirect	100.00%	-
Federal Foods Ltd.	(d)	Import and commercialization of products	United Arab Emirates	Joint venture	49.00%	-
Perdigão Europe Ltd.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
Perdigão France SARL		Marketing and logistics services	France	Indirect	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	100.00%	100.00%
Plusfood Germany GmbH		Import and commercialization of products	Germany	Indirect	100.00%	100.00%
Plusfood Holland B.V.		Administrative services	The Netherlands	Indirect	100.00%	100.00%
Plusfood Groep B.V.	(f)	Holding	The Netherlands	Indirect	-	100.00%
Plusfood B.V.		Industrialization, import and commercializations of products	The Netherlands	Indirect	100.00%	100.00%
Plusfood Hungary Trade and Service LLC		Import and commercialization of products	Hungary	Indirect	100.00%	100.00%
Plusfood Iberia SL		Marketing and logistics services	Spain	Indirect	100.00%	100.00%
Plusfood Italy SRL		Import and commercialization of products	Italy	Indirect	67.00%	67.00%
Plusfood UK Ltd.		Import and commercialization of products	United Kingdom	Indirect	100.00%	100.00%
Plusfood Wrexham		Industrialization, import and commercializations of products	United Kingdom	Indirect	100.00%	100.00%
Rising Star Food Company Ltd.		Industralization, import and commercialization of products	China	Joint venture	50.00%	50.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	10.00%	10.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	100.00%	100.00%
BRF - Suínos do Sul Ltda.		Participation in other companies	Brazil	Direct	99.00%	99.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Direct	98.26%	90.00%
K&S Alimentos S.A.		Industrialization and commercialization of products	Brazil	Affiliate	49.00%	49.00%
Nutrifont Alimentos S.A.	(c)	Industrialization and commercialization of products	Brazil	Affiliate	50.00%	50.00%
PDF Participações Ltda.	(l)	Holding	Brazil	Direct	-	1.00%
Sino dos Alpes Alimentos Ltda.		Industrialization and commercializations of products	Brazil	Indirect	-	0.01%
Perdigão Trading S.A.	(l)	Holding	Brazil	Direct	100.00%	100.00%
PDF Participações Ltda.	(l)	Holding	Brazil	Indirect	-	99.00%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	12.00%	12.00%
PP-BIO Administração de bem próprio S.A.	(k)	Management of assets	Brazil	Affiliate	33.33%	-
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	88.00%	88.00%
Sino dos Alpes Alimentos Ltda.	(a) (m)	Industrialization and commercializations of products	Brazil	Indirect	100.00%	99.99%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	90.05%	90.05%
Sadia Alimentos S.A.		Import and export of products	Argentina	Direct	99.98%	99.98%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	99.46%	99.46%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora Dánica S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
GB Dan S.A.		Industrialization and commercialization of products	Argentina	Indirect	95.00%	95.00%
Flora San Luis S.A.		Industrialization and commercialization of products	Argentina	Indirect	5.00%	5.00%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Indirect	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	60.00%	60.00%
Sadia U.K. Ltd.	(a)	Import and commercialization of products	United Kingdom	Indirect	100.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	100.00%	100.00%
Sadia Alimentos S.A.		Import and export of products	Argentina	Indirect	0.02%	0.02%
Sadia GmbH	(e)	Holding	Austria	Direct	-	100.00%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	100.00%	100.00%
UP Alimentos Ltda.		Industrialization and commercializations of products	Brazil	Affiliate	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of ow ned real state	Brazil	Direct	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.		Industrialization and commercializations of dairy products	Argentina	Indirect	1.74%	10.00%

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, previously denominated Acheron Beteiligung-sverwaltung GmbH, started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of December 31, 2013 of R$2,799 (R$2,169 as of December 31, 2012). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment as of December 31, 2013 of R$10,546 (R$10,597 as of December 31, 2012). The purpose of these two subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       Company in pre-operational phase.

(d)       The BRF acquired 49% of the share interest equity with the rights to 60% of dividends as permitted by Federal Law Nº 8/1984, in force in the United Arab Emirates and according to the shareholders’ agreement.

(e)       Company incorporated by BRF GmbH on March 31, 2013.

(f)        Company extinguished on June 20, 2013.

(g)       Establishment of wholly-owned subsidiary on July 11, 2013.

(h)       Change in the company’s name from BRF Brasil Foods Japan KK to BRF Japan KK on September 1, 2013.

(i)        Establishment of wholly-owned subsidiary on October 10, 2013.

(j)        Change in the company’s name from BRF Brasil Foods PTE Ltd to BRF Singapore PTE Ltd on October 18, 2013.

(k)       Acquisition of shareholders interest on November 29, 2013

(l)        Company extinguished on December 31, 2013.

(m)      Gain in the settlement of wholly-owned subsidiary PDF Participações Ltda on December 31, 2013

1.2.        Investment agreement with Minerva S.A. (“Minerva”) and VDQ Holdings S.A. (“VDQ”)

On November 01, 2013, the Company entered into an investment agreement with Minerva S.A. (“Minerva”), one of the leading companies in South America in the production and sale of in-natura meat, live cattle and by-products, and VDQ Holdings S.A. (“VDQ”), Minerva´s controlling shareholder. This agreement regulates the terms and conditions of an operation through which BRF will transfer its beef slaughtering plants located in Várzea Grande and Mirassol (Mato Grosso State), as well as BRF’s employees involved in these activities, to a new company (“Newco Beef Division”) that will be incorporated by Minerva, with subsequent increase in Minerva´s capital stock.

The Newco Beef Division will be an wholly-owned subsidiary of Minerva and BRF will hold 29,000,000 (twenty nine million) shares of Minerva, representing on the date of the conclusion of the transaction a percentage equivalent to 16.8% of the total and voting capital stock of Minerva. Within the context of the transaction, (i) BRF and VDQ entered into a shareholders´ agreement under which VDQ will maintain control of Minerva and BRF will appoint two members to the Board of Directors, ensuring certain protective rights relating to its minority interest, and (ii) Minerva and BRF signed a non-exclusive supply agreement whereby Minerva will supply to BRF raw materials at competitive prices, with quality and ensuring supply to BRF in order for it continuing with its business value-added beef products.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Through this agreement, BRF will adjust its operating model on the beef market. It will not leave the business but will deverticalize the chain, leaving the management of slaughtering activities to be handled by an expert company – Minerva – while it strengthens its presence in the food services and food from processed beef segments.

The implementation of the Operation is subject to the approval by the Administrative Council for Economic Defense (“CADE”) and of General Shareholders’ Meeting of Minerva.

1.3.        Seasonality

The Company does not operate with any significant seasonality through the fiscal year. In general, during the fourth quarter the demand in the domestic market is slightly stronger than in the other quarters, mainly due to the year-end holiday season such as Christmas and New Year’s Eve. Our bestselling products are: turkey, Chester® and ham.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s consolidated financial statements are prepared in accordance with the accounting practices adopted in Brazil which comprise the rules issued by the Brazilian Securities Commission (“CVM”) and the pronouncements and interpretations of the Brazilian Accounting Pronouncements Committee (“CPC”), which are in conformity with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”).

The Company’s individual financial statements have been prepared in accordance with the accounting practices adopted in Brazil and for presentation purposes, is identified as “BR GAAP”. Such information differs from IFRS in relation to the evaluation of investments in subsidiaries, affiliates and joint ventures, which were measured and recorded based on the equity pick-up accounting method rather than at cost or fair value, as required by IFRS.

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the quarterly financial statements, when applicable, were also expressed in thousands.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date of these financial statements. However, the uncertainty inherent to these judgments, assumptions and estimates could lead to results requiring a material to carrying amount of the affected asset or liability in future periods.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company reviews its judgments, estimates and assumptions on a quarterly basis.

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items recognized in the balance sheet:

•           derivative and non-derivative financial instruments measured at fair value through the statement of income;

•           available for sale financial assets measured at fair value; and

•           share-based payments and employee benefits measured at fair value.

3.    SUMMARY OF ACCOUNTING PRACTICES

Consolidation: includes the BRF’s individual financial statements and the financial statements from subsidiaries where BRF has direct or indirect control. All transactions and balances between BRF and its subsidiaries have been eliminated upon consolidation, as well as the unrealized profits or losses arising from transactions between the Company and its subsidiaries. Non-controlling interest is presented separately.

In the preparation of the consolidated financial statements, the Company CVM Deliberation Nº 640/10, which approved the technical pronouncement CPC 02 (R2), related to Effects of Changes in Foreign Exchange Rates and Translation of Financial Statements. Pursuant to this accounting pronouncement, the Company must apply the criteria presented in item 3.2 for the consolidation of foreign subsidiaries.

3.2.        Functional currency: the financial statements of each subsidiary included in the Company’s consolidated financial statements are prepared using the currency of the main economic environment where it operates.  The foreign subsidiaries adopt the Brazilian Real as their functional currency, except for subsidiaries Plusfood Groep B.V. which adopts the Euro (“EUR”) and Avex S.A., Dánica group, Quickfood S.A. and Sadia Alimentos which adopt the Argentine Peso (“ARS”), as their functional currency.

The financial statements of foreign subsidiaries are translated in to Brazilian Reais in accordance with their functional currency using the following criteria:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Functional currency – Euro/Argentine Peso

•      Assets and liabilities are translated at the exchange rate in effect at the end of the year;

•      Statement of income accounts are translated at the exchange rate obtained from the monthly average rate of each month; and

•      The cumulative effects of gains or losses upon translation are recognized as Foreign Currency Translation Adjustments in the shareholders’ equity.

Functional currency – Brazilian Reais

•      Non-monetary assets and liabilities are translated at the historical rate of the transaction;

•      Monetary assets and liabilities are translated at the exchange rate in effect at the end of the year;

•      Statement of income accounts are translated at the exchange rate obtained from the monthly average rate of each month; and

•      The cumulative effects of gains or losses upon translation are recognized in the statement of income.

The accountings practices have been consistently applied in all subsidiaries included in the consolidated financial statements and are consistent with the practices adopted by the Company.

3.3.        Investments: investments in associates and joint ventures are initially recognized at cost and adjusted thereafter for the equity method. In the investments in associates the Company has significant influence, which is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control of those policies. In investments in joint ventures there is the contractually agreed sharing control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

3.4.        Business combinations: business combinations are accounted for using the purchase method. The cost of an acquisition is the sum of the consideration transferred, evaluated based on the fair value at acquisition date, and the amount of any non-controlling interests in the acquiree. For each business combination, the Company recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquirer’s net assets. Costs directly attributable to the acquisition are accounted for as an expense when incurred.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

When acquiring a business, management evaluate the assets acquired and the liabilities assumed in order to classify and allocate them pursuant to the terms of the agreement, economic circumstances and the conditions at the acquisition date.

Goodwill is measured as the excess of the consideration transferred over the fair value of the net assets acquired (assets acquired minus liabilities assumed). If the consideration is lower than the fair value of the net assets acquired, the difference is recognized as a gain in the statement of income.

After initial recognition, goodwill is measured at cost, net of any accumulated impairment losses. For purposes of impairment testing, the goodwill acquired in a business combination, as from the acquisition date, is allocated to each of the Company’s cash generating units expected to benefit from the synergies of the business combination, regardless of whether other assets or liabilities of the acquire are attributed to these units.

3.5.        Segment information: an operating segment is a component of the Company that carries out business activities from which it can obtain revenues and incur expenses. The operating segments reflect how the Company’s management reviews financial information to make decisions. The Company’s management has identified 4 reportable segments, which meet the quantitative and qualitative disclosure requirements. The segments identified for disclosure represent mainly sales channels. The information according to the characteristics of the products is also presented, based on their nature, as follows: poultry, pork, beef, dairy products, processed products, other processed products and other sales.

3.6.        Cash and cash equivalents: include cash on hand, bank deposits and highly liquid investments in fixed-income funds and/or securities with maturities, upon acquisition, of 90 days or less, which are readily convertible into known amounts of cash and subject to insignificant risk of change in value. The investments classified in this group, due to their nature, are measured at fair value through the profit and loss and will be utilized by the Company in the short term.

3.7.        Financial instruments: financial assets and liabilities are recorded on the date they are delivered to the Company (settlement date) and classified based on the purpose for which they were acquired, being divided into the following categories: marketable securities, loans, receivables, derivatives and other.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.7.1.   Marketable securities: are financial assets that comprise public and private fixed-income securities, classified and recorded based on the purpose for which they were acquired, in accordance with the following categories:

•        Trading securities: acquired for sale or repurchase in the short term, recorded at fair value with variations directly recorded in the statement of income for the year within interest income or expense;

•           Held to maturity: when the Company has the intention and financial ability to hold them up to maturity, investments are recorded at amortized cost, plus interest, monetary and exchange rate changes, when applicable, and recognized in the statement of income when incurred, within interest income or expense; and

•           Available for sale: this category is for the remaining financial assets that are not classified in any of the categories above, which are measured at fair value, with variations recorded in the shareholders’ equity within other comprehensive income while the asset is not realized, net of taxes. Interest, inflation adjustments and exchange rate changes, when applicable, are recognized in the statement of income when incurred within interest income or expense.

3.7.2.  Derivatives financial instruments measured at fair value: derivatives that are actively traded on organized markets and their fair value are determined based on the amounts quoted in the market at the balance sheet date. These financial instruments are designated at initial recognition, classified as other financial assets and/or liabilities, with a corresponding entry in the statement of income within ”Financial income or expenses” or ‘Cash flow hedge’, which are recorded in shareholders’ equity, shareholders net of taxes.

3.7.3.  Hedge transactions: the Company utilizes derivative and non-derivative financial instruments, as disclosed in note 4, to hedge the exposure to exchange rate and interest variations or to modify the characteristics of financial assets and liabilities and highly probable transactions, which are: (i) highly correlated to changes in the market value of the item being hedged, both at inception and throughout the term of the contract (effectiveness between 80% and 125%); (ii) supported by documents that identify the transaction, the hedged risk, the risk management process and the methodology used to assess effectiveness; and (iii) considered  effective in the mitigation of the risk associated with the hedged exposure. These transactions are accounted for in accordance with CVM Deliberation Nº 604/09, which allows the application of the hedge accounting methodology with the effects of the measurement at fair value recognized in shareholders’ equity and the realization in the statement of income under a caption corresponding to the hedged item.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Hedges that meet the criteria of hedge accounting are recorded as cash flow hedge.

In a cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as other comprehensive income, while the ineffective portion of the hedge is recognized immediately as financial income or expense.

The amounts recorded as other comprehensive income are immediately transferred to the statement of income when the hedged transaction affects the statement of income, for example, when the forecasted revenue in foreign currency occurs.

If the occurrence of the forecasted transaction or firm commitment is no longer expected, the amounts previously recognized in equity are transferred to the statement of income. If the hedging instrument expires or is sold, terminated or exercised without replacement or rollover, or if its classification as a hedge is revoked, the gains or losses previously recognized in other comprehensive income remain deferred in shareholders’ equity as other comprehensive income until the forecasted transaction or firm commitment affect the statement of income.

3.7.4.   Loans and receivables: these are financial assets and liabilities with fixed or determinable payments which are not quoted on an active market. Such assets and liabilities are initially recognized at fair value plus any attributable transaction costs. After initial recognition, loans and receivables are measured at amortized cost under the effective interest rate method, less any impairment losses.

3.8.        Adjustment to present value: the Company and its subsidiaries measure the adjustment to present value of outstanding balances of other non-current assets, trade payables, social obligations and other non-current liabilities, recorded in reduction accounts against to financial results. The Company adopts the weighted average of the cost of funding on the domestic and foreign markets to determine the adjustment to present value to the assets and liabilities previously mentioned, which corresponds to annual rate of 5.72% (6.06% as of December 31, 2012).

3.9.        Trade receivables and other receivables: are recorded at the invoiced amount and adjusted to present value, when applicable, net of estimated losses on doubtful accounts.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company adopts procedures and analyses to establish credit limits and substantially does not require collateral from customers. In the event of default, collection attempts are made, which includes direct contact with customers and collection through third parties. Should these efforts prove unsuccessful, court measures are considered and the notes are reclassified to non-current assets at the same time receivables are written-off. The notes are written-off from the provision when management considers that they are not recoverable after taking all appropriate measures to collect.

3.10.     Inventories: are evaluated at average acquisition or formation cost, not exceeding market value or net realizable value.  The cost of finished products includes raw materials, labor, cost of production, transport and storage, which are related to all process needed to make the products ready for sale. Provisions for obsolescence, adjustments to net realizable value, impaired items and slow-moving inventories are recorded when necessary. Usual production losses are recorded and are an integral part of the production cost of the respective month, whereas unusual losses, if any, are recorded as other operating expense.

3.11.   Biological assets: in accordance with CVM Deliberation Nº 596/09 the Company recognizes biological assets when it controls these assets as a result of a past event and it is probable that future economic benefits associated with these assets will flow to the Company and fair value can be reliably estimated.

The biological assets are measured at fair value less selling expenses at the time they are initially recognized and at the end of each reporting period, except for cases in which the fair value cannot be reliably estimated.

The consumables and for production biological assets (live animals) are measured at their formation cost (see note 10).

3.12.     Assets held for sale: are those identified as unusable by the Company and whose sale has been authorized by management, and there is a firm commitment to identify a purchaser and conclude the sale. These assets are readily available and it is unlikely there will be changes in the plan to sale. Such assets are measured at carrying amount or fair value, whichever is lower, net of selling costs and are not depreciated or amortized.

3.13.   Property, plant and equipment: stated at cost of acquisition, formation or construction, less accumulated depreciation and impairment losses, when applicable. The borrowing costs are capitalized as a component of construction in progress, pursuant to CVM Deliberation Nº 672/11 considering the weighted average interest rate of the debt at the capitalization date.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Depreciation is recognized based on the estimated economic useful life of each asset on a straight-line basis. The estimated useful life, residual values and depreciation methods are annually reviewed and the effects of any changes in estimates are accounted for prospectively. Land is not depreciated.

The CVM Deliberation Nº 639/10 requires that a recovery evaluation of these assets should be done, whenever there is evidence of loss in comparison with the net realizable value, either by sale or use. The Company annually performs an analysis of impairment indicators of property, plant and equipment along with goodwill impairment test. If an impairment indicator is identified, the corresponding assets are tested for impairment using the discounted cash flow methodology. Hence, when an impairment is identified, a provision is recorded. The recoverability of these assets was tested for impairment in 2013, and no adjustments were identified. The details of this test are described in note 18.

Gains and losses on disposals of property, plant and equipment are calculated by comparing the proceeds with the residual book value and recognized in the statement of income at the disposal date.

3.14.     Intangible assets: are identifiable nonphysical assets, under the Company’s control which generate future economic benefits.

Intangible assets acquired are measured at cost at the time they are initially recognized. The cost of intangible assets acquired in a business combination corresponds to the fair value at acquisition date. After initial recognition, intangible assets are presented at cost less accumulated amortization and impairment losses, when applicable. Internally-generated intangible assets, excluding development costs, are not capitalized but recognized in the statement of income for the year in which they were incurred.

The useful life of intangible assets is assessed as finite or indefinite. Intangible assets with a finite life are amortized over the economic useful life and reviewed for impairment whenever there is an indication of a reduction in the economic value of the asset. The amortization period and method for an intangible asset with a finite useful life are reviewed at least at the end of each fiscal year. The amortization of intangible assets with a finite useful life is recognized in the statement of income as an expense consistently with the use of the intangible asset.

Intangible assets with an indefinite useful life are not amortized, but are tested annually for impairment on an individual basis or at the cash generating unit level.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company records mainly goodwill and trademarks as intangibles assets with in indefinite useful life.

Goodwill recoverability was tested in the last quarter of 2013 and no impairment loss was identified.  Such test involved the adoption of assumptions and judgments, as detailed in note 17.

3.15.     Income and social contribution taxes: in Brazil, are comprised of income tax (“IRPJ”) and social contribution (“CSLL”), which are calculated monthly on taxable income, at the rate of 15% plus 10% surtax for IRPJ and of 9% for CSLL, considering the offset of tax loss carryforwards, up to the limit of 30% of annual taxable income.

The income from foreign subsidiaries is subject to taxation in their home countries, pursuant to the local tax rates and standards.

Deferred taxes represent credits and debits on IRPJ and CSLL tax losses, as well as temporary differences between the tax basis and the carrying amount. Deferred income tax and social contribution assets and liabilities are classified as non-current, as required by CVM Deliberation Nº 676/11. When the Company’s analysis indicates that the realization of these credits, within 10 years,  is not probable, a provision for losses is recorded.

Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and they relate to income taxes levied by the same tax authority on the same taxable entity. In the consolidated financial statements, the Company’s tax assets and liabilities can be offset against the tax assets and liabilities of the subsidiaries if, and only if, these entities have a legally enforceable right to make or receive a single net payment and intend to make or receive this net payment, or recover the assets and settle the liabilities simultaneously. Therefore, for presentation purposes, the balances of tax assets and tax liabilities are being disclosed separately.

Deferred tax assets and liabilities must be measured by rates that are expected to be applicable for the period when the assets are realized and liabilities settled, based on the rates (and tax regulation) that are in force at the balance sheet date.

3.16.     Accounts payable and trade accounts payable: are initially recognized at fair value and subsequently increased, if applicable, with accrued charges, monetary and exchange variations incurred through the balance sheet date.

3.17.     Provision for tax, civil and labor risks and contingent liabilities: provisions are established when the Company has a present obligation, formalized or not, as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and the amount of the obligation can be reliably estimated.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company is part of various lawsuits, including, tax, labor and civil claims. The assessment of the likelihood of an unfavorable outcome in these lawsuits includes the analysis of the available evidence, the hierarchy of the laws, available former court decisions, as well as the most recent court decisions and their importance to the Brazilian legal system, as well as the opinion of external legal counsel. The provisions are reviewed and adjusted to reflect changes in the circumstances, such as the applicable statute of limitation, conclusions of tax inspections or additional exposures identified based on new matters or court decisions.

A contingent liability recognized in a business combination is initially measured at fair value and subsequently measured at the higher of:

•         the amount that would be recognized in accordance with the accounting policy for the provisions above (CVM Deliberation Nº 594/09); or

•         the amount initially recognized less, if appropriate, cumulative amortization recognized in accordance with the revenue recognition policy (CVM Deliberation Nº 692/12).

As a result of the business combination with Sadia, Avex and Dánica group the Company recognized contingent liabilities related to tax, civil and labor claims, as detailed in note 25.

3.18.     Leases: lease transactions in which the risks and rewards of ownership are substantially transferred to the Company are classified as finance leases. When there is no significant transfer of the risks and rewards of ownership, lease transactions are classified as operating leases.

Finance lease agreements are recognized in property, plant and equipment and in liabilities at the lower of the present value of the minimum future payments of the agreement and the fair value of the asset, including, when applicable, the initial direct costs incurred in the transaction. The amounts recorded in property, plant and equipment are depreciated and the underlying interest is recorded in the statement of income in accordance with the terms of the lease agreement.

Operating lease agreements are recognized as expenses throughout the lease period.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.19.     Share based payments: the Company provides share based payments for its executives, which are settled with Company shares. The Company adopts the provisions of CVM Deliberation No. 650/10, recognizing as an expense, on a straight-line basis, the fair value of the options granted, over the length of service required by the plan, with a corresponding entry to equity. The accumulated expense recognized reflects the acquired vesting period and the Company's best estimate of the number of shares to be acquired.

The expense or income arising from the movement during the year is recognized in the statement of income under other operating results. No expense is recognized for options that have not completed their vesting period.

The dilution effect of outstanding options is reflected as additional dilution in the calculation of diluted earnings per share.

3.20.     Employees benefits plan: the Company sponsor 04 supplementary defined benefit and defined contribution plans, as well as other post-employment benefits, for those, annually an appraisal actuarial is prepared by an independent expert. The costing of defined benefits is established separately for each plan using the projected unit credit method.

The measurements comprise the actuarial gains and losses, the effect of a limit on contributions and yields on plan contributions and are recognized in the balance sheet against other comprehensive income when incurred. The measurements are not reclassified in the subsequent periods of statement of income.

The Company recognizes the net defined benefit asset, when:

•         controls a resource and has the ability to use the surplus to generate future benefits;

•         the control is a result of past events; and

•         the future economic benefits are available to the Company in the form of a reduction in future contributions or a cash refund, either directly to the entity or indirectly to another plan in deficit. The asset ceiling is the present value of those future benefits.

The past service cost is recognized in the statement of income at the earlier of the following dates:

•         when the plan amendment or curtailment occurs, or

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         when the Company recognizes related restructuring costs.

The past service cost and net interest on net defined benefit liability or asset are recognized in the statement of income within other operating results.

3.21.     Capital: corresponds to the value obtained in the issuance of common shares. Additional costs directly attributable to issue of shares are recognized as a deduction from equity, net of tax effects.

3.22.     Treasury shares: when the capital recognized as equity is repurchased, the amount of compensation paid, which includes directly attributable costs, net of any tax effects, is recognized as a deduction from equity. The repurchased shares are classified as treasury shares and are disclosed as a deduction from equity. When treasury shares are subsequently sold or reissued, the value received is recognized as an increase in shareholders' equity in capital reserves.

3.23.     Earnings per share: basic earnings per share are calculated by dividing the net profit attributable to holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year. Diluted earnings per share are calculated by dividing the net profit attributable to the holders of ordinary shares of the Company by the weighted average number of ordinary shares during the year, plus the weighted average number of ordinary shares that would be issued on conversion of all dilutive potential ordinary shares into ordinary shares.

3.24.     Determination of income: results from operations are recorded on an accrual basis.

3.25.     Revenues: revenues comprise of the fair value of consideration received or receivable by the sale of products, net of taxes, returns, rebates and discounts. In the consolidated financial statements and also net of eliminations of sales between BRF and its subsidiaries.

Revenues are recognized in accordance with the accrual basis of accounting, when the sales value is reliably measurable and when the Company no longer has control over the goods sold, or otherwise related to the property, the costs incurred or to be incurred due to transaction can be reliably measured, it is probable that economic benefits will be received by the Company and the risks and benefits were fully transferred to the purchaser.

In addition, the Company and its subsidiaries have incentive programs and sales discounts, which are accounted for as deductions from sales or selling expenses, based on their nature. These programs include discounts to customers for a good sales performance based on volumes and marketing actions carried out at the sales points.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

3.26.     Employee and management profit sharing: employees are entitled to profit sharing based on certain targets agreed upon on an annual basis, whereas managers are entitled to profit sharing based on the provisions of the bylaws, proposed by the Board of Directors and approved by the shareholders. The profit sharing amount is recognized in the statement of income for the period in which the targets are attained.

3.27.   Research and development: expenditures on research activities, undertaken to gain knowledge and understanding of science or technology, are recognized in income as incurred. Development activities involve a plan or project aimed at producing new or significantly improved technologies, process or products. The development costs are capitalized only if development costs can be reliably measured, if the product or process is technically and commercially viable if the future economic benefits are probable, and if the Company has the intention and the resources to complete the development and use or sell the asset. The expenditures capitalized include the cost of materials, labor, manufacturing costs that are directly attributable to preparing the asset for its intended use. Other development expenditures are recognized in statement of income as incurred.

The capitalized development expenditures are measured at cost less accumulated amortization and impairment losses.

3.28.     Financial income: include interest earnings on amounts invested (including available for sale financial assets), dividend income (except for dividends received from equity investees), gains on disposal of available for sale financial assets, changes in fair value of financial assets measured at fair value through income and gains on hedging instruments that are recognized in income. Interest income is recognized in earnings through the effective interest method. The dividend income is recognized in the statement of income on the date that the Company's right to receive payment is established. The distributions received from investees that are recorded under equity income reduce the value of the investment, on the individual financial statements.

3.29.   Subsidies and tax incentives: government subsidies are recognized at fair value when there is reasonable assurance that the conditions established are met and related benefits will be received. The amounts are accounted for as follows:

•         Subsidies relating to assets: are accounted for in the statement of income in proportion to the depreciation of the asset; and

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         Subsidies to investments: the amounts recorded as revenue in the statement of income when excluded from the income tax and social contribution calculation basis are reclassified to shareholders’ equity, as a reserve of tax incentives, unless there are accumulated losses.

3.30.   Dividends and interest on shareholders’ equity:  the proposal for payment of dividends and interest on shareholders’ equity made by the Company’s Management, which is within the portion equivalent to the mandatory minimum dividend, is recorded in current liabilities, as a legal obligation provided for in the bylaws; on the other hand, the dividends that exceed the mandatory minimum dividend, declared by management before the end of  the accounting period covered by the consolidated financial statements, not yet approved by the shareholders, is recorded as  additional dividend proposed in shareholders’ equity.

For financial statement presentation purposes, interest on shareholders’ equity is stated as an allocation of income directly in shareholders’ equity.

3.31.   Translation of assets and liabilities denominated in foreign currency:  as mentioned in item 3.2 above, the balances of assets and liabilities of foreign subsidiaries are translated into Brazilian Reais using the exchange rates in effect at the balance sheet date and statement of income accounts are translated at the average monthly rates.

The exchange rates in Brazilian Reais effective at the date of the balance sheets translated were as follows:

Final rate	12.31.13	12.31.12
U.S. Dollar (US$)	2.3426	2.0435
Euro (€)	3.2265	2.6954
Pound Sterling (£)	3.8728	3.3031
Argentine Peso (AR$)	0.3594	0.4160

Average rates
U.S. Dollar (US$)	2.1576	1.9546
Euro (€)	2.8677	2.5114
Pound Sterling (£)	3.3779	3.0989
Argentine Peso (AR$)	0.3947	0.4295

3.32.     Accounting judgments, estimates and assumptions: as mentioned in note 2, in the process of applying the Company’s accounting policies, management made the following judgments which have a material impact on the amounts recognized in the consolidated financial statements:

•         fair value of financial instruments, see note 4;

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         impairment of non-financial assets, see note 5 and 18;

•         measurement at fair value of items related to business combinations;

•         estimated losses on doubtful accounts, see note 8;

•         net realizable value provision for inventories, see note 9;

•         biological assets, see note 10;

•         loss on the reduction of recoverable value of taxes, see note 11 and 13;

•         useful lives of property, plant and equipment and intangible, see note 17 and 18.

•         share-based payment transactions, see note 23;

•         supplementary retirement plan, see note 24; and

•         provision for tax, civil and labor risks, see note 25.

The Company reviews quarterly estimates and underlying assumptions used in its accounting estimates on a quarterly basis. Revisions to accounting estimates are recognized in the financial statements in the period in each the estimates are revised.

3.33.     Statement of added value: the Company prepared individual and consolidated statements of added value (“DVA”) in accordance with CMV Deliberation Nº 557/08, which are submitted as part of these financial statements in accordance with BR GAAP. It represents for IFRS additional financial information.

3.34      New pronouncements or reviewed first adopted in 2013: the Company adopts CVM Deliberation No. 695/12, which approved the technical pronouncement CPC 33 (R1), retrospectively this year, according to the transitory dispositions established for such new pronouncement. Thus, the opening balance sheet of the last comparative year disclosed (01.01.12) and comparative amounts were consequently restated.

The CVM Deliberation Nº 695/12 amends, among other provisions, the accounting for defined benefit plans and post-employment, considering that the main amendments that affect the Company's financial statements were:

•         The interest cost and expected return on plan assets at measured in the previous version of CVM Deliberation No. 695/12, were remeasured by a net interest in accordance with the revised deliberation by using the same discount rate applied in the calculation of the net defined benefit liability at the beginning of each annual disclosure. Previously, the calculation determined the interest income on plan assets based on the expected rate of return on long term assets. As a result of this amendment, it was debited an amount of R$56.352 (net of taxes of R$29.030) in the statement of income in the year ended December 31, 12 with a contra entry in other comprehensive income. No impact in equity was recorded.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         The cost and past service benefit, according to the previous version of CVM Deliberation No. 695/12, were deferred and recognized through for future years. Thus, as a result from amendment of such Deliberation those items are recognized directly in statement of income. Due to migration among medical plans, occurred during year 2012, the Company measured a gain in the amount of R$18.889 which was debited as a liability against statement of income, along with the related tax effect in the amount of R$6.762.

Mandatory disclosures required by CVM Deliberation No. 695/12 are presented in note 24.

The impacts due to adoption of CVM Deliberation No. 695/12 on the financial position and statement of income the Company are presented below:

	BR GAAP and IFRS
	Parent company and Consolidated
		Adjustments
	As originally	CVM
	disclosed	Deliberation	Restated
	12.31.12	No. 695/12	12.31.12
ASSETS
Other assets	30,047,306	-	30,047,306
Deferred taxes - non-current	724,942	(6,762)	718,180
Effect on total assets	30,772,248	(6,762)	30,765,486

LIABILITIES
Other liabilities	15,892,362	-	15,892,362
Employee benefit plan - non-current	303,846	(19,889)	283,957
Effect on total liabilities	16,196,208	(19,889)	16,176,319

SHAREHOLDERS´EQUITY
Other comprehensive income
Other comprehensive income	(148,662)	-	(148,662)
Actuarial gains (losses)	(79,316)	85,382	6,066
Deferred income tax	26,966	(29,030)	(2,064)
Others shareholders' equity accounts	14,777,052	(43,225)	14,733,827
Effect on shareholders' equity	14,576,040	13,127	14,589,167
Effect on total liabilities and shareholders' equity	30,772,248	(6,762)	30,765,486

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	BR GAAP and IFRS
	Parent company and Consolidated
		Adjustments
	As originally	CVM
	disclosed	Deliberation	Restated
	12.31.12	No. 695/12	12.31.12
STATEMENT OF INCOME
Gross margin	6,453,820	-	6,453,820
Operating income (expense)
Other operating expenses, net	(4,683,796)	-	(4,683,796)
Other operating results	(381,109)	(65,493)	(446,602)
Income before financial	1,388,915	(65,493)	1,323,422
Financial incomes (expense), net	(570,602)	-	(570,602)
Income before taxes	818,313	(65,493)	752,820
Current income tax	(18,967)	-	(18,967)
Deferred income tax	21,321	22,268	43,589
Effect on net profit	820,667	(43,225)	777,442

Attributable
BRF shareholders'	813,227	(43,225)	770,002
Non-controlling interest	7,440	-	7,440

Reconciliation of shareholders’ equity and net profit are presented below:

	BR GAAP and IFRS
	12.31.12
	Shareholders' equity		Net profit
	Parent company	Consolidated	Parent company	Consolidated
Amounts disclosed by the previous criteria	14,538,528	14,576,040	813,227	820,667
Remeasurement of CVM Deliberation No. 695/12:
Defined benefit plan - FAF:
Yield of assets higher than projection	30,023	30,023	(30,023)	(30,023)
Interest on ceiling asset recognition	55,359	55,359	(55,359)	(55,359)
Taxes on defined benefits adjustments	(29,030)	(29,030)	29,030	29,030
Remeasurement of others comprehensive income	(56,352)	(56,352)	-	-
Post-employment benefit - Medical plan:
Gains on unrecognized past service	19,889	19,889	19,889	19,889
Taxes on post-employment benefit	(6,762)	(6,762)	(6,762)	(6,762)
Amounts disclosed by the new criteria	14,551,655	14,589,167	770,002	777,442

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the regular course of its business, the Company is exposed to credit risks, liquidity risks and market risks, which are actively managed in conformity to the Risk Policy and internal guidelines subject to such policy.

The Risk Policy is under the management of the Financial Risk Management Committee, Board of Executive Officers and Board of Directors, with clear and defined roles and responsibilities, as follows:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         The Board of Directors is responsible for approving the Risk Policy. Moreover, the Board of Directors defines the limits of tolerance of the different risks identified as acceptable for the Company on behalf of its shareholders;

•         The Financial Risk Management Committee is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the exposure levels to risks to ensure the compliance of the Risk Policy;

•         The Board of Executive Officers is in charge of the evaluation of the Company’s positioning for each identified risk, according to the guidelines enacted by the Board of Directors; and

•         The Risk Management area has as a crucial role monitoring, evaluating and reporting of financial risks taken by the Company.

The Risk Policy does not authorize the Company’s management to contract leveraged transactions in derivative markets, as well as determines that individual hedge operations (notional amount) must be limited to 2.5% of the Company’s shareholders’ equity.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts, as follows:

•         The credit risk associated with trade accounts receivable is actively managed by dedicated team, though specific systems. Furthermore, it should be noted the diversification of the customer portfolio and concession of credit to customers with good financial and operational conditions. The Company does not normally require collateral for credit sales, though it has a contracted credit insurance policy for specific markets; and

•         The credit risk associated with financial investments and derivative contracts are limited to the counterparties’ rating and concentration of the Company's portfolio.

On December 31, 2013, the Company had financial investments over R$10,000 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco do Nordeste, Banco HSBC, Banco Itaú, Banco Safra, Banco Santander and Caixa Econômica Federal.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Barclays, Citibank, Deutsche Bank, Banco HSBC, JP Morgan, Merrill Lynch, Rabobank, Standard Bank and Banco Safra.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events which may affect the Company’s cash flow perspective. Thus, the Company utilizes the following metrics:

•         Cash Flow at Risk (“CFaR”), which aims to statistically model the future cash flows for the next twelve months and how much its liquidity is exposed, given its projections. Allied to this metric, the Company determined that the minimum value of its cash availability should consider mainly the average monthly revenue and EBITDA for the last twelve-month period; and

•         Value at Risk ("VaR"), for derivative transactions, which may require payments of periodic adjustments. Currently, the Company holds only BM&F operations with daily adjustments and in order to control the adjustments, the VaR methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21-days.

The Company maintains its leverage levels in a manner to not impact the ability to honor commitments and obligations. As a guideline, the majority of the debt should be in long term. On December 31, 2013, the long term debt portion accounted for 73.5% (74.3% as of December 31, 2012) of the total outstanding debt with an average term greater than 4.8 years.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity as of December 31, 2013:

	BR GAAP
	Parent company
	12.31.13
	Book	Cash flow						After
	value	contracted	2014	2015	2016	2017	2018	5 years
Non derivative financial liabilities
Loans and financing	4,341,165	4,753,997	2,606,875	395,426	311,872	477,885	504,510	457,429
BRF bonds	3,334,136	4,919,531	188,237	188,237	188,237	188,237	668,862	3,497,721
Trade accounts payable	3,378,029	3,378,029	3,378,029	-	-	-	-	-
Capital lease (1)	187,856	304,958	51,454	41,335	24,393	20,485	20,485	146,806
Operational lease	-	341,311	65,395	42,548	38,951	38,224	34,631	121,562

Derivative financial liabilities
Designated as hedge accounting
Interest rate and exchange rate derivatives	237,111	194,468	153,609	12,532	12,601	12,437	3,289	-
Currency derivatives (NDF)	59,431	8,010	8,010	-	-	-	-	-
Fixed exchange rate	11,947	(6,277)	(6,277)	-	-	-	-	-
Currency derivatives (options)	2,970	(1,410)	(1,410)	-	-	-	-	-
Not designated as hedge accounting
Interest rate and exchange rate derivatives	6,104	5,375	4,182	1,193	-	-	-	-
Commodities derivatives	638	2,053	2,053	-	-	-	-	-

(1)     It does not include the capital leases contracted with financial institutions which are recorded as loans and financing above.

	BR GAAP and IFRS
	Consolidated
	12.31.13
	Book	Cash flow						After 5
	value	contracted	2014	2015	2016	2017	2018	years
Non derivative financial liabilities
Loans and financing	4,769,877	5,208,847	2,785,693	402,206	332,520	488,733	742,266	457,429
BRF bonds	3,334,136	4,919,531	188,237	188,237	188,237	188,237	668,862	3,497,721
BFF bonds	1,501,982	2,168,850	106,876	106,876	106,876	106,876	106,876	1,634,470
Sadia bonds	520,609	641,469	35,547	35,547	35,547	534,828	-	-
Quickfood bonds	54,586	77,133	11,755	39,731	25,647	-	-	-
Trade accounts payable	3,674,705	3,674,705	3,674,705	-	-	-	-	-
Capital lease (1)	188,839	306,210	52,444	41,437	24,553	20,485	20,485	146,806
Operational lease	-	342,456	66,329	42,658	39,052	38,224	34,631	121,562

Derivative financial liabilities
Designated as hedge accounting
Interest rate and exchange rate derivatives	275,865	261,466	166,702	25,848	25,770	25,679	17,177	290
Currency derivatives (NDF)	59,431	8,010	8,010	-	-	-	-	-
Fixed exchange rate	11,947	(6,277)	(6,277)	-	-	-	-	-
Currency derivatives (options)	2,970	(1,410)	(1,410)	-	-	-	-	-
Not designated as hedge accounting
Currency derivatives (NDF)	227	(2,039)	(2,039)	-	-	-	-	-
Currency derivatives (Future)	-	-	-	-	-	-	-	-
Interest rate and exchange rate derivatives	6,104	5,375	4,182	1,193	-	-	-	-
Commodities derivatives	638	2,053	2,053	-	-	-	-	-

(1)     It does not include the capital leases contracted with financial institutions which are recorded as loans and financing above.

c.            Interest rate risk management

The risk of interest rates is that one which the Company may suffer economic losses, arising from changes in these rates, which could affect assets and liabilities of the Company.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any potential need to enter in hedging contracts to protect from the exposure to fluctuation of such rates and to manage the mismatch between its financial investments and debts. These transactions are basically characterized by contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Currency of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR hikes, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms. The same consideration is also applicable to the TJLP and UMBNDES.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in the domestic market and fixed coupon (“USD”) for investments in the foreign market.

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

The Risk Policy is intended to protect the Company's results from these variations, in order to:

•         Protect operating revenues and costs that are related to transactions arising from commercial activities, such as estimated exports and purchase of raw materials, utilizing hedging instruments, that is, to protect its future cash flow denominated in foreign currency; and

•         Balance assets and liabilities denominated in foreign currencies, thus protecting the balance sheet of the Company, through the use of over-the-counter transactions and transactions on the futures exchange.

The Company’s financial statements are mainly impacted by the following currencies: (i) U.S. Dollar (“US$” or “USD”), (ii) Euro (“EUR”), (iii) Pound Sterling (“GBP”) and (iv) Argentine Peso (“ARS”). Assets and liabilities denominated in foreign currency are as follows:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

	BR GAAP and IFRS
	Consolidated
	12.31.13	12.31.12
	Total exposure
Cash and cash equivalents and marketable securities	2,651,927	1,502,407
Trade accounts receivable	1,593,473	1,606,544
Accounts receivable from subsidiaries	146,223	-
Restricted cash	-	9,137
Future dollar agreements	480,233	204,350
Inventories	50,808	543,030
Exchange rate contracts (Swap)	(20,158)	(31,652)
Loans and financing	(6,108,727)	(5,628,401)
Bonds designated as cash-flow hedge	702,780	306,525
Exports pre-payment designated as cash-flow hedge	702,780	815,778
Trade accounts payable	(634,214)	(479,730)
Other assets and liabilities, net	231,459	310,829
	(203,416)	(841,183)

Foreign exchange exposure (in US$)	(86,833)	(411,638)

Foreign exchange exposure impacting the income (in US$)	28,747	(684,448)
Foreign exchange exposure impacting the shareholders' equity (in US$)	(115,580)	272,810

Foreign exchange exposure (in US$)	(86,833)	(411,638)

The Company's net foreign exchange exposure as of December 31, 2013, corresponds to a liability amounting to US$86,833. Due to the impacts of the functional currency, net foreign exchange exposure is composed of: (i) an asset totaling US$28,747, which variations are recorded in the statement of income and (ii) a liability totaling US$115,580, which variation are recognized in the shareholders’ equity. On December 31, 2013, the net foreign exchange exposure is within the limit set by the Company's Risk Policy.

e.            Commodity price risk management

In the regular course of its operations, the Company purchases commodities, mainly corn, soymeal and oil and live hog, which are some of the individual components of production cost.

Corn and soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hog acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, and other aspects.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument.

During 2013, the Company utilized derivative instruments to mitigate the exposure to live cattle price variation. The contracts are recorded at their fair value through the statement of income, as financial result.

On December 31, 2013, the Company held a short position in the BM&F of 120 future contracts (636 contracts as of December 31, 2012) with maturity dates between January and June 2014.

Additionally, through the utilization of options, the Company held a short position of 100 allotments (450 allotments as of December 31, 2012).

f.             Capital management

The Company’s definition of the ideal capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises. In addition, is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost of BRF in their business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of equity and third party capital.

The Company monitors debt levels and net debt, as shown below

	BR GAAP and IFRS
	Consolidated
	12.31.13			12.31.12
	Current	Non-current	Total	Total
Foreign currency debt	(281,387)	(5,827,340)	(6,108,727)	(5,628,401)
Local currency debt	(2,415,207)	(1,657,256)	(4,072,463)	(3,889,920)
Other financial liabilities	(357,182)	-	(357,182)	(253,420)
Gross debt	(3,053,776)	(7,484,596)	(10,538,372)	(9,771,741)

Marketable securities and cash and cash equivalents	3,587,283	56,002	3,643,285	2,627,059
Other financial assets	11,572	-	11,572	33,200
Restricted cash	-	99,212	99,212	93,014
Net debt	545,079	(7,329,382)	(6,784,303)	(7,018,468)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As permitted by CVM Deliberation No. 604/09, the Company applies hedge accounting rules to its derivative instruments classified as cash flow hedge, in accordance with its Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flow which is attributable to a particular risk associated with a recognized asset or liability, or a highly probable predicted transaction that could affect profit and loss.

The Risk Policy has also the purpose of determining parameters of use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices. The Risk Management area is responsible for ensuring compliance to the requirements established by the Company’s Risk Policy.

The Company formally designated its operations for hedge accounting treatment for the derivative financial instruments to protect cash flows and export revenues by documenting:

•         The relationship of the hedge;

•         The objective and risk management strategy of the Company to enter into a hedge transaction;

•         The identification of the financial instrument;

•         The hedge object or transaction;

•         The nature of the risk to be hedged;

•         The description of the hedge relationship;

•         The demonstration of the correlation between the hedge transaction and the hedge object, when applicable; and

•         The prospective demonstration of the effectiveness of the hedge.

The transactions for which the Company has designated hedge accounting are highly probable, present an exposure to variation in cash flow that could affect profit and loss and are highly effective in protecting changes in fair value or cash flows attributable to hedged risk, consistent with the risk originally documented in the Risk Policy.

The effectiveness tests are prepared prospectively and retrospectively at each period end.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The prospective test is based on the comparison between the critical terms of derivative and non-derivative financial instruments and the hedged items. The hedged items (future monthly export sales) and the hedge instruments share the same critical terms, as follows:

•         Both fair value change due to the exchange rate variation (spot or forward rate method);

•         Their nominal values (notional) are similar; and

•         Their maturities are identical, in other words, both the hedged item (revenue) and the settlement of the financial instrument will occur at the same period.

The retrospective test is based on the analysis of the coverage ratio. This ratio compares the fair value variation accumulated since the inception of the hedged item (date of hedge designation) with the accumulated variation since the inception of the hedge of the financial instrument.

The effectiveness of the hedge is determined at the settlement date of the financial instrument, by comparing the cumulative changes in the expected revenue with the gains or losses effectively occurred from financial instruments, meaning that on a monthly basis the Company compares the realized sales with the hedged instruments at their maturity date.

According to the procedure for determining the highly probable amount adopted by the Company, it is unlikely that the amount of derivative and non-derivative financial instruments will be higher than the realized export sales at the same period. However, in case this happens, the derivatives exceeding export sales will be unqualified as hedge accounting.

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

a.            Non-deliverable forwards – NDF

Non-deliverable forward contract is the future commitment to purchase and to sell certain currencies on a certain date in the future for a predetermined price. By being a non-deliverable forward, this contract does not require physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the predetermined price of the contract.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

b.            Interest rate and currency swap

Similar to a non-deliverable forward contract, the swap is the future commitment to buy and sell certain interest rates or currency at a specified date in the future for a predetermined price. The particularity in this type of transaction is the possibility to exchange cash flows on various dates. The Company contracts swaps that do not require the physical settlement of contracted positions, but the financial settlement of the difference between the settlement price and the price established in the contract.

c.            Options

A put option gives the holder (option holder) the right to buy an asset at a certain price (strike) at certain future date (the exercise date). A call option gives the holder the right to sell an asset at a certain price at a certain future date. In addition, there is a possibility of buying (premium disbursement, with rights) or selling (premium receiving, with obligations).

d.            Fixed exchange rate

Fixed exchange rate is a non-derivative financial instrument contracted from financial institutions that allows the definition of a future rate to internalization of resources arising from foreign activities. Contractually, there is the requirement of submission of export invoices to prove the nature of resources which will be internalized trough closing of exchange rate. Such contract has similar characteristics to a non-deliverable forward derivative contract because it determines, at the time of their hiring, a future exchange rate. Nevertheless, the contract requires a physical settlement of the contracted positions.

e.            Export prepayments – PPEs

The Company utilizes the exchange rates variation of export prepayments contracts (“PPEs”) as a hedge instrument for the highly probable future sales in foreign currency.

f.             Senior unsecured notes – Bonds

The Company designates part of the transactions involving Senior Unsecured Notes (Bond BRF2022 and 2023) as hedge accounting.

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments as of December 31, 2013 and December 31, 2012 are as follows:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BRGAAP
Parent company
12.31.13					12.31.12
	Hedge	Reference currency	value	Fair value	Reference	Fair value
Instrument	object	(notional)	(notional)	(1)	value (notional)	(1)
F inancial instruments designated as hedge acco unting
NDF - Dólar	Currency	USD	190,000	(21,349)	1,007,000	(20,044)
NDF - Euro	Currency	EUR	106,800	(25,193)	197,000	(11,268)
NDF - Libra	Currency	GBP	33,000	(12,088)	53,400	(6,425)
Currency swap - US$	Currency	BRL	572,990	(203,924)	408,700	(76,980)
Interest rate - US$	Interest	USD	200,000	(33,187)	256,428	(46,752)
Interest rate - R$	Interest	BRL	267,380	510	-	-
Interest rate - R$	Interest	BRL	50,000	80	-	-
Fixed exchange rate - US$	Currency	USD	160,000	(10,429)	65,000	2,080
Options (Collar) - US$	Currency	USD	120,000	(287)	-	-
				(305,867)		(159,389)
F inancial instruments no t designated as hedge acco unting
Currency swap - US$	Currency	USD	13,992	(6,104)	15,489	(5,609)
Options	Live cattle	BRL	6,650	(154)	28,784	10
NDF	Live cattle	BRL	3,296	(484)	854	57
Future - BM F	Live cattle	BRL	4,400	18	20,309	(7)
Future - BM F	Currency	USD	205,000	3,247	100,000	(782)
				(3,477)		(6,331)
				(309,344)		(165,720)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, extracted from the data base of Bloomberg and BM&F.

BRGAAP and IFRS
Consolidated
12.31.13					12.31.12
	Hedge	Reference currency	value	Fair value	Reference	Fair value
Instrument	object	(notional)	(notional)	(1)	value (notional)	(1)
F inancial instruments designated as hedge acco unting
NDF - Dólar	Currency	USD	190,000	(21,349)	1,007,000	(20,044)
NDF - Euro	Currency	EUR	106,800	(25,193)	197,000	(11,268)
NDF - Libra	Currency	GBP	33,000	(12,088)	53,400	(6,425)
Currency swap - US$	Currency	BRL	572,990	(203,924)	408,700	(76,980)
interest rate - US$	Interest	USD	400,000	(71,941)	556,428	(101,648)
interest rate - R$	Interest	BRL	267,380	510	-	-
interest rate - R$	Interest	BRL	50,000	80	-	-
Fixed exchange rate - US$	Currency	USD	160,000	(10,429)	65,000	2,080
Options (Collar) - US$	Currency	USD	120,000	(287)	-	-
				(344,621)		(214,285)
F inancial instruments no t designated as hedge acco unting
NDF - Euro	Currency	EUR	150,000	2,715	50,000	396
NDF - Libra	Currency	GBP	15,000	(227)	-	-
NDF	Live cattle	BRL	3,296	(484)	854	57
Currency swap - US$	Currency	BRL	13,992	(6,104)	15,489	(5,609)
Options	Live cattle	BRL	6,650	(154)	28,784	10
Future - BM F	Live cattle	BRL	4,400	18	20,309	(7)
Future - BM F	Currency	USD	205,000	3,247	100,000	(782)
				(989)		(5,935)
				(345,610)		(220,220)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, extracted from the database of Bloomberg and BM&F.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

a.            Non-deliverable forwards – NDF

The position of the outstanding non-deliverable forward – NDF as of December 31, 2013 and December 31, 2012, by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

BR GAAP and IFRS
Parent company and Consolidated
									12.31.13
			R$ x US$			R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as hedge accounting
January 2014	-	-	-	13,000	2.8830	(4,762)	4,000	3.3259	(2,249)
February 2014	-	-	-	12,000	2.8740	(4,979)	3,500	3.2433	(2,410)
March 2014	-	-	-	10,300	2.9541	(3,654)	3,500	3.3944	(1,962)
April 2014	45,000	2.1418	(12,042)	11,500	2.9577	(4,211)	3,500	3.4718	(1,756)
May 2014	50,000	2.2665	(7,972)	11,000	3.0707	(3,037)	3,500	3.5797	(1,456)
June 2014	28,000	2.4017	(1,231)	14,000	3.2053	(2,348)	3,500	3.7152	(1,088)
July 2014	27,000	2.4653	89	11,000	3.3257	(761)	3,000	3.8463	(617)
August 2014	20,000	2.4694	(252)	7,000	3.3514	(523)	2,500	3.9988	(226)
September 2014	10,000	2.4884	(89)	6,000	3.3814	(403)	2,500	4.0628	(131)
October 2014	10,000	2.5309	148	5,000	3.4028	(353)	1,500	4.0629	(121)
November 2014	-	-	-	6,000	3.4759	(162)	2,000	4.1388	(72)
	190,000	2.3321	(21,349)	106,800	3.1204	(25,193)	33,000	3.6450	(12,088)

					BR GAAP and IFRS
				Parent company and Consolidated
						12.31.13
	EUR x USD					GBP x USD
Maturities	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments not designated as hedge accounting
March 2014	150,000	1.3819	2,715	15,000	1.6481	(227)
	150,000	1.3819	2,715	15,000	1.6481	(227)

b.            Interest rate and currency swap

The position of interest rate and currency swap is presented as follows:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

							BR GAAP
							12.31.13
					Parent company		Consolidated
	Maturity	Assets	Liabilities
Instrument	date	(Hedged object)	(Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as hedge accounting
Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(18,973)	100,000	(18,973)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(14,214)	100,000	(14,214)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(19,491)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(19,263)
				200,000	(33,187)	400,000	(71,941)
Interest rate	05.22.19	R$ (Pre of 7.75% p.a.)	68.84% CDI	50,000	80	50,000	80
				50,000	80	50,000	80
Interest rate	10.21.14	R$ (Pre of 8.10% p.a.)	78.30% CDI	126,534	242	126,534	242
Interest rate	10.21.14	R$ (Pre of 8.10% p.a.)	78.30% CDI	140,846	268	140,846	268
				267,380	510	267,380	510
Currency swap	03.17.14	R$ + 9.80%	US$ + 1.71%	65,440	(28,337)	65,440	(28,337)
Currency swap	03.17.14	R$ + 9.70%	US$ + 1.53%	47,910	(22,411)	47,910	(22,411)
Currency swap	03.17.14	R$ + 9.70%	US$ + 1.45%	112,080	(52,094)	112,080	(52,094)
Currency swap	03.17.14	R$ + 9.80%	US$ + 1.68%	48,600	(21,872)	48,600	(21,872)
Currency swap	03.17.14	R$ + 9.80%	US$ + 1.65%	48,960	(21,367)	48,960	(21,367)
Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(57,843)	250,000	(57,843)
				572,990	(203,924)	572,990	(203,924)
				1,090,370	(236,521)	1,290,370	(275,275)
Financial instruments not designated as hedge accounting
Currency swap	03.16.15	R$ (Pre of 8.41% p.a.)	US$ - 0.20%	13,992	(6,104)	13,992	(6,104)
				13,992	(6,104)	13,992	(6,104)

c.            Fixed exchange rate

The position of fixed exchange rate designated as hedge accounting is presented as follows:

			BR GAAP and IFRS
		Parent company and Consolidated
			12.31.13
			R$ x US$
Maturities	Notional US$	Average US$	Fair value
January 2014	15,000	2.2538	(1,536)
February 2014	5,000	2.3776	(50)
March 2014	10,000	2.1609	(2,369)
April 2014	20,000	2.1652	(4,942)
May 2014	20,000	2.3065	(2,451)
June 2014	20,000	2.4252	(468)
July 2014	20,000	2.5067	774
August 2014	20,000	2.4793	(91)
September 2014	20,000	2.5144	255
November 2014	10,000	2.5845	449
	160,000	2.3818	(10,429)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

d.            Options

The Company designates as a hedge instrument (hedge accounting) only variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be registered as financial expenses in the statement of income.

The Company has designated as hedge accounting transactions involving options denominated collar where there is a purchase of a put option ("PUT") and a sale of a call option ("CALL").

When the quote of any of the options is not available in an active market, the fair value will be based on an option pricing model (Black-Scholes or Binomial).

			BR GAAP and IFRS
			Parent company and Consolidated
				12.31.13
				R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Put (Purchase)	From 10.2013 to 01.2014	120,000	2.3453	(2,970)
Call (Sale)	From 10.2013 to 01.2014	120,000	2.4703	2,683
				(287)

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments is presented as follows:

					BR GAAP and IFRS
				Parent company and Consolidated
				12.31.13		12.31.12
		Reference
		currency	Value	Fair value	Value	Fair value
Instrument	Hedge object	(notional)	(notional)	(1)	(notional)	(1)
Financial instruments designated as hedge accounting
Export pre payment - PPE	Exchange rate	USD	300,000	702,780	399,206	815,778
Bonds	Exchange rate	USD	300,000	702,780	150,000	306,525
			600,000	1,405,560	549,206	1,122,303

(1)     Notional converted by the Ptax of the period-end.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

a.            Export prepayments – PPEs

The position of PPEs is presented as follows:

				BR GAAP and IFRS
			Parent company and Consolidated
					12.31.13
	Type of risk		Notional
Hedge Instrument	hedged	Maturities	(US$)	Average rate	Fair value
Export pre payment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	702,780

b.            Senior unsecured notes – Bonds

The position of bonds designated as hedge accounting is presented as follows:

					BR GAAP and IFRS
				Parent company and Consolidated
						12.31.13
	Type of risk			Notional
Hedge Instrument	hedged		Maturities	(US$)	Average rate	Fair value
BRF SA BRFSBZ5	US$ (E.R.)	06.2022		150,000	2.0213	351,390
BRF SA BRFSBZ3	US$ (E.R.)	05.2023		150,000	2.0387	351,390
				300,000	2.0300	702,780

4.3.        Gains and losses of derivative and non-derivative financial instruments designated as hedge accounting

The unrealized gains and losses of derivative and non-derivative financial instruments designated as hedge accounting are registered in the shareholders’ equity, as set forth below:

			Shareholders' Equity
		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	31.12.12
Financial instruments designated as hedge accounting
Foreign exchange risks	(172,402)	(40,746)	(172,402)	(40,746)
Interest risks	(30,525)	(43,465)	(64,911)	(95,053)
	(202,927)	(84,211)	(237,313)	(135,799)
Financial instruments not designated as hedge accounting
Foreign exchange risks	(262,680)	(104,128)	(262,680)	(104,128)
	(262,680)	(104,128)	(262,680)	(104,128)
Gross losses	(465,607)	(188,339)	(499,993)	(239,927)
Deferred taxes on losses	158,306	64,035	158,306	64,035
OCI recognized by subsidiaries	(34,386)	(51,588)	-	-
Losses, net of taxes	(341,687)	(175,892)	(341,687)	(175,892)

Rolforward	(277,268)	5,063	(260,066)	(6,877)
Taxes on adjustments of financial instruments	94,271	(1,722)	94,271	(1,722)
OCI recognized by subsidiaries	17,202	(11,940)	-	-
Impact on other comprehensive income	(165,795)	(8,599)	(165,795)	(8,599)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

On December 31, 2013, the realized gains and losses of derivative and non-derivative financial instruments designated as hedge accounting resulted in a loss of R$133,671 (loss of R$186,803 as of December 31, 2012), composed by a net loss amounting to R$132,565 (loss of R$191,014 as of December 31, 2012) registered as gross revenues and a net loss of R$1,106 (gain of R$4,211 as of December 31, 2012) registered in the financial result as gains and losses with derivative operations.

4.4.        Breakdown of financial instruments by category – except derivatives

						BR GAAP
					Parent company
						12.31.13
	Loans and Available for		Trading	Held to	Financial
	receivables	sale	securities	maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56,002	-	56,002
Restricted cash	-	-	-	99,212	-	99,212
Trade accounts receivable	3,993,114	-	-	-	-	3,993,114
Other credits	389,812	-	-	-	-	389,812
Other receivables	284,707	-	-	-	-	284,707
Fair value
Marketable securities	-	623	178,097	-	-	178,720
Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,378,029)	(3,378,029)
Loans and financing
Local currency	-	-	-	-	(4,072,463)	(4,072,463)
Foreign currency	-	-	-	-	(3,602,838)	(3,602,838)
Capital lease payable	-	-	-	-	(187,856)	(187,856)
	4,667,633	623	178,097	155,214	(11,241,186)	(6,239,619)

						BR GAAP
						Parent company
						12.31.12
	Loans and Available for		Trading	Held to	Financial
	receivables	sale	securities	maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	51,752	-	51,752
Restricted cash	-	-	-	83,877	-	83,877
Trade accounts receivable	3,008,799	-	-	-	-	3,008,799
Other credits	109,431	-	-	-	-	109,431
Other receivables	407,594	-	-	-	-	407,594
Fair value
Marketable securities	-	658	268,375	-	-	269,033

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,135,464)	(3,135,464)
Loans and financing
Local currency	-	-	-	-	(3,889,920)	(3,889,920)
Foreign currency	-	-	-	-	(2,815,029)	(2,815,029)
Capital lease payable	-	-	-	-	(70,493)	(70,493)
	3,525,824	658	268,375	135,629	(9,910,906)	(5,980,420)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

					BR GAAP and IFRS
						Consolidated
						12.31.13
	Loans and Available for		Trading	Held to	Financial
	receivables	sale	securities	maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	56,002	-	56,002
Restricted cash	-	-	-	99,212	-	99,212
Trade accounts receivable	3,346,166	-	-	-	-	3,346,166
Other credits	502,682	-	-	-	-	502,682
Other receivables	284,707	-	-	-	-	284,707
Fair value
Marketable securities	-	280,373	179,195	-	-	459,568
Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,674,705)	(3,674,705)
Loans and financing
Local currency	-	-	-	-	(4,072,463)	(4,072,463)
Foreign currency	-	-	-	-	(6,108,727)	(6,108,727)
Capital lease payable	-	-	-	-	(188,839)	(188,839)
	4,133,555	280,373	179,195	155,214	(14,044,734)	(9,296,397)

					BR GAAP and IFRS
						Consolidated
						12.31.12
	Loans and Available for		Trading	Held to	Financial
	receivables	sale	securities	maturity	liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	142,611	-	142,611
Restricted cash	-	-	-	93,014	-	93,014
Trade accounts receivable	3,142,326	-	-	-	-	3,142,326
Other credits	229,724	-	-	-	-	229,724
Other receivables	407,594	-	-	-	-	407,594
Fair value
Marketable securities	-	273,062	280,693	-	-	553,755

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(3,381,246)	(3,381,246)
Loans and financing
Local currency	-	-	-	-	(3,889,920)	(3,889,920)
Foreign currency	-	-	-	-	(5,628,401)	(5,628,401)
Capital lease payable	-	-	-	-	(70,493)	(70,493)
	3,779,644	273,062	280,693	235,625	(12,970,060)	(8,401,036)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting pronouncements, which refers to concepts of valuation and practices.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation No. 699/12, which involves the following aspects:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

•         Hierarchy on 3 levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The valuation established on 3 levels of hierarchy for measurement of the fair value is based on observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation technics. These two types of inputs create the hierarchy of fair value set forth below:

•         Level 1 – Prices quoted (unadjusted) for identical instruments in active markets;

•         Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable; and

•         Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy.

				BR GAAP
			Parent company
				12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	113,253	-	113,253
Financial treasury bills	64,844	-	-	64,844
Other financial assets
Derivatives designed as hedge	-	5,592	-	5,592
Derivatives not designated as hedge	-	3,265	-	3,265
	65,467	122,110	-	187,577
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge	-	(311,459)	-	(311,459)
Derivatives not designated as hedge	-	(6,742)	-	(6,742)
	-	(318,201)	-	(318,201)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

				BR GAAP
				Parent company
				12.31.12
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Stocks	658	-	-	658
Held for trading
Bank deposit certificates	-	167,867	-	167,867
Financial treasury bills	100,508	-	-	100,508
Other financial assets
Derivatives designed as hedge	-	32,688	-	32,688
Derivatives not designated as hedge	-	116	-	116
	101,166	200,671	-	301,837
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge	-	(192,077)	-	(192,077)
Derivatives not designated as hedge	-	(6,447)	-	(6,447)
	-	(198,524)	-	(198,524)

			BR GAAP and IFRS
				Consolidated
				12.31.13
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	173,969	-	-	173,969
Brazilian foreign debt securities	105,322	-	-	105,322
Exclusive investment funds	459	-	-	459
Stocks	623	-	-	623
Held for trading
Bank deposit certificates	-	114,351	-	114,351
Financial treasury bills	64,844	-	-	64,844
Other financial assets
Derivatives designated as hedge	-	5,592	-	5,592
Derivatives not designated as hedge	-	5,980	-	5,980
	345,217	125,923	-	471,140
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge	-	(350,213)	-	(350,213)
Derivatives not designated as hedge	-	(6,969)	-	(6,969)
	-	(357,182)	-	(357,182)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

			BR GAAP and IFRS
				Consolidated
				12.31.12
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	174,181	-	-	174,181
Brazilian foreign debt securities	89,004	-	-	89,004
Exclusive investment funds	9,219	-	-	9,219
Stocks	658	-	-	658
Held for trading
Bank deposit certificates	-	180,185	-	180,185
Financial treasury bills	100,508	-	-	100,508
Other financial assets
Derivatives designated as hedge	-	32,688	-	32,688
Derivatives not designated as hedge	-	512	-	512
	373,570	213,385	-	586,955
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge	-	(246,973)	-	(246,973)
Derivatives not designated as hedge	-	(6,447)	-	(6,447)
	-	(253,420)	-	(253,420)

Presented below is the description of the valuation methodologies utilized by the Company for financial instruments measured at fair value:

•         The investments in financial assets in the categories of Brazilian foreign debt securities, National Treasury Certificates (“CTN”), Financial Treasury Notes (“LFT”), financial investment funds and shares are classified at Level 1 of the fair value hierarchy, as the market prices are available in an active market;

•         The investments in Bank Deposit Certificates (“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets; and

•         The derivatives are valued through existing pricing models widely accepted by financial market and described in appendix III of the Risk Policy. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates. These instruments are classified at Level 2 of the valuation hierarchy, including interest rates swap and foreign currency derivatives.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

4.6.        Comparison between book value and fair value of financial instruments

The Company evaluated the book value and the fair value of financial instruments and except for the items presented below, all other items evaluated present the book value fair value.

					BR GAAP
				Parent company
			12.31.13		12.31.12
		Book	Fair	Book	Fair
	Maturity	value	value	value	value
BRF bonds
BRF SA BRFSBZ5	2022	(1,757,590)	(1,754,392)	(1,531,036)	(1,676,635)
BRF SA BRFSBZ3	2023	(1,076,223)	(915,169)	-	-
BRF SA BRFSBZ7	2018	(500,323)	(416,898)	-	-
		(3,334,136)	(3,086,459)	(1,531,036)	(1,676,635)

				BR GAAP and IFRS
					Consolidated
			12.31.13		12.31.12
		Book	Fair	Book	Fair
	Maturity	value	value	value	value
BRF bonds
BRF SA BRFSBZ5	2022	(1,757,590)	(1,754,392)	(1,531,036)	(1,676,635)
BRF SA BRFSBZ3	2023	(1,076,223)	(915,169)	-	-
BRF SA BRFSBZ7	2018	(500,323)	(416,898)	-	-
BFF bonds
Sadia Overseas BRFSBZ7	2020	(1,501,982)	(1,654,926)	(1,561,993)	(1,857,023)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(520,609)	(574,900)	(514,387)	(594,850)
Quickfood bonds
Quickfood	2016	(54,586)	(54,586)	-	-
		(5,411,313)	(5,370,871)	(3,607,416)	(4,128,508)

4.7.        Table of sensitivity analysis

The Company has financing, loans and receivables denominated in foreign currency and in order to mitigate the risks resulting from exchange rate exposure, it contracts derivative financial instruments.

The Company understands that the current interest rate fluctuations do not affect significantly its financial results, since it opted to fix the exchange rate of a considerable portion of its floating interest rates debts by using derivative transactions (interest rates swaps). The Company designates such derivatives as hedge accounting and, therefore, the effectiveness is monitored through prospective and retrospective tests.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

In the table presented below, five scenarios are considered for the next twelve-month period, considering the percentage variations of the quote of the parity between the Brazilian Reais and U.S. Dollar, Brazilian Reais and Euro and Brazilian Reais and Pounds Sterling, whereas the most likely scenario is that one adopted by the Company. The total of export sales analyzed corresponds to the total of derivative financial instruments increased by the amortization flow of PPEs designated as hedge accounting.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Parity - Brazilian Reais x U.S. Dollar		2.3426	2.1083	1.7570	2.9283	3.5139
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF and Fixed exchange rate (hedge accounting)	Devaluation of R$	4,280	86,271	209,257	(200,698)	(405,675)
Options - currencies	Devaluation of R$	318	28,429	70,596	(54,958)	(125,236)
Exports pre payments	Devaluation of R$	(168,900)	(98,622)	6,795	(344,595)	(520,290)
Bonds	Devaluation of R$	(93,780)	(23,502)	81,915	(269,475)	(445,170)
Swaps	Devaluation of R$	(103,056)	(27,325)	86,273	(292,385)	(481,714)
Exports	Appreciation of R$	59,662	(97,292)	(332,723)	437,046	829,431
Net of tax effect		(301,476)	(132,041)	122,113	(725,065)	(1,148,654)
Statement of income		-	-	-	-	-
Shareholders' equity		(301,476)	(132,041)	122,113	(725,065)	(1,148,654)

Parity - Brazilian Reais x Euro		3.2265	2.9039	2.4199	4.0331	4.8398
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF (hedge accounting)	Devaluation of R$	(11,330)	23,129	74,818	(97,477)	(183,625)
Exports	Appreciation of R$	11,330	(23,129)	(74,818)	97,477	183,625
Net of tax effect		-	-	-	-	-
Statement of income		-	-	-	-	-
Shareholders' equity		-	-	-	-	-

Parity - Brazilian Reais x Pound Sterling		3.8728	3.4855	2.9046	4.8410	5.8092
Transaction/Instrument	Risk	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
		(probable)	(10% appreciation)	(25% appreciation)	(25% devaluation)	(50% devaluation)
NDF (hedge accounting)	Devaluation of R$	(7,519)	5,261	24,432	(39,470)	(71,420)
Exports	Appreciation of R$	7,519	(5,261)	(24,432)	39,470	71,420
Net of tax effect		-	-	-	-	-
Statement of income		-	-	-	-	-
Shareholders' equity		-	-	-	-	-

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to Board and Directors for assessing the performance of each segment and allocating resources.

The segment information is prepared considering 4 reportable segments, as follows: domestic market, foreign market, dairy products and food service. The reportable segments identified primarily observe division by sales channel.

•         Domestic market: includes the Company´s sales executed in the Brazilian territory, except those relating to products in the dairy and the food service channel.

•         Foreign market: includes the Company´s sales for exports and those generated outside the national territory, except those relating to products in the dairy and the food service channel.

•         Dairy products: includes the Company´s sales of milk and dairy products produced in the domestic and foreign markets.

•         Food service: includes the Company's sales of all products in its portfolio, except in the category of dairy products, generated in the domestic and foreign market to the customers for food service category that includes: bars, restaurants, industrial kitchens, among others.

Hence, these segments are subdivided according to the nature of the products whose characteristics are described below:

•         Poultry:  involves the production and trade of whole poultry and cuts in-natura.

•         Pork and beef cuts: involves the production and trade of cuts in-natura.

•         Processed:  involves the production and trade of processed foods, frozen and processed derivatives of poultry, pork and beef.

•         Others processed: involves the production and trade of processed foods like margarine and vegetable products and soybean-based.

•         Milk:  involves the production and trade of pasteurized and UHT (“Ultra-high temperature”) milk.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

•         Dairy products and other beverages: involves the production and trade of foods milk derivatives, including flavored milk, yogurts, cheeses and desserts. This category also includes beverages from fruit and soybean-based.

•         Others:  involves the production and trade of animal feed, soy meal and refined soy flour.

The net sales for each reportable operating segment are presented below:

	BR GAAP and IFRS
		Consolidated
Net sales	12.31.13	12.31.12
Domestic market
Poultry	1,492,300	1,351,356
Pork and beef	946,713	911,270
Processed products	6,764,758	6,767,166
Other processed products	2,833,773	2,694,906
Other	940,838	894,137
	12,978,382	12,618,835
Foreign market
Poultry	8,261,662	7,569,437
Pork and beef	1,897,288	1,866,736
Processed products	2,626,658	2,002,169
Other processed products	287,003	179,978
Other	56,112	7,722
	13,128,723	11,626,042
Dairy products
Milk	1,291,226	1,359,809
Dairy products and other beverages	1,516,637	1,354,262
	2,807,863	2,714,071
Food service
Poultry	378,222	343,055
Pork and beef	224,982	221,782
Processed products	855,785	846,167
Other processed products	147,289	147,431
	1,606,278	1,558,435
	30,521,246	28,517,383

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The operating results for each reportable operating segment are presented below:

	BR GAAP and IFRS
		Consolidated
		Restated
	12.31.13	12.31.12
Operating income
Domestic market	1,322,229	1,014,885
Foreign market	400,227	150,358
Dairy products	60,079	(6,551)
Food service	177,113	164,730
	1,959,648	1,323,422

No customer was individually or in aggregated form (business group) responsible for more than 5% of net sales for the year ended December 31, 2013.

Net sales from exports were originated in the segments of the foreign market, dairy products and food service, as set for below:

	BR GAAP and IFRS
		Consolidated
	12.31.13	12.31.12
Net export sales per market
Foreign market	13,128,723	11,626,042
Dairy products	2,884	123
Food service	230,944	223,299
	13,362,551	11,849,464

Export net sales by region is presented below:

	BR GAAP and IFRS
		Consolidated
	12.31.13	12.31.12
Net export sales per region
Europe	2,090,992	1,920,199
Far East	2,723,911	2,402,902
Middle East	4,291,080	3,976,600
Eurasia (including Russia)	919,291	1,058,340
Americas	2,313,005	1,537,688
Africa / Other	1,024,272	953,735
	13,362,551	11,849,464

The goodwill originated from the expectation of future profitability, as well as the intangible assets with indefinite useful life (trademarks), were allocated to the reportable operating segments, taking into account the nature of the products manufactured in each segment (cash-generating unit). The allocation of intangible assets is presented below:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

					BR GAAP and IFRS
					Consolidated
		Goodwill		Trademarks		Total
	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12
Domestic market	1,069,958	1,069,958	982,478	982,478	2,052,436	2,052,436
Foreign market	1,278,855	1,260,368	319,827	323,459	1,598,682	1,583,827
Dairy products	671,398	671,398	-	-	671,398	671,398
Food service	81,539	81,539	-	-	81,539	81,539
	3,101,750	3,083,263	1,302,305	1,305,937	4,404,055	4,389,200

The Company performed the impairment test of the assets allocated to the reportable segments as demonstrated in the table above using discounted cash flows, as described in note 18.

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the Company’s Management, which take investment decisions and determine allocation of assets on a consolidated basis.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

6.            CASH AND CASH EQUIVALENTS

			BR GAAP	BR GAAP and IFRS
	Average rate	Parent company			Consolidated
	(% p.a.)	12.31.13	12.31.12	12.31.13	12.31.12
Cash and bank accounts
U.S. Dollar	-	18,472	298	582,898	81,757
Brazilian Reais	-	211,874	147,448	211,929	147,629
Euro	-	97,118	-	190,525	17,046
Other currencies	-	428	-	42,299	8,964
		327,892	147,746	1,027,651	255,396
Cash equivalents
In Brazilian Reais
Investment funds	7.72%	13,650	13,508	13,650	13,508
Bank deposit certificates	9.86%	462,365	626,292	529,959	630,412
		476,015	639,800	543,609	643,920
In U.S. Dollar
Interest bearing account	-	-	45,572	-	359,416
Term deposit	0.38%	-	-	1,277,506	306,734
Overnight	0.05%	52,851	59,537	212,137	180,292
In Euro
Interest bearing account	-	-	11,740	-	122,341
Term deposit	0.55%	48,418	-	66,690	4,916
Other currencies
Interest bearing account	-	-	3,524	-	54,206
Term deposit	0.19%	-	-	122	3,472
		101,269	120,373	1,556,455	1,031,377
		905,176	907,919	3,127,715	1,930,693

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

7.            MARKETABLE SECURITIES

				Average		BR GAAP	BR GAAP and IFRS
				interest rate	Parent company			Consolidated
		WATM (1)	Currency	(% p.a.)	12.31.13	12.31.12	12.31.13	12.31.12
Available for sale
Credit linked note	(a)	6.48	US$	3.78%	-	-	173,969	174,181
Brazilian foreign debt securities	(b)	2.38	US$	2.71%	-	-	105,322	89,004
Shares		-	R$	-	623	658	623	658
Exclusive investment funds	(c)	1.00	ARS	0.22%	-	-	459	9,219
					623	658	280,373	273,062
Held for trading
Bank deposit certificates	(d)	2.70	R$	9.77%	113,253	167,867	114,351	180,185
Financial treasury bills	(e)	0.53	R$	9.90%	64,844	100,508	64,844	100,508
					178,097	268,375	179,195	280,693
Held to maturity
Credit linked note	(a)	-	US$	-	-	-	-	90,859
Financial treasury bills	(e)	-	R$	-	56,002	51,752	56,002	51,752
					56,002	51,752	56,002	142,611
					234,722	320,785	515,570	696,366
Current					178,720	269,033	459,568	621,908
Non-current					56,002	51,752	56,002	74,458
(1) Weighted average maturity in years.

(1)     Weighted average maturity in years.

(a)  The Credit Linked Note is a structured operation with a first-class financial institution abroad that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(b)  Brazilian foreign debt securities are denominated in U.S. Dollars and remunerated at pre- and post-fixed rates.

(c)  The exclusive fund in foreign currency is basically represented by money market.

(d)  Bank Deposit Certificate (“CDB”) investments are denominated in Brazilian Reais and remunerated at rates varying from 90% to 103% of the Interbank Deposit Certificate (“CDI”).

(e)  Financial Treasury Bills (“LFT”) are remunerated at the rate of the Special System for Settlement and Custody (“SELIC”).

The unrealized loss by the change in fair value of the available for sale securities, recorded in shareholders’ equity, corresponds to the accumulated amount of  R$5,406 net of income tax of R$266 (gain of R$18,224 net of income tax of R$395 as of December 31, 2012).

Additionally, on December 31, 2013, of the total of marketable securities, R$82,758 (R$97,271 as of December 31, 2012)  were pledged as collateral for futures contract operations in U.S. Dollars and live cattle, traded on the Futures and Commodities Exchange (“BM&F”).

On December 31, 2013, the maturities of the non-current marketable securities are as follows:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BR GAAP and IFRS
Maturities	Parent company and Consolidated
2017	56,002
56,002

The Company conducted an analysis of sensitivity to foreign exchange rate as presented in note 4.8.

8.            TRADE ACCOUNTS RECEIVABLE, NET AND OTHER RECEIVABLES

		BR GAAP	BR GAAP and IFRS
	Parent Company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Current
Domestic third parties	1,625,820	1,567,225	1,626,067	1,568,370
Domestic related parties	1,059	898	1,059	-
Foreign third parties	316,127	229,025	1,589,892	1,603,902
Foreign related parties	2,062,672	1,225,246	146,223	-
( - ) Estimated losses on doubtful accounts	(20,254)	(24,723)	(24,886)	(41,074)
	3,985,424	2,997,671	3,338,355	3,131,198
Non-current
Domestic third parties	86,698	90,476	86,833	90,619
Foreign third parties	623	2,535	3,581	2,642
( - ) Adjustment to present value	(11)	(189)	(11)	(189)
( - ) Estimated losses on doubtful accounts	(79,620)	(81,694)	(82,592)	(81,944)
	7,690	11,128	7,811	11,128
	3,993,114	3,008,799	3,346,166	3,142,326

		BR GAAP	BR GAAP and IFRS
	Parent Company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Current
Other receivables	83,743	31,398	149,007	77,421
	83,743	31,398	149,007	77,421
Non-current
Other receivables	306,069	78,033	353,675	152,303
	306,069	78,033	353,675	152,303
	389,812	109,431	502,682	229,724

The trade accounts receivable involving related parties are disclosed in note 29. The consolidated trade accounts receivable refers to transactions with the associated company UP! and Nutrifont In the domestic market and with the joint ventures Federal Foods and Rising Star in foreign market.

The rollforward of estimated losses from doubtful accounts is presented below:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

						BR GAAP
					Parent company
					Exchange rate
	12.31.12	Additions	Reversals	Write-offs	variation	12.31.13
Estimated losses on doubtful accounts	106,417	61,051	(28,904)	(38,639)	(51)	99,874
	106,417	61,051	(28,904)	(38,639)	(51)	99,874

					BR GAAP and IFRS
						Consolidated
					Exchange rate
	12.31.12	Additions	Reversals	Write-offs	variation	12.31.13
Estimated losses on doubtful accounts	123,018	93,739	(67,195)	(39,669)	(2,415)	107,478
	123,018	93,739	(67,195)	(39,669)	(2,415)	107,478

The breakdown of accounts receivable by maturity is as follows:

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Current	3,913,969	2,978,506	3,143,565	3,040,239
Overdue
01 to 60 days	50,559	17,920	169,744	83,688
61 to 90 days	33,172	7,791	35,996	9,638
91 to 120 days	3,357	8,763	4,105	9,646
121 to 180 days	6,903	10,377	8,716	12,547
181 to 360 days	3,430	9,962	4,705	15,665
More than 361 days	81,609	82,086	86,824	94,110
( - ) Adjustment to present value	(11)	(189)	(11)	(189)
( - ) Estimated losses on doubtful accounts	(99,874)	(106,417)	(107,478)	(123,018)
	3,993,114	3,008,799	3,346,166	3,142,326

9.            INVENTORIES

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Finished goods	1,515,920	1,472,988	1,951,167	1,836,175
Goods for resale	26,038	24,505	26,038	24,577
Work in process	175,711	147,012	186,883	147,012
Raw materials	315,984	410,469	361,940	427,931
Packaging materials	80,905	81,301	100,150	84,195
Secondary materials	204,282	202,933	223,901	204,489
Spare parts	119,966	112,399	137,510	112,399
Goods in transit	27	1,420	104,896	152,091
Imports in transit	59,506	57,864	63,847	57,864
Advances to suppliers	11,158	10,138	11,158	10,138
(-) Provision for adjustment to realizable value	(30,663)	(9,087)	(31,590)	(14,920)
(-) Provision for deterioration	(10,795)	(19,978)	(19,064)	(21,740)
(-) Provision for obsolescense	(5,221)	(1,635)	(5,221)	(1,635)
	2,462,818	2,490,329	3,111,615	3,018,576

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The write-offs of products sold from inventories to cost of sales during the year ended December 31, 2013 totaled R$21,733,827 in the parent company and R$22,953,145 in the consolidated (R$12,114,773 in the parent company and R$22,063,563 in the consolidated as of December 31, 2012). Such amounts include the additions and reversals of inventory provisions presented in the table below:

							BR GAAP
						Parent company
	12.31.12		Additions		Reversals	Write-offs	12.31.13
Provision for adjustment to realizable value		(9,087)		(33,369)	11,793	-	(30,663)
Provision for deterioration	(19,978)			(12,029)	-	21,212	(10,795)
Provision for obsolescence		(1,635)		(4,101)	-	515	(5,221)
	(30,700)			(49,499)	11,793	21,727	(46,679)

						BR GAAP and IFRS
							Consolidated
						Exchange
	12.31.12	Additions		Reversals	Write-offs rate variation		12.31.13
Provision for adjustment to realizable value	(14,920)		(33,340)	12,609	-	4,061	(31,590)
Provision for deterioration	(21,740)		(21,739)	-	24,279	136	(19,064)
Provision for obsolescence	(1,635)		(9,698)	-	6,204	(92)	(5,221)
	(38,295)		(64,777)	12,609	30,483	4,105	(55,875)

Management expects inventories to be recovered in a period of less than 12 months.

On December 31, 2013, R$50,000 (R$50,000 as of December 31, 2012) of the balance of inventories as of the parent company and the consolidated was pledged as collateral for rural credit operations.

10.         BIOLOGICAL ASSETS

The biological assets of the Company is substantially represented by living animals which are segregated by the categories: poultry, pork and cattle. In addition, these categories are separated into consumable and for production.

The animals classified as consumables are those intended for slaughtering to produce unprocessed meat and/or manufactured and processed products, and until they reach the adequate weight for slaughtering, they are classified as immature. The slaughtering and production process occurs sequentially and in a very short period of time, and as a consequence, only live animals transferred for slaughtering in refrigerators are classified as mature.

The animals classified as for production (breeding stock) are those that have the function of producing other biological assets. Until they reach the age of reproduction they are classified as immature and when they are able to initiate the reproductive cycle, they are classified as mature.

In Management’s opinion, the fair value of the biological assets is substantially represented by the cost of formation, mainly due to the short life cycle of the animals and to the fact that a significant portion of the profitability of the Company’s products derives from the manufacturing process and not from obtaining in-natura meat (raw materials at slaughtering point). This opinion is supported by a fair value appraisal report prepared in 2013 by an independent appraiser, which presented a non-significant difference between the fair value and the cost of formation. Therefore, biological assets are recorded at formation cost.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

To measure biological assets at fair value, the Company used discounted cash flow methodology. The discount rate used was the Weighted Average Cost of Capital (“WACC”), as follows:

	%	%
	12.31.13	12.31.12
Cost of nominal owners' equity	8.96	9.59
Projected inflation rate USA	2.29	2.28
Projected inflation rate Brazil	5.40	5.20
Cost of actual owners' equity	6.52	7.15
Actual WACC	4.95	5.06

The quantities and balances per category of live animals are presented below:

				BR GAAP
				Parent company
		12.31.13		12.31.12
	Quantity		Quantity
	(thousand of heads)	Value	(thousand of heads)	Value
Consumable biological assets
Immature poultry	180,316	524,189	203,420	583,677
Immature pork	3,332	586,463	3,461	627,790
Immature cattle	73	87,709	139	146,648
Total current	183,721	1,198,361	207,020	1,358,115
Production biological assets
Immature poultry	6,526	87,391	7,759	110,422
Mature poultry	11,606	156,863	11,022	139,428
Immature pork	160	38,699	162	32,441
Mature pork	377	163,005	374	145,899
Immature cattle	-	60	-	-
Mature cattle	-	88	-	-
Total non-current	18,669	446,106	19,317	428,190
	202,390	1,644,467	226,337	1,786,305

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

				BR GAAP and IFRS
				Consolidated
		12.31.13		12.31.12
	Quantity		Quantity
	(thousand of heads)	Value	(thousand of heads)	Value
Consumable biological assets
Immature poultry	187,946	531,679	208,695	596,561
Immature pork	3,332	586,463	3,461	627,790
Immature cattle	73	87,709	139	146,648
Total current	191,351	1,205,851	212,295	1,370,999
Production biological assets
Immature poultry	6,526	87,391	7,759	110,422
Mature poultry	11,606	156,863	11,022	139,428
Immature pork	160	38,699	162	32,441
Mature pork	377	163,005	374	145,899
Immature cattle	-	60	-	-
Mature cattle	-	88	-	-
Total non-current	18,669	446,106	19,317	428,190
	210,020	1,651,957	231,612	1,799,189

The rollforward of live animals for the period is presented below:

								BR GAAP
							Parent company
				Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Total
Balance as of 12.31.12	583,677	627,790	146,648	1,358,115	249,850	178,340	-	428,190
Acquisition	160,462	1,060,265	383,125	1,603,852	29,445	111,194	-	140,639
Increase due to reproduction, consumption
of animal feed, medication and
remuneration of outgrowers	2,904,248	569,700	6,007	3,479,955	345,637	15,417	149	361,203
Depreciation	-	-	-	-	(329,601)	(45,367)	(1)	(374,969)
Transfer between current and non-current	51,077	49,821	-	100,898	(51,077)	(49,821)	-	(100,898)
Reduction due to slaughtering	(3,175,275)	(1,721,113)	(448,071)	(5,344,459)	-	-	-	-
Write-off	-	-	-	-	-	(8,059)	-	(8,059)
Balance as of 12.31.13	524,189	586,463	87,709	1,198,361	244,254	201,704	148	446,106

							BR GAAP and IFRS
								Consolidated
				Current				Non-current
	Poultry	Pork	Cattle	Total	Poultry	Pork	Cattle	Total
Balance as of 12.31.12	596,561	627,790	146,648	1,370,999	249,850	178,340	-	428,190
Acquisition	161,526	1,060,265	383,125	1,604,916	29,445	111,194	-	140,639
Increase due to reproduction, consumption
of animal feed, medication and
remuneration of outgrowers	2,920,068	569,700	6,007	3,495,775	345,637	15,417	149	361,203
Depreciation	-	-	-	-	(329,601)	(45,367)	(1)	(374,969)
Transfer between current and non-current	51,077	49,821	-	100,898	(51,077)	(49,821)	-	(100,898)
Reduction due to slaughtering	(3,197,553)	(1,721,113)	(448,071)	(5,366,737)	-	-	-	-
Write-off	-	-	-	-	-	(8,059)	-	(8,059)
Balance as of 12.31.13	531,679	586,463	87,709	1,205,851	244,254	201,704	148	446,106

The costs of the breeding animals are depreciated using the straight-line method for a period from 15 to 30 months.

The acquisitions of biological assets for            production (non-current) occur when there is an expectation that the production plan cannot be met with its own assets and, usually, this acquisition refers to immature animals in the beginning of the life cycle.

The acquisitions of biological assets for slaughtering (poultry and pork - current) are represented by poultry of one day old and pork of up to 22 kilos, which are subject to the management of a substantial part of the agricultural activity by the Company.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The increase by reproduction of the biological assets classified in the current assets is related to eggs from animals for production.

On December 31, 2013, the balance of biological assets recorded as non-current assets of R$568,978 includes forests in the amount of R$122,872.

11.         RECOVERABLE TAXES

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
State ICMS ("VAT")	977,506	944,808	1,017,279	966,892
PIS and COFINS ("Federal Taxes to Social Fund Programs")	507,782	890,441	507,866	890,642
Withholding income and social contribution tax	588,420	241,175	623,573	277,776
IPI ("Federal VAT")	60,295	58,689	60,295	58,689
Other	84,373	62,508	119,262	84,914
Allowance for losses	(216,673)	(170,929)	(224,528)	(172,347)
	2,001,703	2,026,692	2,103,747	2,106,566
Current	1,211,084	892,104	1,302,939	964,769
Non-current	790,619	1,134,588	800,808	1,141,797

The rollforward of the allowance for losses is presented below:

					BR GAAP
				Parent company
		12.31.12	Additions	Write-offs	12.31.13
State ICMS ("VAT")		(145,891)	(53,891)	24,097	(175,685)
Allowance for losses - Withholding income tax and social contribution		-	(8,550)	-	(8,550)
PIS and COFINS ("Federal Taxes to Social Fund Programs")		(10,298)	(7,400)	-	(17,698)
IPI ("Federal VAT")		(14,740)	-	-	(14,740)
		(170,929)	(69,841)	24,097	(216,673)

				BR GAAP and IFRS
					Consolidated
				Exchange
	12.31.12	Additions	Write-offs rate variation		12.31.13
State ICMS ("VAT")	(145,892)	(53,891)	24,097	-	(175,686)
Allowance for losses - Withholding income tax and social contribution	-	(8,550)	-	-	(8,550)
PIS and COFINS ("Federal Taxes to Social Fund Programs")	(10,298)	(7,400)	-	-	(17,698)
IPI ("Federal VAT")	(14,740)	-	-	-	(14,740)
Other	(1,417)	(7,827)	1,069	321	(7,854)
	(172,347)	(77,668)	25,166	321	(224,528)

The increase in the provision for VAT credit results from evaluations made by the Company indicating possible negative goodwill or losses at the time of their realization.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

11.1.     State ICMS (“VAT”)

Due to its (i) export activity, (ii) domestic sales are subject to reduced tax rates and (iii) investments in property, plant and equipment, the Company accumulates tax credits that are offset with debits generated in sales in the domestic market or transferred to third parties.

The Company has ICMS tax credits in the States of Mato Grosso do Sul, Mato Grosso, Paraná, Santa Catarina and Minas Gerais, for which Management understands that realization will occur in medium or long term.

11.2.     PIS and COFINS

Recoverable taxes derived from Contribution to the Social Integration Program (“PIS”) and Contribution to Social Fund Programs (“COFINS”) are originated from credits on purchases of raw materials used in the production of exported products or in the production of products which sales are taxed at the zero rate, such as in-natura meat, UHT and pasteurized milk. The recovery of these tax credits can be achieved by means of offsetting with domestic sales operations of taxed products and other federal taxes or compensation claims.

The Management’s Company continually evaluates alternatives that would allow to accelerate the use of accumulated credits.

The Law No. 12,839/10 (originating from the Provisional Measure No. 609/13) introduced significant changes in the taxation of PIS and COFINS in the products included in the basic consumer products, impacting margarine and butter operations, which have become taxed at the zero rate.

In the year ended od 2013, was published the Law No. 12,865/13 which changed the taxation of the soybean chain, eliminating the presumed credits by the entries and allowing a presumed credit on the margarine sales.

11.3.     Withholding income and social contribution taxes

These correspond to withholdings at source on financial investments, prepayments of income tax and social contribution, which are realizable through offsetting against other federal taxes.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

12.         ASSETS HELD FOR SALE

					BR GAAP
					Parent company
		Transfers from	Transfers to
		property, plant and	property, plant and
	12.31.12	equipment	equipment	Disposals	12.31.13
Lands	1,537	54,572	-	(51)	56,058
Buildings and improvements	7,134	-	-	(5,508)	1,626
Machinery and equipment	2,443	1,338	(195)	(248)	3,338
Vehicles and aircraft	59	622	(242)	(357)	82
Forests	-	85,820	-	-	85,820
	11,173	142,352	(437)	(6,164)	146,924

					BR GAAP and IFRS
					Consolidated
		Transfers from	Transfers to
		property, plant and	property, plant and
	12.31.12	equipment	equipment	Disposals	12.31.13
Lands	7,009	54,572	-	(5,523)	56,058
Buildings and improvements	11,230	-	-	(9,604)	1,626
Machinery and equipment	3,762	1,338	(195)	(1,566)	3,339
Furniture	461	-	-	(455)	6
Vehicles and aircraft	58	2,640	(242)	(357)	2,099
Forests	-	85,820	-	-	85,820
	22,520	144,370	(437)	(17,505)	148,948

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

13.         INCOME TAX AND SOCIAL CONTRIBUTION

13.1.     Deferred income tax and social contribution composition

		BR GAAP	BR GAAP and IFRS
		Parent company		Consolidated
		Restated		Restated
	12.31.13	12.31.12	12.31.13	12.31.12
Assets
Tax loss carryforwards (corporate income tax)	688,177	641,749	732,149	670,173
Negative calculation basis (social contribution tax)	277,826	251,581	278,494	252,250

Assets temporary differences
Provisions for tax, civil and labor risk	146,696	109,899	150,534	115,473
Suspended collection taxes	70,239	51,340	70,239	51,340
Provision for estimated losses with doubtful accounts	14,958	10,237	16,136	10,665
Provision for property, plant and equipment losses	6,454	3,145	6,454	3,313
Provision for tax credits realization	70,762	55,539	70,762	60,935
Provision for other obligations	53,716	28,391	55,730	29,676
Employees' profit sharing	51,607	25,033	51,607	25,033
Provision for inventories	15,871	10,438	15,871	10,900
Employees' benefits plan	99,029	96,546	99,029	96,546
Amortization on fair value of business combination	1,870	5,372	1,870	5,372
Business combination - Sadia	695,646	817,858	695,646	817,858
Unrealized losses on derivatives	83,606	45,015	83,606	45,015
Adjustments relating to the transition tax regime (1)	132,984	143,575	132,984	143,574
Provision for losses - other debtors	3,969	14,672	3,969	14,671
Other temporary differences	25,396	51,589	31,379	55,974
	2,438,806	2,361,979	2,496,459	2,408,768
Liabilities
Liabilities temporary differences
Business combination - Sadia and Quickfood	(763,121)	(865,998)	(878,204)	(990,028)
Adjustments relating to the transition tax regime (1)	(929,810)	(675,127)	(931,819)	(677,137)
Other temporary differences	-	(1,618)	(20,759)	(23,423)
	(1,692,931)	(1,542,743)	(1,830,782)	(1,690,588)
Total deferred tax legally enforceable	745,875	819,236	665,677	718,180
Business combination - Dánica and Avex	-	-	(20,566)	(27,792)
Total deferred tax	745,875	819,236	645,111	690,388

(1)         The main adjustments are related primarily to amortization of goodwill of business combination, fair value of financial instruments and depreciation rate for the economic useful lives of the property, plant and equipment.

Certain subsidiaries of the Company have tax loss carryforwards and negative basis of social contribution of R$18,493 and R$18,312, respectively, (R$19,633 and R$19,514 as of December 31, 2012), for which the Company have not recorded a deferred tax asset. If there was an expectation that such tax credits would be realized the amount recognized in the balance sheet would be R$6,271 (R$6,664 as of December 31, 2011).

On November 11, 2013, it was published a Provisional Measure No. 627 which revokes the Transition Tax Regime (“RTT”) and introduce other measures, among them: (i) amendments in Decree-Law No. 1,598 / 77 which deals with the corporate income tax as well as amending the relevant legislation to social contribution on net income, (ii) provides that the amendment or adoption of accounting methods and criteria through administrative acts issued based on jurisdiction assigned by business law, which are subsequent to the publication of this Provisional Measure, there is no implication in the calculation of federal taxes until tax law regulates the subject; (iii) includes specific treatment on the potential taxation of profits or dividends; (iv) includes provisions concerning the calculation of interest on shareholders’ equity and (v) includes considerations on investments measured at equity method.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The provisions of the Provisional Measure are in force from 2015 onwards. The early adoption for 2014 may eliminate potential tax effects, especially related to payment of dividends and interest on shareholders’ equity   that were effectively paid up to the date of publication of this Provisional Measure as well as equity pick. The Company prepared an analyze of the Provisional Measure and concluded that given the legislation published so far, its early adoption or not, would result in non-material adjustments in the Company's financial statements. The Management awaits the evolution and negotiations of the amendments to the text of the Provisional Measure so can be able to decide on its early adoption within the deadlines established by that tax rule.

13.2.       Estimated time of realization

Deferred tax assets arising from temporary differences will be realized as they are settled our realized. The period of the settlement or realization of such differences would not be properly estimated and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets, constituted on tax loss carryforward and negative calculation bases, Management considers its budget and strategic plan, adjusted based on estimates of the main tax additions and exclusions. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as shown below, however, this estimate may not materialize in the next years if estimates of future taxable income are not verified.

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
2014	73,893	74,903
2015	77,360	78,444
2016	101,029	105,958
2017	121,688	126,973
2018	141,995	147,562
2019-2021	444,908	463,342
2022-2023	5,130	13,461
	966,003	1,010,643

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The rollforward of the deferred tax assets is set forth below:

		BR GAAP	BR GAAP and IFRS
		Parent company		Consolidated
		Restated		Restated
	12.31.13	12.31.12	12.31.13	12.31.12
Beginning balance	819,236	595,001	690,388	836,853
Deferred income tax recorded in the statement of income	(140,403)	304,048	(116,026)	43,589
Deferred income tax recorded in other comprehensive income	60,848	(79,813)	60,718	(9,573)
Business combination - Dánica/Avex	-	-	-	(52,925)
Business combination - Quickfood	-	-	9,356	(124,440)
Other	6,194	-	675	(3,116)
Ending balance	745,875	819,236	645,111	690,388

13.3.     Income and social contribution taxes reconciliation

		BR GAAP	BR GAAP and IFRS
		Parent company		Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
		Restated		Restated
Income before taxes	1,210,181	466,670	1,212,112	752,820
Nominal tax rate	34%	34%	34%	34%
Tax expense at nominal rate	(411,462)	(158,668)	(412,118)	(255,959)

Adjustments of taxes and contributions on
Equity interest in income of affiliates	(107,758)	339,442	4,530	7,629
Exchange rate variation on foreign investments	140,257	41,207	129,944	62,416
Difference of tax rates on earnings from foreign subsidiaries	-	-	(125,423)	28,362
Interest on shareholders' equity	246,164	93,415	246,164	93,415
Results from foreign subsidiaries	(647)	-	(647)	(549)
Transfer price	(1,002)	(591)	(1,002)	(3,099)
Profit sharing	(11,163)	(2,081)	(11,163)	(1,947)
Donations	(3,343)	(1,626)	(3,343)	(4,387)
Penalties	1,707	(5,472)	1,707	(3,825)
Gain (loss) on realization of tax loss carryforwards	-	-	-	84,246
Investment grant	41,201	22,926	41,201	22,926
Other adjustments	(41,705)	(25,220)	(15,125)	(4,606)
	(147,751)	303,332	(145,275)	24,622
Current income tax	(7,348)	(716)	(29,249)	(18,967)
Deferred income tax	(140,403)	304,048	(116,026)	43,589

The taxable income, current and deferred income tax from foreign subsidiaries is set forth below:

	BR GAAP and IFRS
		Consolidated
	12.31.13	12.31.12
Taxable income from foreign subsidiaries	(412,551)	54,150
Current income taxes expense from foreign subsidiaries	(19,862)	(9,375)
Deferred income taxes benefit from foreign subsidiaries	26,163	39,353

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company determined that the total profit accounted for by holdings of their wholly-owned subsidiaries located abroad will not be redistributed. Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$1,158,814 as of December 31, 2013 (R$2,223,356 as of December 31, 2012). Such variation is mainly due to the result recorded by foreign subsidiaries and the effect of the merger of Sadia GmbH by BRF GmbH on March 31, 2013.

The Brazilian income taxes are subject to review for a 5-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties, in case inconsistencies are found. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

14.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is set forth below:

						BR GAAP
					Parent company
					Price index
	12.31.12	Additions	Reversals	Write-offs	update	12.31.13
Tax	240,450	38,908	(681)	(4,526)	18,305	292,456
Labor	93,409	79,292	(15,770)	(15,238)	14,245	155,938
Civil, commercial and other	30,016	4,457	(4,592)	(8,640)	2,982	24,223
	363,875	122,657	(21,043)	(28,404)	35,532	472,617

						BR GAAP and IFRS
							Consolidated
					Price index	Exchange
	12.31.12	Additions	Reversals	Write-offs	update	rate variation	12.31.13
Tax	240,582	38,914	(539)	(4,656)	18,332	-	292,633
Labor	93,503	79,292	(15,770)	(15,296)	14,250	-	155,979
Civil, commercial and other	31,216	14,633	(8,887)	(8,640)	2,982	(1,240)	30,064
	365,301	132,839	(25,196)	(28,592)	35,564	(1,240)	478,676

15.         RESTRICTED CASH

			Average		BR GAAP	BR GAAP and IFRS
			interest rate	Parent company			Consolidated
	WATM (1)	Currency	(p.a.)	12.31.13	12.31.12	12.31.13	12.31.12
Guarantee deposit	-	US$	-	-	-	-	9,137
National treasury certificates	6.26	R$	17.53%	99,212	83,877	99,212	83,877
				99,212	83,877	99,212	93,014

(1)     Weighted average maturity term (in year)

The national treasury certificates are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”), see note 19.6 of these consolidated financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The guarantee deposit disclosed on December 31, 2013 was linked to a bank borrowing contracted with Rabobank by the subsidiary Quickfood, which was settled during the year ended December 31, 2013.

16.         INVESTMENTS

16.1.     Investments breakdown

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Investment in subsidiaries and affiliates	2,756,464	2,713,155	105,874	34,711
Goodwill Quickfood	447,429	457,568	-	-
Advance for future capital increase	100	100	-	-
Other investments	873	880	2,116	1,947
	3,204,866	3,171,703	107,990	36,658

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

16.2.     Summary financial information of direct subsidiaries

					Heloísa Ind. Com. Produtos Lácteos Ltda. (1)
						PDF Partici- pações Ltda.									VIP S.A. Empr. e Particip. Imob.
	Avipal Centro Oeste S.A.	Avipal Construtora S.A.	BRF GmbH	Establec. Levino Zaccardi			Perdigão Trading S.A.	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia Alimentos S.A.	Sadia GmbH (2)	Sadia International Ltd.	Sadia Overseas S.A. Sadia

														S.A. (1)
	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13	12.31.13
Current assets	81	123	118,881	4,588	-	-	-	6,037	184,492	27,600	-	1,252	101	-	125,731
Non-current assets	-	-	2,255,989	1,868	-	-	1,013	2,507	130,705	146,063	-	169,564	505,045	-	44,592
Current liabilities	-	(5)	(406)	(1,979)	-	-	-	(2,980)	(184,741)	(19,347)	-	(1,601)	(3,555)	-	(30,237)
Non-current liabilities	-	-	(175,557)	(60)	-	-	-	-	(79,157)	(21,166)	-	-	(517,054)	-	(2,025)
Shareholders' equity	(81)	(118)	(2,198,907)	(4,417)	-	-	(1,013)	(5,564)	(51,299)	(133,150)	-	(169,215)	15,463	-	(138,061)

Net revenues	-	-	5,190	8,449	-	-	-	10	832,083	37,470	54	-	-	-	-
Net income (loss)	(4)	2	(426,673)	(2,238)	-	-	(102)	139	(4,154)	(56,278)	62,083	(466)	(12,290)	-	23,140

	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12	12.31.12
Current assets	85	121	184,901	5,953	-	1	119	467	145,221	36,776	741,488	6,737	2	-	60,212
Non-current assets	-	-	1,162,152	2,199	-	-	997	8,022	86,207	236,615	221,394	142,261	512,537	-	89,158
Current liabilities	-	(5)	(717)	(1,451)	-	-	(1)	(84)	(122,999)	(115,892)	(282)	(1,197)	(3,512)	-	(142)
Non-current liabilities	-	-	-	(6,131)	-	-	-	-	(40,492)	(28,058)	(121,858)	-	(510,875)	-	(4,185)
Shareholders' equity	(85)	(116)	(1,346,336)	(570)	-	(1)	(1,115)	(8,405)	(67,937)	(129,441)	(840,742)	(147,801)	1,848	-	(145,043)

Net revenues	-	-	739	8,950	63,917	-	-	366	391,875	38,735	739	-	-	15,226,451	4,025
Net income (loss)	(180)	62	(85,473)	(33)	(3,934)	-	(873)	(3,028)	(5)	1,641	83,884	2,613	(29)	1,039,680	11,859

(1)     Merger of wholly-owned subsidiaries on December 31, 2013.

(2)     Merger of wholly-owned subsidiaries by BRF GmbH on March 31, 2013.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

16.3.     Rollforward of the interest in subsidiaries and associates - Parent company

													Subsidiaries				Affiliate
	Avipal Oeste S.A.	Avipal Centro S.A. BRF	Construtora GmbH (1)	BRF Suínos do Sul Ltda.	Establec. Levino Zaccardi	Perdigão Trading S.A.	PSA Veter. Ltda	Labor. S.A.	Sadia Quickfood S.A. Sadia .	Alimentos GmbH	Sadia Internati- onal Ltd	Sadia VIP Overseas S.A. (1)	S.A. Empr. e Particip. Imob	K&S Alimentos S.A.	Nutrifont Alimentos S.A.	PP-Bio Adm. Bem próprio S.A.	UP! Alimen- tos Ltda

																			Total
																		12.31.13	12.31.12
a) Capital share as of December 31, 2013
% of share	100.00%	100.00%	100.00%	99.00%	98.26%	100.00%	88.00%	90.05%	100.00%	-	100.00%	100.00%	100.00%	49.00%	50.00%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	445,362	1	100	100	100,000	5,463,850	36,469,606	33,717,308	-	900	50,000	14,249,459	27,664,086	20,000	-	1,000
Number of shares and membership interest held	6,963,854	445,362	1	50	98	100,000	5,463,850	32,841,224	33,717,308	-	900	50,000	14,249,459	13,555,402	10,000	-	500
b) Subsidiaries' information as of December 31, 2013
Capital stock	5,972	445	6,121	-	6,604	100	5,564	28,117	225,073	-	2,108	2	40,061	27,664	35,000	-	1
Shareholders' equity	81	118	2,198,907	-	4,417	1,013	5,564	51,299	133,150	-	169,215	(15,463)	138,061	27,773	35,830	-	56,883
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	-	201,171	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	-	246,259	-	-	-	-	-	-	-	-	-
Income (loss) for the period	(4)	2	(426,673)	-	(2,238)	(102)	139	(4,154)	(56,278)	62,083	(466)	(12,290)	23,140	4,704	830	-	56,882
c) Balance of investments as of December 31, 2013
Balance of the investment in the beginning of the exercise	85	116	1,346,336	-	382	1,115	7,407	518,746	129,441	840,742	147,801	-	145,043	11,322	-	-	22,287	3,170,823	10,158,756
Equity pick-up	(4)	2	(359,292)	-	(2,160)	(102)	122	(3,741)	(56,278)	62,083	(465)	(1,331)	23,140	2,304	415	-	28,441	(306,866)	976,635
Premium related to Exchange Offer	-	-	(67,381)	-	-	-	-	-	-	-	-	(10,959)	-	-	-	-	-	(78,340)	-
Unrealized profit in inventory	-	-	-	-	457	-	-	(482)	94	-	-	-	-	-	-	-	-	69	(34)
Goodwill in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(33,851)
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	-	(2,603)	-	-	-	-	-	(374)	-	-	-	-	-	-	-	-	(2,977)	(1,280)
Goodwill	-	-	-	-	-	-	-	(10,139)	-	-	-	-	-	-	-	-	-	(10,139)	457,568
Exchange rate variation on foreign investments	-	-	416,762	-	-	-	-	-	11,052	(35,850)	21,879	(1,324)	-	-	-	-	-	412,519	121,198
Other comprehensive income	-	-	(1,890)	-	(918)	-	-	(10,808)	(31,080)	-	-	-	(19)	-	-	-	-	(44,715)	(50,817)
Advance for future capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	23,000
Capital increase	-	-	-	-	6,565	-	-	-	80,295	-	-	-	-	-	17,500	-	-	104,360	-
Dividends and interests on shareholders' equity	-	-	-	-	-	-	(2,979)	-	-	-	-	-	(30,103)	(17)	-	-	(22,286)	(55,385)	(8,988)
Write-off plants from the execution of TCD	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(252,850)
Net assets acquired	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	63,852
Acquisition of Company	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,030	-	1,030	-
Impairment losses for investments	-	-	-	-	-	-	-	-	-	-	-	13,614	-	-	-	-	-	13,614	-
Acquisition by merger of companies	-	-	866,975	-	-	-	-	-	-	(866,975)	-	-	-	-	-	-	-	-	(8,282,366)
Total	81	118	2,198,907	-	4,326	1,013	4,550	493,576	133,150	-	169,215	-	138,061	13,609	17,915	1,030	28,442	3,203,993	3,170,823

(1)     As disclosed in note 19.4, the Company entered into an operation denominated Exchange Offer involving the wholly-owned subsidiaries Sadia Overseas and BFF International. In the execution of this transaction there were payments of premium and interest by these subsidiaries in the amount of R$10,959 andR$67,381, respectively, which were reclassified as reduction of debt bonds and will be amortized over the terms of Senior Notes BRF 2023.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The gains resulting from exchange rate variation on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaling R$382,197 on December 31, 2013 (gain of R$183,576 as of December 31, 2012) are recognized as financial income or expenses in the statement of income.

On December 31, 2013, the subsidiaries do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

16.4.     Summary financial information in associate and joint venture

						Associate			Joint Venture
		K&S	Nutrifont	PP-Bio		UP!	Federal Foods		Rising Star
	12.31.13	12.31.12	12.31.13	12.31.13	12.31.13	12.31.12	12.31.13	12.31.13	12.31.12
Current assets	16,342	11,304	4,633	-	42,902	32,395	152,319	46,663	68,619
Non-current assets	4,893	8,030	14,455	1,030	30	34	3,887	243	1,354
Current liabilities	(7,217)	(7,523)	(1,130)	-	(14,490)	(10,142)	(106,481)	(46,714)	(68,750)
Non-current liabilities	(410)	(489)	(43)	-	-	-	(5,026)	(12)	(121)
	13,608	11,322	17,915	1,030	28,442	22,287	44,699	180	1,102

		K&S	Nutrifont	PP-Bio		UP!	Federal Foods		Rising Star
	12.31.13	12.31.12	12.31.13	12.31.13	12.31.13	12.31.12	12.31.13	12.31.13	12.31.12
Net revenues	42,682	34,906	-	-	90,767	74,701	311,564	502,716	296,626
Operational expenses	(11,352)	(9,163)	(6)	-	(20,287)	(17,782)	(42,923)	(9,139)	(2,127)
Net income (loss)	2,304	803	415	-	28,441	22,286	(17,221)	(617)	(651)

% of participation	49%	49%	50%	33%	50%	50%	49%	50%	50%

On January 16, 2013, the Company concluded through its wholly-owned subsidiary in Austria, the acquisition of 49% of the capital stock of Federal Foods for the amount of U$37,100 equivalent to R$75,384, generating a goodwill of R$20,210 (note 18).

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

17.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is set forth below:

										BR GAAP
										Parent company
	Weighted
	average
	depreciation							Transfers to	Transfers from
	rate (% p.a.)	12.31.12	Additions	Disposals	Reversals	Transfers		held for sale	held for sale	12.31.13
Cost
Land	-	615,927	16,849	(24,665)	-	13,576		(54,572)	-	567,115
Buildings and improvements	-	4,810,401	101,448	(50,472)	-	389,403		-	-	5,250,780
Machinery and equipment	-	5,744,113	69,604	(90,173)	-	494,022		(2,163)	195	6,215,598
Facilities	-	1,417,435	1,663	(8,198)	-	127,925		-	-	1,538,825
Furniture	-	81,977	323	(7,682)	-	19,758		-	-	94,376
Vehicles and aircrafts	-	150,971	240	(2,745)	-	9,424		(2,011)	242	156,121
Other	-	211,585	34,083	(9,896)	-	(149,952)		(85,820)	-	-
Construction in progress	-	838,643	833,743	(29,052)	-	(996,253)		-	-	647,081
Advances to suppliers	-	49,576	71,362	-	-	(117,289)		-	-	3,649
		13,920,628	1,129,315	(222,883)	-	(209,386)		(144,566)	437	14,473,545
Depreciation
Buildings and improvements	3.05	(1,183,791)	(142,290)	3,589	-	(18,852)		-	-	(1,341,344)
Machinery and equipment	5.83	(1,972,574)	(349,849)	51,291	-	8,721		825	-	(2,261,586)
Facilities	3.80	(366,100)	(60,121)	2,371	-	29		-	-	(423,821)
Furniture	8.00	(34,813)	(6,924)	3,830	-	(3,398)		-	-	(41,305)
Vehicles and aircrafts	14.64	(40,536)	(22,697)	495	-	13,740		1,389	-	(47,609)
Other	5.21	(62,989)	(14,625)	9,466	-	68,148		-	-	-
		(3,660,803)	(596,506)	71,042	-	68,388		2,214	-	(4,115,665)
Provision for losses		(9,249)	(12,073)	-	2,339	-		-	-	(18,983)
		10,250,576	520,736	(151,841)	2,339	(140,998)	(1)	(142,352)	437	10,338,897

(1)     Net transfer to intangible assets in the amount of R$29,560 (note 18) and net transfer to other rights relating to employees’ housing program in the amount of R$11,434.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

										BR GAAP and IFRS
											Consolidated
	Weighted
	average
	depreciation							Transfers to	Transfers from	Exchange rate
	rate (% p.a.)	12.31.12	Additions	Disposals	Reversals	Transfers		held for sale held for sale		variation	12.31.13
Cost
Land	-	618,740	16,849	(24,665)	-	13,576		(54,572)	-	(2,799)	567,129
Buildings and improvements	-	4,966,733	104,936	(51,690)	-	399,439		-	-	(5,349)	5,414,069
Machinery and equipment	-	6,033,839	75,467	(102,561)	-	538,190		(2,163)	195	(4,722)	6,538,245
Facilities	-	1,446,392	1,790	(8,569)	-	142,570		-	-	(8,828)	1,573,355
Furniture	-	95,424	2,081	(9,608)	-	23,814		-	-	(233)	111,478
Vehicles and aircrafts	-	160,879	1,373	(3,303)	-	9,568		(9,373)	242	1,088	160,474
Other	-	223,212	36,718	(17,613)	-	(157,214)		(85,820)	-	717	-
Construction in progress	-	877,857	956,161	(29,557)	-	(1,017,469)		-	-	11,380	798,372
Advances to suppliers	-	60,478	72,907	(2,044)	-	(117,690)		-	-	56	13,707
		14,483,554	1,268,282	(249,610)	-	(165,216)		(151,928)	437	(8,690)	15,176,829
Depreciation
Buildings and improvements	3.06	(1,179,907)	(149,776)	4,122	-	(21,759)		-	-	(851)	(1,348,171)
Machinery and equipment	5.84	(2,092,973)	(371,993)	57,074	-	(13,752)		825	-	(7,073)	(2,427,892)
Facilities	3.94	(389,234)	(62,485)	2,462	-	(10,726)		-	-	827	(459,156)
Furniture	8.04	(42,187)	(8,563)	4,470	-	(6,103)		-	-	(1,006)	(53,389)
Vehicles and aircrafts	14.88	(44,055)	(24,094)	845	-	13,560		6,733	-	(649)	(47,660)
Other	5.21	(55,249)	(18,415)	9,475	-	61,846		-	-	2,343	-
		(3,803,605)	(635,326)	78,448	-	23,066		7,558	-	(6,409)	(4,336,268)
Provision for losses		(9,249)	(12,073)	-	2,339	-		-	-	-	(18,983)
		10,670,700	620,883	(171,162)	2,339	(142,150)	(1)	(144,370)	437	(15,099)	10,821,578

(1)     Net transfer to intangible assets in the amount of R$30,727 (note 18) and net transfer to other rights relating to employees’ housing program in the amount of R$11,434.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The Company has fully depreciated items that are still in operation, which are set forth below:

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Cost
Buildings and improvements	110,626	107,970	122,939	118,008
Machinery and equipment	567,665	525,052	618,276	555,336
Facilities	75,265	70,854	75,294	70,854
Furniture	13,766	12,265	21,013	15,959
Vehicles and aircrafts	5,293	3,450	5,610	3,450
Others	28,202	19,127	28,202	19,127
	800,817	738,718	871,334	782,734

During the twelve-month period ended December 31, 2012, the Company capitalized interests in the amount of R$49,881 in the parent company and R$52,175 in the consolidated (R$19,538 in the parent company and R$52,716 in the consolidated as of December 31, 2012). The weighted interest rate utilized to determine the capitalized amount was 5.94% p.a. in the parent company and 6.21% p.a. in the consolidated (5.88% p.a. in the parent company and 8.15% p.a. in the consolidated as of December 31, 2012).

On December 31, 2013, the Company had no commitments assumed related to acquisition and/or construction of property, plant and equipment items.

The property, plant and equipment items that are held as collateral for transactions of different natures are presented below:

			BR GAAP and IFRS
		Parent company and Consolidated
		12.31.13	12.31.12
		Book value of the	Book value of the
	Type of collateral	collateral	collateral
Land	Financial/Labor/Tax/Civil	330,823	355,931
Buildings and improvements	Financial/Labor/Tax/Civil	1,824,785	1,735,376
Machinery and equipment	Financial/Labor/Tax	2,054,899	2,104,092
Facilities	Financial/Labor/Tax	660,038	638,450
Furniture	Financial/Labor/Tax/Civil	19,906	18,579
Vehicles and aircrafts	Financial/Tax	1,591	1,636
Others	Financial/Labor/Tax/Civil	100,337	73,640
		4,992,379	4,927,704

The Company is not allowed to assign these assets as security for other transactions or to sell them.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

18.         INTANGIBLE

Intangible assets are comprised of the following items:

					BR GAAP
					Parent company
	Weighted
	average
	amortization		Accumulated
	rate (% p.a.)	Cost	amortization	12.31.13	12.31.12
Goodwill	-	2,767,985	-	2,767,985	2,767,985
Outgrowers fidelization	12.50	12,463	(2,313)	10,150	6,869
Trademarks	-	1,173,000	-	1,173,000	1,173,000
Patents	16.51	3,722	(826)	2,896	3,418
Supplier relationship	42.00	135,000	(135,000)	-	2,752
Software	20.00	290,396	(160,288)	130,108	142,640
		4,382,566	(298,427)	4,084,139	4,096,664
				BR GAAP and IFRS
					Consolidated
	Weighted
	average
	amortization		Accumulated
	rate (% p.a.)	Cost	amortization	12.31.13	12.31.12
Non-compete agreement	2.44	375	(251)	124	394
Goodwill	-	3,101,750	-	3,101,750	3,083,263
Exclusivity agreement	100.00	497	(497)	-	452
Outgrowers fidelization	12.50	12,463	(2,312)	10,151	16,642
Trademarks	-	1,302,305	-	1,302,305	1,305,937
Patents	17.33	5,546	(2,061)	3,485	3,895
Customer relationship	7.71	179,561	(11,495)	168,066	181,803
Supplier relationship	42.00	146,138	(140,509)	5,629	4,743
Software	20.00	329,340	(162,928)	166,412	154,532
		5,077,975	(320,053)	4,757,922	4,751,661

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The intangible assets rollforward is set forth below:

					BR GAAP
				Parent company
	12.31.12	Additions	Disposals	Transfers	12.31.13
Cost:
Goodwill:	2,767,985	-	-	-	2,767,985
Ava	49,368	-	-	-	49,368
Batavia	133,163	-	-	-	133,163
Cotochés	39,590	-	-	-	39,590
Eleva Alimentos	1,273,324	-	-	-	1,273,324
Heloísa	33,461	-	-	-	33,461
Incubatório Paraíso	656	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	7,636
Sadia	1,214,036	-	-	-	1,214,036
Outgrowers fidelization	8,204	4,524	-	(265)	12,463
Trademarks	1,173,000	-	-	-	1,173,000
Patents	3,722	-	-	-	3,722
Supplier relationship	135,000	-	-	-	135,000
Software	323,157	11	(62,714)	29,942	290,396
	4,411,068	4,535	(62,714)	29,677	4,382,566
Amortization:
Outgrowers fidelization	(1,335)	(1,212)	-	234	(2,313)
Patents	(304)	(522)	-	-	(826)
Supplier relationship	(132,248)	(2,752)	-	-	(135,000)
Software	(180,517)	(42,048)	62,628	(351)	(160,288)
	(314,404)	(46,534)	62,628	(117)	(298,427)
	4,096,664	(41,999)	(86)	29,560	4,084,139

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

					BR GAAP and IFRS
						Consolidated
					Exchange
	12.31.12	Additions	Disposals	Transfers rate variation		12.31.13
Cost:
Goodwill:	3,083,263	20,210	-	(3,201)	1,478	3,101,750
Ava	49,368	-	-	-	-	49,368
Avex	37,989	-	-	-	(5,170)	32,819
Batavia	133,163	-	-	-	-	133,163
Cotochés	39,590	-	-	-	-	39,590
Dánica	10,145	-	-	-	(1,791)	8,354
Eleva Alimentos	1,273,324	-	-	-	-	1,273,324
Federal Foods	-	20,210	-	-	5,039	25,249
Heloísa	33,461	-	-	-	-	33,461
Incubatório Paraíso	656	-	-	-	-	656
Paraíso Agroindustrial	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	7,636	-	-	-	-	7,636
Plusfood	17,684	-	-	-	3,400	21,084
Quickfood	249,460	-	-	(3,201)	-	246,259
Sadia	1,214,036	-	-	-	-	1,214,036
Non-compete agreement	442	-	-	-	(67)	375
Exclusivity agreement	603	-	-	-	(106)	497
Outgrowers fidelization	18,791	4,524	-	(10,852)	-	12,463
Trademarks	1,305,937	1	-	(245)	(3,388)	1,302,305
Patents	5,107	27	-	251	161	5,546
Customer relationship	182,496	-	-	-	(2,935)	179,561
Supplier relationship	136,991	-	-	10,587	(1,440)	146,138
Software	336,956	29,813	(64,313)	31,102	(4,218)	329,340
	5,070,586	54,575	(64,313)	27,642	(10,515)	5,077,975
Amortization:
Non-compete agreement	(48)	(249)	-	-	46	(251)
Exclusivity agreement	(151)	(410)	-	-	64	(497)
Outgrowers fidelization	(2,149)	(1,212)	-	1,049	-	(2,312)
Patents	(1,212)	(819)	-	-	(30)	(2,061)
Customer relationship	(693)	(11,128)	-	-	326	(11,495)
Supplier relationship	(132,248)	(7,833)	-	(814)	386	(140,509)
Software	(182,424)	(43,242)	63,001	(351)	88	(162,928)
	(318,925)	(64,893)	63,001	(116)	880	(320,053)
	4,751,661	(10,318)	(1,312)	27,526	(9,635)	4,757,922

Amortizations of outgrowers fidelization and supplier relationships are recognized as a cost of sales in the statement of income, while software amortization is recorded according to its use as cost of sales, administrative or sales expenses.

Trademarks in intangible assets derive from the business combination with Sadia, Quickfood and Dánica group and are considered assets with indefinite useful life as they are expected to indefinitely contribute to the Company’s cash flows.

The goodwill presented above is based on expected future profitability supported by valuation reports, after purchase price allocation.

The value of goodwill and the value of intangible assets with indefinite useful life (trademarks and patents) allocated to cash-generating units are presented in note 5.

In 2013, the Company performed the impairment analyzes of intangible assets including property, plant and equipment, based on the value in use that was determined by a discounted cash flow model, in accordance with the level of goodwill and intangible allocations to the group of cash generating units.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Discounted cash flows were prepared based on the multi-annual budget (2014-2017) of the Company and growth projections up to 2023 (5.3% p.a. up to 9.8% p.a.), which, are based on historical information and market projections of government agencies and associations, such as the United States Department of Agriculture (“USDA”), the Brazilian Pork Industry and Exporter (“ABIPECS”), the Brazilian Pullet Producer Association (“APINCO”) and others. In the opinion of management, the use of periods that exceed 5 years in the preparation of discounted cash flows is adequate as it reflects the estimated time of use of the groups of assets.

Management adopted the WACC (11.2% p.a.) as the discount rate for the development of discounted cash flows and also adopted the assumptions shown in the table below:

	2014	2015	2016	2017	2018	2019	2020	2021-2023
PIB Brazil-BACEN	2.90%	3.00%	3.60%	3.50%	3.40%	3.80%	4.20%	4.13%
PIB Worldwide - FMI	3.80%	4.30%	4.30%	4.20%	4.10%	4.00%	4.10%	4.00%
IPCA	5.60%	5.60%	5.40%	5.30%	5.20%	5.20%	5.20%	4.90%
CPI-FMI	2.40%	2.30%	2.20%	2.20%	2.20%	2.20%	2.20%	2.20%
SELIC	10.00%	10.00%	9.30%	8.40%	7.60%	7.50%	7.50%	7.37%

The rates presented above do not consider any tax effect (pre-tax).

Based on Management analyses performed during 2013, no adjustments for reduction in the balances of the assets to recoverable value were identified.

In addition to the above mentioned recovery analysis, management prepared a sensitivity analysis considering the variations in the EBITDA margin and in the nominal WACC as presented below:

			Variations
Apreciation (devaluation)	3.0%	1.5%	0.0%	-1.5%	-3.0%
WACC	14.2%	12.7%	11.2%	9.7%	8.2%
EBITDA margin	16.5%	15.0%	13.5%	12.0%	10.5%

In none of the scenarios considered above, the Company determined the need to recognize an impairment loss to the intangible assets with indefinite useful life.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.         LOANS AND FINANCING

							BR GAAP
						Parent company
		Weighted average			Non-
	Charges (%p.a.)	interest rate (% p.a.)	WAMT (1)	Current	current	12.31.13	12.31.12
Local currency
	5.50%	5.50%
Working capital	(5.67% on 12.31.12)	(5.67% on 12.31.12)	0.5	1,210,328	-	1,210,328	1,243,442
	98.50% CDI / TJLP + 3.75% / Fixed rate	8.21%
Export credit facility	(102.21% CDI / TJLP + 3.80% on 12.31.12)	(7.91% on 12.31.12)	0.5	914,119	-	914,119	1,048,128
	Fixed rate / TJLP + 2.56%	4.68%
Development bank credit lines	(Fixed rate / TJLP + 2.56% on 12.31.12)	(6.20% on 12.31.12)	2.0	212,451	653,609	866,060	935,654
Bonds	7.75%	7.75%	4.5	4,140	496,182	500,322	-
Other secured debts and financial lease	8.37% (9.52% on 12.31.12)	8.37% (9.52% on 12.31.12)	3.8	71,245	291,634	362,879	454,963
	Fixed rate / IGPM + 4.90%	10.37%
Special program asset restructuring	(Fixed rate / IGPM + 4.90% on 12.31.12)	(12.39% on 12.31.12)	6.3	2,922	203,151	206,073	195,332
	Fixed rate / 10.00% IGPM + 1.00%	1.70%
Fiscal incentives	(Fixed rate / 10.00% IGPM + 1.00% on 12.31.12)	(1.89% on 12.31.12)	10.3	2	12,680	12,682	12,401
				2,415,207	1,657,256	4,072,463	3,889,920
Foreign currency
	5.11%	5.11%
Bonds	(5.88% on 12.31.12) + e.r. US$	(5.88% on 12.31.12) + e.r. US$	8.9	13,925	2,819,889	2,833,814	1,531,036
	LIBOR + 2.74%
	(LIBOR / Fixed rate / CDI + 2.20% on 12.31.12) +	3.13%
Export credit facility	e.r. US$	(3.35% on 12.31.12) + e.r. US$	4.4	4,353	691,199	695,552	1,075,882
	UMBNDES + 2.20%	5.85%
	(UMBNDES + 2.22% on 12.31.12)	(5.78% on 12.31.12)
Development bank credit lines	+ e.r. US$ and other currencies	+ e.r. US$ and other currencies	1.3	36,149	37,323	73,472	105,899
Advances for foreign exchange rate contracts	-	-	-	-	-	-	102,212
				54,427	3,548,411	3,602,838	2,815,029
				2,469,634	5,205,667	7,675,301	6,704,949

(1) Weighted average maturity term (years).

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

			BR GAAP and IFRS
						Consolidated
		Weighted average			Non-
	Charges (%p.a.)	interest rate (% p.a.)	WAMT (1)	Current	current	12.31.13	12.31.12
Local currency
	5.50%	5.50%
Working capital	(5.67% on 12.31.12)	(5.67% on 12.31.12)	0.5	1,210,328	-	1,210,328	1,243,442
	98.50% CDI / TJLP + 3.75% / Fixed rate	8.21%
Export credit facility	(102.21% CDI / TJLP + 3.80% on 12.31.12)	(7.91% on 12.31.12)	0.5	914,119	-	914,119	1,048,128
	Fixed rate / TJLP + 2.56%	4.68%
Development bank credit lines	(Fixed rate / TJLP + 2.56% on 12.31.12)	(6.20% on 12.31.12)	2.0	212,451	653,609	866,060	935,654
Bonds	7.75%	7.75%	4.5	4,140	496,182	500,322	-
Other secured debts and financial lease	8.37% (9.52% on 12.31.12)	8.37% (9.52% on 12.31.12)	3.8	71,245	291,634	362,879	454,963
	Fixed rate / IGPM + 4.90%	10.37%
Special program asset restructuring	(Fixed rate / IGPM + 4.90% on 12.31.12)	(12.39% on 12.31.12)	6.3	2,922	203,151	206,073	195,332
	Fixed rate / 10.00% IGPM + 1.00%	1.70%
Fiscal incentives	(Fixed rate / 10.00% IGPM + 1.00% on 12.31.12)	(1.89% on 12.31.12)	10.3	2	12,680	12,682	12,401
				2,415,207	1,657,256	4,072,463	3,889,920
Foreign currency
	6.13%	6.13%
Bonds	(7.20% on 12.31.12) + e.r. US$ and ARS	(7.20% on 12.31.12) + e.r. US$ and ARS	7.4	63,835	4,847,156	4,910,991	3,607,416
	LIBOR + 2.71%
	(LIBOR / Fixed rate / CDI + 2.36% on 12.31.12)	3.06%
Export credit facility	+ e.r. US$	(3.28% on 12.31.12) + e.r. US$	4.4	4,741	924,879	929,620	1,691,553
	Fixed rate + LIBOR + 4.75%	27.12%
Working capital	(21.25% on 12.31.12) + e.r. US$ and ARS	(21.25% on 12.31.12) + e.r. US$ and ARS	0.1	168,220	4,996	173,216	117,808
	UMBNDES + 2.20%	5.85%
	(UMBNDES + 2.22% on 12.31.12)	(5.78% on 12.31.12)
Development bank credit lines	+ e.r. US$ and other currencies	+ e.r. US$ and other currencies	1.3	36,149	37,323	73,472	105,577
	15.08%	15.08%
	(UMBNDES + 2.15% on 12.31.12)	(14.22% on 12.31.12)
Other secured debts and financial lease	+ e.r. ARS	+ e.r. ARS	1.4	8,442	12,986	21,428	3,835
Advances for foreign exchange rate contracts	-	-	-	-	-	-	102,212
				281,387	5,827,340	6,108,727	5,628,401
				2,696,594	7,484,596	10,181,190	9,518,321

(1) Weighted average maturity term (years).

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.1Working capital

Rural credit: The Company and its subsidiaries entered into rural credit loans with several commercial banks, under a Brazilian Federal government program that offers an incentive to investments in rural activities.

Working capital in foreign currency: Refers to credit lines taken from financial institutions and utilized primarily for short term working capital and import operations of subsidiaries located in Argentina. The loans are denominated in Argentine Pesos and U.S. Dollars, mainly maturing in 2014.

19.2Export credits facilities

Pre-export facilities: Generally are denominated in U.S. Dollars, maturing between 2017 and 2019. Under the terms of each of these credit facilities, the Company entered into loans which must be evidenced subsequently by accounts receivable related to the exports of its products.

Commercial credit lines: Denominated in U.S. Dollars with quarterly payments of interest and principal maturing in 2018 are utilized for purchases  of imported raw materials and other working capital needs.

19.3Development bank credit lines

The Company and its subsidiaries have several outstanding obligations with National Bank for Economic and Social Development (“BNDES”). The loans were entered into for the acquisition of equipment and expansion of productive facilities.

FINEM: Credit lines of Financing for Enterprises ("FINEM") which are subject to the variations of UMBNDES currency basket. The values of principal and interest are paid in monthly installments, with maturities between 2014 and 2019 and are secured by pledge of equipment, facilities and mortgage on properties owned by the Company.

FINEP: Credit lines of Financial of Studies and Projects (“FINEP”) obtained with reduced charges for projects of research, development and innovation, the maturities dates between 2014 and 2019.

19.4Bonds

Senior Notes  BRF 2023: On May 15, 2013, BRF priced international offerings of (i) 10 year bonds in the aggregate amount of US$500,000 (the “USD Bonds”), which will mature on May 22, 2023 (“Senior Notes BRF 2023”), issued with a coupon of 3.95% per year (yield to maturity 4.135%), payable semi-annually beginning on November 22, 2013 and (ii) 5 year bonds in the aggregate amount of R$500,000 (the “BRL Bonds”) which will mature on May 22, 2018, issued with a coupon of 7.75% per year (yield to maturity 7.75%), payable semi-annually beginning as from November 22, 2013.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

From the total amount raised in the USD Bonds (“Senior Notes BRF 2023”), US$150,000 was used in a operation denominated Exchange Offer to exchange a portion of debt of Sadia Overseas Bonds 2017 of US$250,000 and a portion of debt of BFF Notes 2020 of US$750,000 (“existing bonds”) by Senior Notes BRF 2023.

In the execution of the Exchange Offer, the Company made payments of premium and incurred interest to be date of the closing of the transaction in the amounts of US$5,043 and US$31,008 to the Sadia Overseas Bonds 2017 and BFF Notes 2020 bondholders. The Company determined that there was no substantial change in the terms of the existing bonus, therefore, the exchange transaction was recorded as a modification of a financial liability. The amounts of premium and interest paid transaction costs will be amortized over the terms of Senior Notes BRF 2023, according to the requirements of CVM Deliberation Nº 604/09.

BFF notes:  On January 28, 2010, BFF International Limited issued senior notes in the total value of US$750.000, whose notes are guaranteed by BRF, with a nominal interest rate of 7.25% p.a. and effective rate of 7.54% p.a. maturing on January 28, 2020. On June 20, 2013, the amount of US$120,718 of these senior notes was exchanged by Senior Notes BRF 2023, and the remaining balance amounted to US$629,282.

Sadia Bonds:  In the total value of US$250.000, such bonds are guaranteed by BRF, with an interest rate of 6.88% p.a. and maturing on May 24, 2017. On June 20, 2013, the amount of US$29,282 of these senior notes was exchanged by Senior Notes BRF 2023, and the remaining balance amounted to US$220,718.

BRF Notes: On June 6, 2012, BRF issued senior notes of US$500.000, with nominal interest rate of 5.88% p.a. and effective rate of 6.00% p.a. maturing on June 6, 2022. On June 26, 2012 the Company reopened this transaction for an additional amount of $ 250.000, with nominal interest rate of 5.88% p.a. and effective rate of 5.50% p.a. The Company is the guarantor of the notes.

19.5Other secured debts and financial lease

Industrial credit notes: The Company issue industrial credit notes, receiving from official funds, such as Fund for Worker Support (“FAT”), Constitutional Fund for Financing the Midwest (“FCO”) and Constitutional Fund for Financing the Northwest (“FNE”). The notes are paid on a monthly basis and have maturity dates between 2014 and 2023. These notes are secured by a pledge of machinery and equipment and real estate mortgages.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Financial lease: The Company entered into financial leases for acquisitions vehicles fleets obtained along to financial institution, which consists in the principal amount and interest paid in monthly installments, with maturity date between 2014 and 2015.

BNDES credit facilities EXIM: These funds are used to finance exports and are subject to the variations of TJLP, maturing in 2014.

Export credit notes: The Company entered into export credit notes contracts indexed to the CDI, to be utilized as working capital and maturing in 2014.

19.6      Special Program Asset Restructuring – (“Programa Especial de Saneamento de Ativos”)

The Company has a loan facility obtained through the Special Program for Asset Recovery (“Programa Especial de Saneamento de Ativos”) promoted by the federal government and securitized by commercial financial institutions. Such loan facility is subject to the variations of the General Market Price Index (“IGPM”) plus interest of 4.90% p.a. The principal is payable in a single installment and the maturity date is 2020, being secured by endorsements and pledges of public debt securities, presented in note 15.

19.7      Fiscal incentives

State Tax Incentive Financing Programs: Under the terms of these programs, the Company was granted credit proportional to the payment of ICMS generated by investments in the construction or expansion of industrial facilities. The credit facilities have a term of 20 years and fixed or variable interest rates based on the IGPM plus a spread.

19.8      Rotative credit line (“Revolver Credit Facility”)

With the purpose of improving its financial liquidity, the Company and its wholly-owned subsidiaries Perdigão International and Perdigão Europe obtained a credit line Revolver Credit Facility ("Revolver Credit Facility") in the amount of US$500,000, in two tranches in the amount of US$454,000 and EUR 34.800, with a maturity date in April 2015, from a syndicate comprised of 19 banks. The transaction was structured to allow the Company to utilize the credit line at any time, during the contracted period. Until the year ended 31.12.13, the Company did not use this credit facility.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.9      Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follow:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
	12.31.13	12.31.13
2014	2,469,634	2,696,594
2015	312,213	356,910
2016	252,988	280,182
2017	430,152	947,207
2018 onwards	4,210,314	5,900,297
	7,675,301	10,181,190

19.10   Guarantees

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Total of loans and financing	7,675,301	6,704,949	10,181,190	9,518,321
Mortgage guarantees	1,278,353	1,405,735	1,278,353	1,405,735
Related to FINEM-BNDES	817,340	900,226	817,340	900,226
Related to FNE-BNB	335,395	361,144	335,395	361,144
Related to tax incentives and other	125,618	144,365	125,618	144,365
Statutory lien on assets acquired with financing	26,755	91,079	26,783	91,079
Related to FINEM-BNDES	1,203	5,209	1,203	5,209
Related to financial lease	25,552	85,870	25,580	85,870

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Sadia´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on December 21, 2013 totaled R$61,060 (R$72,123 as of December 31, 2012).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized to improve farm conditions and will be paid in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The total of guarantee as of December 31, 2013 amounted to R$363,700 (R$441,077 as of December 31, 2012).

On December 31, 2013, the Company contracted bank guarantees in the amount of R$1,707,162 (R$1,234,215 as of December 31, 2012). The variation occurred during the period is related to bank guarantees offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.92% p.a. (0.87% p.a. as of December 31, 2012).

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

19.11   Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electric energy supplies, packaging supplies and others for manufacturing activities. The amounts of the agreements on the date of these financial statements are set forth below:

BR GAAP and IFRS
Parent company and
Consolidated
12.31.13
2014	2,155,209
2015	685,083
2016	454,644
2017	428,630
2018 onwards	968,932
4,692,498

In the year ended December 31, 2013, then Company has not held any Built to Suit agreements.

20.         TRADE ACCOUNTS PAYABLE

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Domestic suppliers
Third parties	3,025,005	2,890,875	3,028,458	2,890,879
Related parties	12,033	10,722	12,033	10,637
	3,037,038	2,901,597	3,040,491	2,901,516
Foreign suppliers
Third parties	339,387	231,065	634,135	479,730
Related parties	1,604	2,802	79	-
	340,991	233,867	634,214	479,730
	3,378,029	3,135,464	3,674,705	3,381,246

Accounts payable to suppliers are not subject to interest charges and are generally settled in average within 43 days.

The information on accounts payable involving related parties is presented in note 29. The consolidated trade accounts payable refer to transactions with the associates UP! and Nutrifont in the domestic market and with the joint venture Federal Foods and Rising Star in the foreign market.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

21.         OTHER FINANCIAL ASSETS AND LIABILITIES

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Derivative financial instruments
Derivatives designated as hedge accounting
Assets
Non-deliverable forward (NDF)	801	28,489	801	28,489
Currency option contracts	2,683	-	2,683	-
Fixed exchange rate contracts	1,518	2,080	1,518	2,080
Exchange rate contracts currency (Swap)	590	2,119	590	2,119
	5,592	32,688	5,592	32,688
Liabilities
Non-deliverable forward (NDF)	(59,431)	(66,226)	(59,431)	(66,226)
Currency option contracts	(2,970)	-	(2,970)	-
Fixed exchange rate contracts	(11,947)	-	(11,947)	-
Exchange rate contracts currency (Swap)	(237,111)	(125,851)	(275,865)	(180,747)
	(311,459)	(192,077)	(350,213)	(246,973)

Derivatives not designated as hedge accounting
Assets
Non-deliverable forward (NDF)	-	-	2,715	396
Live cattle forward contracts (NDF)	-	57	-	57
Live cattle option contracts	-	59	-	59
Dollar future contracts - BMF	3,247	-	3,247	-
Live cattle future contracts - BMF	18	-	18	-
	3,265	116	5,980	512
Liabilities
Non-deliverable forward (NDF)	-	-	(227)	-
Live cattle forward contracts	(484)	-	(484)	-
Live cattle option contracts	(154)	(49)	(154)	(49)
Exchange rate contracts currency (Swap)	(6,104)	(5,609)	(6,104)	(5,609)
Dollar future contracts - BMF	-	(782)	-	(782)
Live cattle future contracts - BMF	-	(7)	-	(7)
	(6,742)	(6,447)	(6,969)	(6,447)
Current assets	8,857	32,804	11,572	33,200
Current liabilities	(318,201)	(198,524)	(357,182)	(253,420)

The collateral given in the transactions presented above are disclosed in note 7.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

22.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

22.1      Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	BR GAAP	BR GAAP and IFRS
	Parent company	Consolidated
	12.31.13	12.31.13
2014	65,395	66,329
2015	42,548	42,658
2016	38,951	39,052
2017	38,224	38,224
2018 onwards	156,193	156,193
	341,311	342,456

The payments of operating lease agreements recognized as expense in the year ended December 31, 2013 amounted to R$249,902 in the parent company and R$283,082 in the consolidated (R$104,380 in the parent company and R$242,568 in the consolidated as of December 31, 2012).

22.2      Financial lease

The Company contracts financial leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings.

The Company controls the leased assets which are presented below:

			BR GAAP	BR GAAP and IFRS
			Parent company		Consolidated
	Weighted average
	interest rate
	(% p.a.) (1)	12.31.13	12.31.12	12.31.13	12.31.12
Cost
Machinery and equipment		75,475	21,098	86,512	21,098
Software		22,108	22,108	22,108	22,108
Vehicles		138,899	135,660	138,899	135,660
Land		-	389	-	389
Buildings		113,732	14,999	113,732	14,999
		350,214	194,254	361,251	194,254

Accumulated depreciation
Machinery and equipment	18.15	(17,776)	(9,218)	(26,953)	(9,218)
Software	20.00	(8,914)	(4,492)	(8,914)	(4,492)
Vehicles	14.19	(36,996)	(16,969)	(36,996)	(16,969)
Buildings	14.96	(9,638)	(154)	(9,638)	(154)
		(73,324)	(30,833)	(82,501)	(30,833)
		276,890	163,421	278,750	163,421

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these financial leases are demonstrated as follows:

			BR GAAP and IFRS
			Parent Company
			12.31.13

	Present value of		Minimum future
	minimum payments (1)	Interest	payments (2)
2014	60,545	16,919	77,464
2015	28,554	13,471	42,025
2016	16,260	8,133	24,393
2017	12,400	8,085	20,485
2018 onwards	95,748	71,543	167,291
	213,507	118,151	331,658

			BR GAAP and IFRS
			Consolidated
			12.31.13

	Present value of		Minimum future
	minimum payments (1)	Interest	payments (2)
2014	61,320	17,134	78,454
2015	28,630	13,497	42,127
2016	16,392	8,161	24,553
2017	12,400	8,085	20,485
2018 onwards	95,748	71,543	167,291
	214,490	118,420	332,910
(1)

(1)     Comprises the amount of R$25,651 related to financial lease of vehicles which are recorded as loans and financing.

(2)     Comprises the amount of R$26,700 related to financial lease of vehicles which are recorded as loans and financing.

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments relating to restrictions on dividends, interest payments on shareholders ‘equity or additional debt funding.

23.         SHARE BASED PAYMENT

The Company grants to its directors and executive managers the stock option plan for the officers of the Company and of its subsidiaries, consisting of two instruments: (i) stock option plan, granted annually to the beneficiary and (ii) additional stock option plan, optional for the beneficiary, who may adhere to the plan by using a portion of their profit-sharing amounts. The basis of the vesting conditions will be the attainment of effective results and valuation of the Company’s business.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The plan includes shares issued by the Company up to the limit of 2% of the total stock, and its purpose is to: (i) attract, retain and motivate the beneficiaries, (ii) add value for shareholders, and (iii) encourage the view of entrepreneur of the business.

The plan is managed by the Board of Directors, within the limits established by the general guidelines of the plan and applicable legislation which are disclosed in detail in the Reference Form Company.

The strike price of the options is determined by the Board of Directors and is equivalent to the average amount of the closing price of the share at the last twenty trading sessions of the BM&FBOVESPA, prior to the grant date, updated monthly by the variation of the Amplified Consumer Price Index (“IPCA”) between the grant date and the month prior to the option exercise notice by the beneficiary.

The vesting period during which the participant cannot exercise the option to purchase the shares ranges from 1 to 3 years and will observe the following deadlines from the grant date of the option:

•         up to 1/3 of the total options may be exercised after one year;

•         up to 2/3 of the total options may be exercised after two years; and

•         all the options may be exercised after three years.

After the vesting period and within no more than five years from the grant date, the beneficiary is no longer entitled to the right to the unexercised options.

To satisfy the exercise of the options, the Company may issue new shares or use shares held in treasury.

The breakdown of the outstanding granted options is presented as follows:

		Date		Quantity	Grant (1)	Price of converted share (1)
	Beginning	End of the	Options	Outstanding	Fair Value of
Grant date	of the year	year	granted	options	the option	Granting date	Updated IPCA
05/03/10	05/02/11	05/02/15	1,540,011	496,700	7.77	23.44	28.61
05/02/11	05/01/12	05/01/16	2,463,525	1,333,767	11.36	30.85	35.35
05/02/12	05/01/13	05/01/17	3,708,071	2,349,414	7.82	34.95	38.11
05/02/13	05/01/14	05/01/18	3,490,201	2,752,553	11.88	46.86	47.98
			11,201,808	6,932,434

(1)     Values expressed in Brazilian Reais

The rollforward of the outstanding granted options for the year ended December 31, 2012 is presented as follows:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

BR GAAP and IFRS
Consolidated
Quantity of outstanding options as of December 31, 2012	6,617,581
Issued - grant of 2013	3,490,201
Exercised - grant of 2013	(149,745)
Exercised - grant of 2012	(733,355)
Exercised - grant of 2011	(708,884)
Exercised - grant of 2010	(403,790)
Cancelled
Grant of 2013	(587,903)
Grant of 2012	(447,692)
Grant of 2011	(143,979)
Quantity of outstanding options as of December 31, 2013	6,932,434

The weighted average strike prices of the outstanding options is R$40,82 (forty Brazilian Reais and eighty-two cents), and the weighted average of the remaining contractual term is 41 months.

The Company presented in shareholders’ equity the fair value of the options in the amount of R$72,225 (R$45,464 as of December 31, 2012). In the statement of income the amount recognized as expense was R$26,761 (R$23,034 as of December 31, 2012).

During the year ended December 31, 2013 the Company’s executives exercised 1,995,774 shares, with an average price of R$35.23 (thirty five Brazilian Reais and twenty three cents) totaling R$70,303. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$26.64 (twenty six Brazilian Reais and sixty four cents), totaling R$53,162, recording a gain in the amount of R$17,139 as capital reserve.

23.1      Fair Value Measurement

The weighted average fair value of option outstanding as of December 31, 2013 was R$10.11 (ten Brazilian Reais and eleven cents) (R$8.98 as of December 31, 2012).

The fair value of the stock options was measured using the Black-Scholes pricing model, based on the following assumptions:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

12.31.13
Expected maturity of the option:
Exercise in the 1st year	3.0 years
Exercise in the 2nd year	3.5 years
Exercise in the 3rd year	4.0 years
Risk-free interest rate	4.65%
Volatility	32.69%
Expected dividends over shares	1.33%
Expected inflation rate	5.67%

23.2      Expected period

The expected period is that in which it is believed that the options will be exercised and was determined under the assumption that the beneficiaries will exercise their options at the limit of the maturity period.

23.3      Risk-free interest rate

The Company uses as risk-free interest rate the National Treasury Bond (“NTN-B”) available on the date of calculation and with maturity equivalent to the life of the option.

23.4      Volatility

The estimated volatility took into account the weighting of the trading history of the Company.

23.5      Expected dividends

The percentage of dividends used is based on the average payment of dividends per share in relation to the market value of the shares for the past four years.

23.6      Expected inflation rate

The expected average inflation rate is based on estimated IPCA by Central Bank of Brazil, considering the remaining average terms of the option.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

24.         EMPLOYEES BENEFITS PLAN

24.1.    Supplementary retirement plan

The Company sponsors supplementary retirement plans their employees and manager presented below:

Plan	Modality	Adhesions
Plan I	Variable Contribution	Closed
Plan II	Variable Contribution	Closed
Plan III	Defined Contribution	Open
Plan FAF	Defined Benefit	Closed

These plans are managed by Brasil Foods Sociedade de Previdência Privada (“BFPP”) a pension fund entity of non-economic nature and non-profit, through its Deliberative Board which is responsible for define pension premises and policies, as well as establish fundamentals guidelines and organization, operation and management rules. The Deliberative Board is composed of representatives from the sponsor and participants, the proportion of 2/3 and 1/3 respectively.

a.            Defined benefit plan and variable contribution

Plan I and II are defined as variable contribution, structured as defined contribution during the accumulation of mathematics provisions with option to change the account balance to be applicable in lifetime monthly income on the grant date benefit. Main actuarial risks related are (i) survival time over expected in the mortality tables and (ii) real return on equity below the real discount rate.

Main purpose of FAF plan is supplementary the benefit paid by the Brazilian Social Security (“INSS – Instituto Nacional de Securidade Social”), calculated proportionally according to the length of service performed and in line with the type of retirement. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected, (iii) salary growth higher than expected, (iv) real return on equity below the real discount rate, (v) amendment of the rules of social security and real family composition of the retired different than that established assumption.

In plans I and II, the contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants). In the Plan FAF, the contribution is made through a percentage actuarially defined for the participant and the sponsor. The actuarial calculations of the plans managed by BFPP are made by independent actuaries, on a yearly basis, according to the rules in force.

In case of a deficit result in plans, it must be supported by the sponsor, participants and beneficiaries, in the proportion between their contributions.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

b.            Defined contribution plan

Plan III is a defined contribution plan, where contributions are known and the benefit amount depends directly on the contributions made by participants and sponsors, time of contribution and of the result obtained through investment of contributions. The contributions are made on a 1 to 1 basis (the contributions of the sponsor are equal to the basic contributions of the participants) and that may vary from 0.7% to 7.0% according to the salary range of the participant. The contributions made by the Company in the year ended December 31, 2013 amounted R$4,445 (R$3,196 as of December 31, 2012) and held 7.442 participants (7.013 participants as of December 31, 2012).

If plan participants I, II and III end the employment relationship with the sponsor, the balance formed by the contributions of the sponsor not used for the payment of benefits, will form a fund of overage of contributions that may be used to compensate the future contributions of the sponsor.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

c.            Rollforward of defined benefit and variable contribution

The assets and actuarial liabilities are presented below:

			BR GAAP and IFRS
				Consolidated
		FAF		Plano I e II
		Restated		Restated
	12.31.13	12.31.12	12.31.13	12.31.12
Reconciliation of assets and liabilities
Present value of actuarial liabilities	1,407,960	1,916,445	11,046	14,145
Fair value of assets	(2,219,315)	(2,138,585)	(18,477)	(11,182)
(Surplus) Deficit	(811,355)	(222,140)	(7,431)	2,963
Irrecoverable (surplus) deficit - impact on asset limit	811,355	222,140	2,959	-
Net (Assets) Liabilities	-	-	(4,472)	2,963

Rollforward of irrecoverable surplus
Beginning balance of irrecoverable surplus	222,140	519,903	-	583
Interest on irrecoverable surplus	19,282	55,359	-	60
Changes in irrecoverable surplus during the period	569,933	(353,122)	2,959	(643)
Ending balance of irrecoverable surplus	811,355	222,140	2,959	-

Changes in actuarial obligation
Beginning balance of the present value of the actuarial obligation	1,916,445	1,377,828	14,145	10,261
Interest on actuarial obligations	163,103	141,643	1,171	1,018
Current service cost	42,560	30,992	-	-
Benefit paid	(70,690)	(91,284)	(861)	(797)
Curtailment	-	(1,943)	-	-
Actuarial (gains) losses	(69,412)	-	300	-
Actuarial losses - hypothesis	(574,046)	-	(3,709)	-
Gain actuarial	-	459,209	-	3,663
Ending balance of actuarial obligation	1,407,960	1,916,445	11,046	14,145

Rollforward of assets fair value
Beginning balance of the fair value of plan assets	(2,138,585)	(1,897,731)	(11,182)	(10,844)
Interest income on assets plan	(182,385)	(197,002)	(918)	(1,078)
Benefit paid	70,690	91,284	861	797
Return on assets higher (lower) than projection	30,965	(135,136)	(7,238)	(57)
Ending balance of assets fair value	(2,219,315)	(2,138,585)	(18,477)	(11,182)

Rollforward of comprehensive income
Beginning balance	29,049	(51,853)	(2,963)	-
Reversion to statement of income	(29,049)	51,853	2,963	-
Actuarial gains (losses)	643,458	(459,209)	3,409	(3,663)
Return on assets higher (lower) than projection	(30,965)	135,136	7,238	57
Changes on irrecoverable surplus	(569,933)	353,122	(2,959)	643
Ending balance of comprehensive income	42,560	29,049	7,688	(2,963)

Costs recognized in statement of income
Current service costs	(42,560)	(30,992)	-	-
Interest on actuarial obligations	(163,103)	(141,643)	(1,171)	(1,018)
Projected return on assets	182,385	197,002	918	1,078
Interest on irrecoverable surplus	(19,282)	(55,359)	-	(60)
Curtailment	-	1,943	-	-
Costs recognized in statement of income	(42,560)	(29,049)	(253)	-

Estimated costs for the next period
Costs of defined benefit	(16,782)	(42,560)	556	(253)
Estimated costs for the next period	(16,782)	(42,560)	556	(253)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

d.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

			BR GAAP and IFRS
				Consolidated
	FAF		Plan I e II
		Restated		Restated
	12.31.13	12.31.12	12.31.13	12.31.12
Actuarial assumptions
Economic hypothesis
Discount rate	12.49%	8.68%	12.47%	8,53%
Projected return on assets	12.49%	8.68%	12.47%	8,53%
Inflation rate	5.40%	4.50%	5.40%	4,50%
Wage growth rate	6.98%	6.59%	N/A	N/A

Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled mortality	IAPC	IAPC	IAPC	RRB-1983

Demographic data
Number of active participants	10,103	11,204	-	-
Number of participants in direct proportional benefit	104	73	-	-
Number of assisted beneficiary participants	5,230	4,915	51	69

e.            The composition of the investment portfolios

The composition of the investment portfolios are presented below:

				FAF			Plans I and II
		12.31.13		12.31.12		12.31.13		12.31.12
Composition of the fund's portfolio:
Fixed income	1,551,301	69.9%	1,650,988	77.2%	13,599	73.6%	9,043	80.9%
Variable income	348,432	15.7%	284,432	13.3%	4,231	22.9%	2,139	19.1%
Real estate	210,835	9.5%	130,454	6.1%	-	-	-	-
Structured investments	95,431	4.3%	59,880	2.8%	647	3.5%	-	-
Transactions with participants	13,316	0.6%	12,831	0.6%	-	-	-	-
	2,219,315	100.0%	2,138,585	100.0%	18,477	100.0%	11,182	100.0%

% of nominal return on assets	6.45%		16.76%		0.12%		18.03%

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

f.             Forecast and average duration of payments of obligations

The expected benefit payments and average duration are presented below:

	FAF		Plans I and II
Payments in:
2014		95,958	933
2015		100,410	979
2016		106,190	1,027
2017		113,743	1,078
2018		122,338	1,129
2019 to 2023		787,694	6,455

Weighted average duration - in years		15.65	12.56

The Company does not expect to make contributions to the plans in the year 2014.

g.            Sensibility analyzes of defined benefit plan - FAF

The quantitative sensibility analyzes regarding to the relevant assumptions of defined benefit plan – FAF are presented below:

	Assumptions	Variation of 1%		Variation of actuarial liabilities
Significant hypothesis	utilized	Increase	Decrease	Increase	Decrease
Benefit plan - FAF
Discount rate	12.49%	13.49%	11.49%	(136,435)	164,340
Wage growth rate	6.98%	7.98%	5.98%	38,786	(33,873)

24.2.    Employees benefits: description and characteristics of benefits and associates risks

			BR GAAP and IFRS
		Parent company and Consolidated
		Restatement	Adjustment (2)	Disclosed
	12.31.13	12.31.12	12.31.12	12.31.12
Medical plan	115,478	72,520	(19,889)	92,409
F.G.T.S. penalty	112,023	150,715	-	150,715
Award for length of service	41,421	40,483	-	40,483
Other (1)	22,341	20,239	-	20,239
	291,263	283,957	(19,889)	303,846
Current	49,027	17,414	-	17,414
Non current	242,236	266,543	(19,889)	286,432

(1)     Considers the sums of the retirement compensation and life insurance benefits.

(2)     Adjusted arising from CVM Deliberation No. 695/12, see note 3.34.

The Company has human resources policy that offers the following post-employment benefits in addition to the supplementary retirement plan. Such benefits are measured by actuarial calculation and recognized in the financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

a.            F.G.T.S. fine at the time of retirement of the employee

As settled by the Regional Labor Court (“TRT”) on April 20, 2007, retirement does not affect the employment contract between the Company and its employees. The benefit paid is equivalent to 50% of F.G.T.S being 40% corresponding to a penalty and 10% of social contribution. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

b.            Medical Plan

The Company offers to the retired employee according to the Law No. 9.656 a medical plan with fixed contribution, which guarantees to the retired employee that contributed to the health plan by reason of employment relationship, for at least 10 years, the right of maintenance as beneficiary, on the same conditions of coverage enjoyed when the employment contract was in force, provided that they assume full payment. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected and (iii) medical costs growth higher than expected.

c.            Award for length of service

The Company usually rewards employees that attain at least 10 years of services rendered and subsequently every 5 years, with an additional remuneration ranges from 1 to 5 current salaries at the date of the event. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected and (iii) medical costs growth higher than expected.

d.            Retirement compensation

On retirement, employees with over 10 years of service to the Company, in addition to the legal funds, are eligible for additional compensation of 1 to 2 current salaries in force at the time of retirement. From January 01, 2013 this benefit was extended to all employees arising from the merged wholly-owned subsidiary Sadia generating a loss of R$9,142, reflected as past service cost in the statement of income. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected and (iii) medical costs growth higher than expected

e.            Life insurance

The Company offers life insurance benefit to the employee at the time end its relationship with the sponsor, is retired and during the employment contract was opting for insurance. For the employees with 10-20 years of service, the maintenance period of insurance is 2 years, from 21 years of service, the period is 3 years. Main actuarial risks related are (i) survival time over expected in the mortality tables (ii) turnover lower than expected and (iii) salary growth higher than expected.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

From January 01, 2013 this benefit was extended to all employees arising from the merged wholly-owned subsidiary Sadia generating a gain of R$1,709 reflected as past service cost in the statement of income.

f.             Rollforward of actuarial liabilities for employees benefit

The actuarial liabilities are presented below:

							BR GAAP and IFRS
								Consolidated
					Award for length of
		Medical plan	F.G.T.S. penalty			service		Others (1)
		Restated		Restated		Restated		Restated
	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12
Composition of actuarial liabilities
Present value of actuarial liabilities	115,478	72,520	112,023	150,715	41,421	40,483	22,341	20,230
Net liabilities	115,478	72,520	112,023	150,715	41,421	40,483	22,341	20,230

Rollforward of present value of actuarial liabilities
Beginning balance of net liabilities	72,520	85,157	150,715	113,393	40,483	33,107	20,230	11,742
Interest on actuarial liabilities	6,292	8,779	11,067	11,925	2,682	2,871	1,523	1,120
Current service costs	376	3,815	8,763	6,523	2,677	1,939	822	430
Past service costs - changes in plan	(6,080)	(38,113)	-	-	-	-	7,433	-
Past service costs - decrease of plan	-	(1,756)	-	(5,851)	-	(1,955)	-	(613)
Benefits paid directly by the Company	(3,817)	(2,653)	(6,197)	(6,408)	(7,019)	(6,658)	(2,907)	(1,438)
Actuarial (gains) losses	105,356	-	6,192	-	5,245	-	2,446	192
Actuarial (gains) losses - demographic hypotesis	(6,794)	-	(22,508)	-	3,804	-	(525)	-
Actuarial (gains) losses - economic hypothesis	(52,375)	17,291	(36,009)	31,133	(6,451)	11,179	(6,681)	8,797
Ending balance of net liabilities	115,478	72,520	112,023	150,715	41,421	40,483	22,341	20,230

Rollforward of assets plan
Benefits paid directly by the Company	3,817	2,653	6,197	6,408	7,019	6,658	2,907	1,438
Contributions of the sponsor	(3,817)	(2,653)	(6,197)	(6,408)	(7,019)	(6,658)	(2,907)	(1,438)
Ending balance of fair value of assets plan	-	-	-	-	-	-	-	-

Rollforward of comprehensive income
Beginning balance	(19,211)	(1,920)	19,700	50,833	(11,179)	-	(8,989)	-
Adjustments from CVM Deliberation No. 695/12	-	-	-	-	-	(11,179)	-	-
Actuarial gains (losses)	(46,187)	(17,291)	52,325	(31,133)	(2,598)	-	4,760	(8,989)
Ending balance of comprehensive income	(65,398)	(19,211)	72,025	19,700	(13,777)	(11,179)	(4,229)	(8,989)

Costs recognized in statement of income
Interest on actuarial liabilities	(6,292)	(8,779)	(11,067)	(11,925)	(2,682)	(2,871)	(1,523)	(1,120)
Current service costs	(376)	(3,815)	(8,763)	(6,523)	(2,677)	(1,939)	(822)	(430)
Past service costs	6,080	39,869	-	5,851	-	1,955	(7,433)	613
	(588)	27,275	(19,830)	(12,597)	(5,359)	(2,855)	(9,778)	(937)

Estimated costs for the next period
Current service costs	(505)	(376)	(5,938)	(8,763)	(1,927)	(2,677)	(1,034)	(9,964)
Interest on actuarial liabilities	(14,128)	(6,292)	(11,810)	(11,067)	(4,478)	(2,682)	(2,472)	(1,523)
Past service costs - changes in plan	-	6,080	-	-	-	-	-	1,709
	(14,633)	(588)	(17,748)	(19,830)	(6,405)	(5,359)	(3,506)	(9,778)

(1)     Considers the sums of the retirement compensation and life insurance benefits.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

g.            Actuarial assumptions and demographic data

The main actuarial assumptions and demographic data used in the actuarial calculations are summarized below:

							BR GAAP and IFRS
								Consolidated
		Medical plan (2)	F.G.T.S. penalty (2)		Award for length of service (2)			Others (1) (2)
		Restated		Restated		Restated		Restated
Actuarial premises	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12
Economic hypothesis
Discount rate	12.49%	9.49%	12.27%	7.37%	12.03%	7.11%	12.49%	8.15%
Inflation rate	5.40%	4.50%	5.40%	4,50%	5.40%	4,50%	5.40%	4,50%
Medical inflation	8.56%	7.64%	N/A	N/A	N/A	N/A	N/A	N/A
Wage growth rate	N/A	N/A	6.98%	6.28%	6.98%	6.28%	6.98%	6.28%

		Medical plan		Other benefits
Actuarial premises	12.31.13	12.31.12	12.31.13	12.31.12
Demographic hypothesis
Schedule of mortality	AT-2000	AT-2000	AT-2000	AT-2000
Schedule of disabled	RRB-1944	TASA 1927	RRB-1944	TASA 1927
Schedule of disabled mortality	IAPC	IAPC	IAPC	IAPC
Schedule of turnover - BRF's historical	2,013	2,012	2,013	2,012
Demoraphic data
Number of active participants	2,941	1,785	110,201	110,697
Number of assisted beneficiary participants	649	271	-	-

(1)     Includes retirement compensation and life insurance benefits.

h.            Forecast and average duration of payments of obligations

The expected benefit payments and average duration are presented below:

			Award for length
Payments	Medical plan	F.G.T.S. penalty	of service	Other	Total
2014	4,726	31,539	8,388	4,374	49,027
2015	5,239	9,321	6,190	1,901	22,651
2016	5,849	9,943	6,553	2,172	24,517
2017	6,540	13,125	6,740	2,297	28,702
2018	7,239	15,912	5,049	2,903	31,103
2019 to 2023	48,840	97,801	30,582	19,083	196,306

Weighted average duration - in years	17.67	6.64	4.73	8.88	8.96

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

i.              Sensibility analyzes of post-employees benefit

The quantitative sensibility analyzes regarding to the relevant assumptions of the following benefits as presented below:

	Assumptions	Variation of 1%		Variation of actuarial liabilities
Significant hypothesis	utilized	Increase	Decrease	Increase	%	Decrease	%
Medical plan
Discount rate	12.49%	13.49%	11.49%	(14,905)	-12.90%	18,769	16.30%
Medical inflation	8.56%	9.56%	7.56%	18,823	16.30%	(15,128)	-13.10%
Turnover	Historical	+3,00%	-3,00%	(1,068)	-0.90%	1,378	1.20%

F.G.T.S. penalty
Discount rate	12.27%	13.27%	11.27%	(4,602)	-4.00%	5,077	4.40%
Wage growth rate	6.98%	7.98%	5.98%	953	0.80%	(889)	-0.80%
Turnover	Historical	+3,00%	-3,00%	(15,707)	-13.60%	21,429	18.60%

25.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the regular course of its business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal suits as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated and probable losses.

The Company’s management believes that its provisions for tax, civil and labor contingencies, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

25.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

						BR GAAP
					Parent company
					Price index
	12.31.12	Additions	Reversals	Payments	update	12.31.13
Tax	175,888	139,732	(81,790)	(107,674)	10,942	137,098
Labor	118,723	360,835	(106,003)	(152,693)	40,922	261,784
Civil, commercial and other	50,354	36,632	(25,024)	(23,541)	7,559	45,980
Contingent liabilities	558,060	-	(14,855)	-	-	543,205
	903,025	537,199	(227,672)	(283,908)	59,423	988,067

Current	163,798					233,435
Non-current	739,227					754,632

						BR GAAP and IFRS
							Consolidated
					Price index	Exchange
	12.31.12	Additions	Reversals	Payments	update	rate variation	12.31.13
Tax	179,542	143,881	(84,782)	(107,965)	10,971	(169)	141,478
Labor	134,443	365,123	(108,387)	(153,255)	40,923	(2,719)	276,128
Civil, commercial and other	50,371	38,889	(25,024)	(23,541)	7,562	-	48,257
Contingent liabilities	570,473	-	(14,855)	-	-	(2,183)	553,435
	934,829	547,893	(233,048)	(284,761)	59,456	(5,071)	1,019,298

Current	173,916						243,939
Non-current	760,913						775,359

25.1.1. Tax

The tax contingencies classified as probable losses relate to the following main legal proceedings:

Income tax and social contribution: The Company recorded a provision of R$5,949 (R$9,908 as of December 31, 2012) refers to various process. On December 2013, the Company made payment of claim in the amount of R$7,479, under the Installment Payment of Debts of Federal Taxes.

ICMS: The Company is involved in administrative and judicial tax disputes associated to the register and/or maintenance of ICMS tax credits on certain transactions, such as exports, acquisition of consumption materials and monetary correction. The provision amounts to R$18,696 (R$63,848 as of December 31, 2012).

PIS and COFINS: The Company discusses the use of certain tax credits arising from the acquisition of raw materials to offset federal taxes, which amount is R$76,105  (R$70,297 as of December 31, 2012).

Other tax contingencies: The Company recorded other provisions for lawsuits related to payment of social security contributions (SAT, INCRA, FUNRURAL, Education Salary), as well as tax debts arising from differences of accessory obligations, duties, payment of legal fees and others, totaling a provision of R$36,470 (R$39,663 as of December 31, 2012).

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

25.1.2. Labor

The Company is defendant in several labor claims, mainly related to overtime and salary inflation adjustments for periods prior to the introduction of the Brazilian Real, illnesses allegedly contracted at work and work-related injuries and others. The labor suits are mainly in the lower courts, and for the majority of the cases a decision for the dismissal of the pleadings has been granted. None of these suits are individually significant. The Company recorded a provision based on past history of payments. Based on the opinion of the Company’s management and its legal counsel, the provision is sufficient to cover estimated losses.

25.1.3.Civil, commercial and others

Civil contingencies are mainly related to lawsuits referring to traffic accidents, moral and property damage, physical casualties and others. The legal actions are mostly in the lower courts, in the evidentiary phase, depending on confirmation or absence of the Company’s guilt.

25.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible, which loss expectations assessed by management and supported by legal counsel is classified as possible and therefore no provision was recorded. On December 2013 the total amount of the possible contingencies was R$8,433,843 (R$7,010,728 as of December 31, 2012).

25.2.1.   Tax

The tax contingencies amounted to R$7,945,012 (R$6,582,085 as of December 31, 2012), from which R$537,205 (R$552,060 as of December 31, 2012) was recorded and is related to the corresponding estimated fair value resulting from the business combination with Sadia, Avex and Dánica group according to paragraph 23 of CVM Deliberation Nº 665/11.

The most relevant tax cases are set forth below:

Profits earned abroad: The Company was assessed by the Brazilian Internal Revenue Service for alleged underpayment of income tax and social contribution on profits earned by its subsidiaries located abroad, in a total amount of R$742,745 (R$712,851 as of December 31, 2012). The Company’s legal defense is based on the facts that the subsidiaries located abroad are subject exclusively to the full taxation in the countries in which they are based as a result of the treaties signed to avoid double taxation. The total profits earned abroad is presented in note 13.3.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Income Tax and Social Contribution: The Company is involved in administrative disputes associated to the use of tax losses, refunds and offset of income tax and social contribution taxes credits against other federal tax debits, including credits generated by the Plano Verão legal dispute, in a total amount of R$386,274 (R$344,392 as of December 31, 2011).

ICMS: The Company is involved in the following disputes associated to the ICMS tax: (i) alleged undue ICMS tax credits generated by tax incentives granted by certain State tax authorities (“guerra fiscal”) in a total amount of R$1,720,984 (R$1,505,578 as of December 31, 2012); (ii) maintenance of ICMS tax credits on the acquisition of essential products with a reduced tax burden (“cesta básica”) in a total amount of R$513,196 (R$483,935 as of December 31, 2012);  (iii) utilization of tax benefit deemed credits in a total amount of R$142,982 (R$122,344 as of December 31, 2012); and (iv) R$949,540 (R$859,744 as of December 31, 2012) related to other lawsuits.

IPI: The Company discusses administratively the non-ratification of compensation of IPI credits resulting from purchases of exempted goods, sales to Manaus Free Zone and purchases of supplies of non-taxpayers with PIS and COFINS in the amount of R$299,912 (R$238,989 as of December, 2012).

IPI Premium Credits: The Company is involved in a judicial dispute related to the alleged undue offsetting of IPI Premium Credits against other federal taxes in a total amount of R$401,248 (R$422,004 as of December 31, 2012). The Company recorded the credits amounts based on a final judicial decision.

PIS and COFINS: The Company is involved in administrative proceedings regarding the offsetting of credits against other federal tax debts, in the amount of R$1,68,248 (R$1,386,012 as of December 31, 2012). The 2013 increase relates to new cases as well as to price index update.

Normative Instruction 86: The Company discusses administratively with Brazilian Internal Revenue Service for a total amount of R$178,955 (R$169,987 as of December 31, 2012) related to an isolated fine as a result of alleged non-compliance on the delivery of 2003-2005 magnetic files to the tax authorities.

Social Security Taxes: The Company is involved in disputes related to social security taxes allegedly due on payments to service providers as well as jointly responsible with civil construction service providers and others in a total amount of R$170,560 (R$163,939 as of December 31, 2012).

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Other Contingencies: The Company is involved in other tax contingencies including rural activity, transfer price, social contribution tax basis and other natures, totaling R$187,552 (R$170,354 as of December 31, 2012).

Additionally, the Company’s management judged proper to disclose information related to the lawsuit in which it was included as co-responsible in a debt from Huaine Participações Ltda (former holding of Perdigão). In this lawsuit it is being discussed the inclusion of the Company in the liability from the tax execution in the amount of R$595,945 (R$584,437 as of December 31, 2012). On February 16, 2012, the Company received a favorable decision from the Superior Court, in which it was determined the matter to be judged again by the lower court. The Company’s legal advisors classified the risk of losses as remote.

26.         SHAREHOLDERS’ EQUITY

26.1.    Capital stock

On December 31, 2013 and December 31, 2012, the capital subscribed and paid by the Company is R$12,553,417,953.36 (twelve billion, five hundred and fifty-three million, four hundred and seventeen thousand, nine hundred and fifty-three Brazilian Reais and thirty-six cents), which is composed of 872,473,246 book-entry shares of common stock without par value. The realized value of the capital stock in the balance sheet is net of the expenses with public offering in the amount of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form, and without par value.

26.2.    Interest on shareholders’ equity and dividends

On February 15, 2013 the payment of R$174,750 was made related to the interest on shareholders’ equity proposed by the Management on December 20, 2012 and approved in the Shareholders Ordinary Meeting on April 9, 2013. In the same meeting a distribution of dividends was approved in the amount of R$45,300, paid on April 30, 2013.

On June 18, 2013, in the Board of Directors Extraordinary Meeting was approved the payment of R$359,000 related to interest on shareholder’s equity paid on August 15, 2013.

On December 20, 2013, in the Board of Directors Extraordinary Meeting, was approved the payment of R$365,013 related to interest on shareholder’s equity paid on February 02, 2014.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

26.3.    Breakdown of capital stock by nature

	BR GAAP and IFRS
		Consolidated
	12.31.13	12.31.12
Common shares	872,473,246	872,473,246
Treasury shares	(1,785,507)	(2,399,335)
Outstanding shares	870,687,739	870,073,911

26.4.    Rollforward of outstanding shares

		BR GAAP and IFRS
		Consolidated
	Quantity of outstanding of shares
	12.31.13	12.31.12
Shares at the beggining of the year	870,073,911	869,453,804
Purchase of treasury shares	(1,381,946)	-
Sale of treasury shares	1,995,774	620,107
Shares at the end of the year	870,687,739	870,073,911

26.5.    Shareholders’ remuneration

	BRGAAP and IFRS
	Parent company
	12.31.13	12.31.12
Net profit	1,062,430	813,227
Legal reserve (5.00%)	(53,121)	(40,661)
Dividends calculation base	1,009,309	772,566
Minimum mandatory dividend (25.00%)	252,327	193,142
Remuneration of shareholders' exceeding the mandatory minimum	471,686	81,608
Total remuneration of shareholders' in the year, as interest on
shareholders' equity	724,013	274,750
Withholding income tax on interest on shareholders' equity	(60,551)	(24,796)
Remuneration of shareholders', net of withholding income tax	663,462	249,954
Percentage of calculation base	65.73%	32.35%
Earnings paid per share	0.83154	0.31578

Payment of interest on shareholders' equity, paid in the year - gross of
withholding income tax of R$30,532 in 2013 (R$9,053 in 2012)	(359,000)	(100,000)
Paid in the previous period - interest on shareholders' equity - gross
withholding income tax of R$15,743 in 2013 (R$29,624 in 2012)	(174,750)	(339,790)
Paid in the previous period - Dividends	(45,300)	-
Payments maid during in the year	(579,050)	(439,790)

Total remuneration of shareholders' outstanding	365,013	174,750
Withholding income tax on interest on shareholders' equity	(30,019)	(15,743)
Remaining amounts outstanding	1,683	908
Interest on shareholders' equity outstanding	336,677	159,915

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

26.6.    Profit distribution

		Income appropriation		Reserve balances
	Limit on		Restated		Restated
	capital %	12.31.13	12.31.12	12.31.13	12.31.12
Gain actuarial FAF	-	55,443	(18,508)	-	-
Interest on shareholdes' equity	-	724,013	274,750	-	-
Legal reserve	20	53,121	40,661	273,367	220,246
Capital increase reserve	20	121,800	155,077	822,611	700,811
Reserve for expansion	80	-	237,464	1,170,749	1,216,049
Reserve for tax incentives	-	121,180	67,431	245,153	123,973
Reserve of retained profit - adjustment of CVM Deliberation No. 695/12	-	(13,127)	13,127	-	13,127
		1,062,430	770,002	2,511,880	2,274,206

Legal reserve: Five percent (5%) of net profit of each fiscal year as specified in article 193 of Law No. 6,404/76, modified by Law No. 11,638/07, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2013, this reserve corresponds to 2.20% of capital stock (1.77% as of December 31, 2012).

Reserve for capital increase: Twenty percent (20%) towards the establishment of reserves for capital increase, which shall not exceed twenty percent (20%) of the capital stock. On December 31, 2013 this reserve corresponds to 6.66% of capital stock (5.62% as of December 31, 2012).

Reserve for expansion: Up to 50% (fifty per cent) for the constitution of the reserve for expansion. This reserve should not exceed 80% (eighty per cent) of the capital stock. On December 31, 2013 the balance of this reserve correspond to 9.40% of the capital stock (9.76% as of December 31, 2012).

Reserve for tax incentives: Constituted as specified in article 195-A of the Law No. 6,404/1976, modified by Law No. 11,638/07, based on the amounts of government grants for investment.

26.7.    Treasury shares

The Company has 1,785,507 shares in treasury, with an average cost of R$43.34 (forty three Brazilian Reais and thirty four cents) per share, with a market value corresponding to R$87,936.

In the first half of September 2013, as authorized by the Board of Directors, the Company acquired 1,381,946 shares of its own issue to a cost of R$78,634, with the purpose of maintaining the treasury shares to any provisions of option plans and share purchase plan, which were approved in the Shareholders Ordinary and Meeting on August 30, 2013.

During 2013, the Company sold 1,995,774 treasury shares due to exercise of the stock options of the Company’s executives.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

26.8.    Breakdown of the capital by owner

The shareholding position of the largest shareholders, management, members of the Board of Directors and Fiscal Council is presented below (unaudited):

		12.31.13		12.31.12
Shareholders	Quantity	%	Quantity	%
Major shareholders
Caixa de Previd. dos Func. Do Banco do Brasil (1)	106,946,152	12.26	106,355,822	12.19
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,869	12.10	106,616,230	12.22
Tarpon	68,667,090	7.87	69,988,490	8.02
BlackRock, Inc	42,485,050	4.87	44,776,961	5.13
Fundação Vale do Rio Doce de Seg. Social - Valia (1)	21,432,909	2.46	22,167,625	2.54
Fundação Sistel de Seguridade Social (1)	9,409,120	1.08	10,396,048	1.19
FAPES/BNDES	2,520,304	0.29	3,474,904	0.40
Management
Board of Directors	64,909,594	7.44	9,564,898	1.10
Executives	94,962	0.01	152,755	0.02
Treasury shares	1,785,507	0.20	2,399,335	0.28
Other	448,691,689	51.42	496,580,178	56.91
	872,473,246	100.00	872,473,246	100.00

(1)     The pension funds are controlled by employees that participate in the respective companies.

The shareholding position of the shareholders holding more than 5% of the voting capital is presented below (unaudited):

		12.31.13		12.31.12
Shareholders	Quantity	%	Quantity	%
Caixa de Previd. dos Func. Do Banco do Brasil (1)	106,946,152	12.26	106,355,822	12.19
Fundação Petrobrás de Seguridade Social - Petros (1)	105,530,869	12.10	106,616,230	12.22
Tarpon	68,667,090	7.87	69,988,490	8.02
	281,144,111	32.23	282,960,542	32.43
Other	591,329,135	67.77	589,512,704	67.57
	872,473,246	100.00	872,473,246	100.00

(1)     The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the bylaws.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

27.         EARNINGS PER SHARE

	BR GAAP and IFRS
		Consolidated
		Restated
	12.31.13	12.31.12
Basic numerator
Net income for the exercise attributable to BRF shareholders	1,062,430	770,002

Basic denominator
Common shares	872,473,246	872,473,246
Weighted average number of outstanding shares - basic
(except treasury shares)	870,534,511	869,534,940
Net earnings per share basic - R$	1.22043	0.88553

Diluted numerator
Net income for the exercise attributable to BRF shareholders	1,062,430	770,002

Diluted denominator
Weighted average number of outstanding shares - basic
(except treasury shares)	870,534,511	869,534,940
Number of potential shares (stock options)	907,194	168,666
Weighted average number of outstanding shares - diluted	871,441,705	869,703,606
Net earnings per share diluted - R$	1.21916	0.88536

On December 31, 2013, from the total of 6,932,434 stock options outstanding (6,617,581 as of December 31, 2012) granted to executives of the Company, 2,752,553 options (3,530,461 as of December 31, 2012) were not considered in the calculation of the diluted earnings per share due to the fact that the strike price (R$57.23 (fifty Brazilian Reais and twenty three cents)) was higher than the average market price of the common shares during the period (R$51,18 (fifty one Brazilian Reais and eighteen cents)), so that they did not cause any dilution effect.

28.         GOVERNMENT GRANTS

28.1.    Grants for investment through tax benefits

The Company has tax benefits related to ICMS for investments granted by states governments of Goiás, Pernambuco, Mato Grosso and Bahia.  Such incentives are directly associated to the manufacturing facilities operations, job generation and to the economic and social development in the respective states.

On December 31, 2013, this incentive totaled R$120,826 (R$67,431 as of December 31, 2012) which was fully recorded in the reserve for tax incentives.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

The total amount of these tax benefits is related to the following state programs:

•         State of Bahia Industrial and Economic Integration Development Program (“DESENVOLVE”): this program aims to promote and diversify the industrial and agricultural activity, with the formation of high density industrial areas in the economic regions and integration of productive chains that are essential to the economic and social development as well as job and income generation in the state. The total amount of incentive recognized in the statement of income was R$2,070 (R$3,664 as of December 31, 2012).

•         State of Pernambuco Development Program (“PRODEPE”): this program intends to attract and promote investments in industrial activity and wholesale trade of Pernambuco, by granting tax and financial incentives, becoming effective in accordance to the current legislation. The total amount of this incentive was R$47,130 (R$11,601 as of December 31, 2012).

•         State of Mato Grosso Industrial and Commercial Development Program (“PRODEIC”): the program has purpose of leveraging the development of economic activities defined as strategic and designated to the priority production of goods and services in the State, considering social and environmental aspects, in order to improve the Human Development Index (“IDH”) and the social welfare. The total amount of this incentive was R$47,700 (R$24,690 as of December 31, 2012).

•        State of Goiás Participation and Development for Industrialization Fund (“FOMENTAR”): this program intends to stimulate the implementation and expansion of industrial enterprises that promote the industrial development in the State. The total amount of this incentive was R$19,464 (R$12,172 as of December 31, 2011).

28.2.    Grants related to government assistance

The Company recognized the benefits from the Special Credit for Investments (“CEI”) granted by the State of Goiás, applied to the implementation of an agro-industrial complex for heavy poultry meat, proportional to the execution of the correspondent project. This special credit, which totaled R$4,462 on December 31, 2013 (R$15,304 as of December 31, 2012), refers to 40% of the total estimated amount of fixed investments that were made by the Company.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

29.         RELATED PARTIES

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed on normal conditions of market for similar transactions, based on contracts.

All the relationships between the Company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

29.1.     Transactions and balances

The amounts of transactions are as follow:

			Dividends and interest on
			the shareholders' equity						Advance for future capital
	Accounts receivable			receivable	Loan contracts		Trade accounts payable			increase		Other rights	Other obligations (2)
	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12
Avex S.A.	4,049	5,059	-	-	-	-	1,028	-	-	-	25,423	11,133	-	-
Avipal Centro Oeste S.A.	-	-	-	-	-	-	-	-	-	-	-	-	(38)	(38)
Avipal S.A. Construtora e Incorporadora	-	-	5	5	-	-	-	-	-	-	-	-	-	-
BFF International Ltd.	-	-	-	-	-	-	-	-	-	-	1,277	971	-	-
BRF Foods LLC	-	-	-	-	-	-	-	-	-	-	62	-	-	-
BRF Global GmbH (1)	1,898,754	-	-	-	-	-	3	-	-	-	-	-	(670,414)	-
Establecimiento Levino Zaccardi y Cia. S.A.	-	-	-	-	-	4,762	-	-	-	-	-	1,294	-	-
Highline International Ltd.	-	-	-	-	(4,272)	(3,727)	-	-	-	-	-	-	-	-
K&S Alimentos S.A.	-	-	16	-	-	-	-	-	-	-	-	-	-	-
Nutrifont Alimentos S.A.	-	-	-	-	-	-	-	-	-	-	291	-	-	-
Perdigão Europe Ltd.	50,906	162,943	-	-	-	-	-	-	-	-	-	-	-	-
Perdigão International Ltd.	52,070	329,714	-	-	(8,057)	(4,553)	-	2,423	-	-	1,820	-	(1,340,352)	(1,924,823)
PSA Laboratório Veterinário Ltda.	-	-	2,980	-	-	-	-	-	100	100	-	-	(45)	(344)
Quickfood S.A.	3,404	-	-	-	-	-	-	-	-	-	-	-	-	-
Sadia Alimentos S.A.	14,721	22,994	-	-	-	-	81	70	-	-	-	-	-	-
Sadia Chile S.A.	24,125	14,860	-	-	-	-	46	9	-	-	-	-	-	-
Sadia Uruguai S.A.	3,144	4,188	-	-	-	-	279	154	-	-	-	-	-	(471)
Sino dos Alpes Alimentos Ltda.	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,174)
UP! Alimentos Ltda.	1,059	898	-	-	-	-	12,033	10,722	-	-	3,590	3,164	-	-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	30,103	-	-	-	-	-	-	-	6	-	-	-
Wellax Foods Logistics C.P.A.S.U. Lda.	11,499	685,488	-	-	-	-	167	146	-	-	-	-	(363,936)	(1,333,538)
	2,063,731	1,226,144	33,104	5	(12,329)	(3,518)	13,637	13,524	100	100	32,469	16,562	(2,374,785)	(3,264,388)

(1)     The Company’s sales, which were previously directed to the wholly owned subsidiaries Perdigão International, Perdigão Europe and Wellax, were redirected to the BRF GmbH, new name of Acheron Beteiligung-sverwaltung GmbH, due to corporate restructuring in the foreign market.

(2)     The amount corresponds to advances for export pre-payment.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

		Revenue	Financial results, net			Purchases
	12.31.13	12.31.12	12.31.13	12.31.12	12.31.13	12.31.12
Avex S.A.	4,140	-	-	-	(9,343)	-
BRF Global GmbH	2,544,447	-	(1,831)	-	-	-
Establecimiento Levino Zaccardi y Cia. S.A.	-	-	-	-	(3,864)	(7,125)
Heloísa Ltda. (1)	-	2,269	-	-	-	(40,336)
K & S Alimentos Ltda.	-	-	-	-	(93,731)	-
Perdigão Europe Ltd.	332,086	689,979	-	-	-	-
Perdigão International Ltd.	3,345,302	3,471,251	(67,533)	(82,130)	-	-
Perdigão Trading S.A.	-	-	-	209	-	-
Quickfood S.A.	3,404	-	-	-	(10,385)	-
Sadia Alimentos S.A.	17,415	-	-	-	-	-
Sadia Chile S.A.	69,554	-	-	-	-	-
Sadia Uruguai S.A.	13,958	-	-	-	(666)	-
Sadia S.A. (1)	-	1,764,068	-	(25,659)	-	(1,324,469)
Sino dos Alpes Alimentos Ltda.	-	-	-	-	-	(5,174)
UP! Alimentos Ltda.	11,232	2,656	-	-	(172,182)	(133,700)
Wellax Foods Logistics C.P.A.S.U. Lda.	3,150,185	-	(43,238)	-	-	-
Galeazzi e Associados Consult Serv Ltda.	-	-	-	-	(7,098)	-
	9,491,723	5,930,223	(112,602)	(107,580)	(297,269)	(1,510,804)

(1)     Wholly-owned subsidiary incorporated on December 31, 2012.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

All companies listed above are controlled by BRF, except for UP! Alimentos Ltda, K&S and Nutrifont, which are associates. During year 2013, the Galeazzi and Associates consulting firm, which BRF has no equity interest, provided advisory services for strategic management and organizational restructuring

The Company entered into loan agreements with Instituto Perdigão de Sustentabilidade. On December 31, 2013 the total receivable is R$13,505 (R$9,031 as of December 31, 2012), being remunerated at interest rate of 12.0% p.a.

The Company also recorded a liability in the amount of 13,228 (R$16,018 as of December 31, 2012) related to the fair value of the guarantees offered by BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of September 30, 2013 the Company recorded a liability in the amount of R$47,832 within other obligations (R$57,921 as of December 31, 2012) with this entity.

The parent company and its subsidiaries carry out intercompany loans. Below is a summary of the balances and rates charged for the transactions which corresponding balance is above R$10,000 on the date of these quarterly financial information:

Counterparty			Balance	Interest
Creditor	Debtor	Currency	12.31.13	rate (p.a.)
BFF International Ltd.	Perdigão International Ltd.	US$	1,007,210	8.0%
BRF GmbH	BRF Global GmbH	US$	845,149	1.1%
Sadia Overseas Ltd.	Wellax Food Comércio	US$	505,045	7.0%
BFF International Ltd.	Wellax Food Comércio	US$	318,744	8.0%
Sadia International Ltd.	Wellax Food Comércio	US$	142,277	1.5%
BRF GmbH	Plusfood Holland B.V.	EUR	116,969	3.0%
Plusfood Holland B.V.	Plusfood B.V.	EUR	74,510	3.0%
Quickfood S.A.	Avex S.A.	AR$	45,771	24.5%
BRF GmbH	BRF Foods LLC	US$	42,352	2.5%
Wellax Food Comércio	BRF GmbH	EUR	25,447	1.5%
Sadia Alimentos S.A.	Avex S.A.	AR$	16,844	24.0%
BRF GmbH	BRF Global GmbH	EUR	13,037	1.5%
Plusfood Holland B.V.	BRF GmbH	EUR	12,705	1.5%

29.2.    Other Related Parties

The Company leased properties owned by FAF. For the year ended December 31, 2013, the total amount paid as rent was R$6,022 (R$9,129 as of December 31, 2012). The rent value was set based on market conditions.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

29.3.    Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.10.

29.4.    Management remuneration

The management key personnel include the directors and officers, members of the executive committee and the head of internal audit. On December 31, 2013, there were 24 professionals (25 professionals as of December 31, 2012).

The total remuneration and benefits paid to these professionals are demonstrated below:

	BR GAAP and IFRS
		Consolidated
	12.31.13	12.31.12
Salary and profit sharing	32,793	36,443
Short term benefits of employees (1)	1,342	1,287
Post-employment benefits	166	124
Termination benefits	1,881	903
Stock-based payment	8,003	7,825
	44,185	46,582

(1)     Comprises:  Medical assistance, educational expenses and others.

The value of the profit sharing in the results paid to each director in any period is related especially to the net profit of the Company and to the assessment of the performance of the director during the fiscal year by the Board of Directors.

The members of the Board of Directors and of the Fiscal Council are compensated for each meeting that they attend. The members of the Board of Directors and Fiscal Council have no employment relationship with the Company and do not provide services of any kind.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

30.         NET SALES

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Gross sales
Domestic sales	15,818,365	7,189,721	15,831,472	15,175,348
Foreign sales	11,201,066	5,014,710	13,857,394	11,977,600
Dairy products	3,303,690	3,072,755	3,306,614	3,206,790
Food service	1,764,358	697,303	1,856,145	1,775,885
	32,087,479	15,974,489	34,851,625	32,135,623
Sales deductions
Domestic sales	(2,852,815)	(1,153,997)	(2,853,090)	(2,556,513)
Foreign sales	(106,407)	(665)	(728,671)	(351,558)
Dairy products	(498,711)	(477,275)	(498,751)	(492,719)
Food service	(228,458)	(91,289)	(249,867)	(217,450)
	(3,686,391)	(1,723,226)	(4,330,379)	(3,618,240)
Net sales
Domestic sales	12,965,550	6,035,724	12,978,382	12,618,835
Foreign sales	11,094,659	5,014,045	13,128,723	11,626,042
Dairy products	2,804,979	2,595,480	2,807,863	2,714,071
Food service	1,535,900	606,014	1,606,278	1,558,435
	28,401,088	14,251,263	30,521,246	28,517,383

The increase in the parent company balances is due to the merger of the wholly-owned subsidiaries Sadia S.A. and Heloísa Ind. e Com. de Prod Lácteos Ltda., occurred on December 31, 2012.

31.         RESEARCH AND DEVELOPMENT COSTS

Consists of expenditures on internal research and development of new products, recognized when incurred in the statement of income. The total expenditure with research and development in the fiscal year ended December 31, 2013 R$68,586 in the parent company and consolidated (R$26,737 in the parent company and R$33,053 in the consolidated as of December 31, 2012).

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

32.         EXPENSES WITH EMPLOYEE’S REMUNERATION

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Salaries and social charges	2,707,810	1,323,161	3,037,938	2,842,371
Social security cost (1)	347,817	360,033	382,934	725,249
Government severance indemnity fund for employees,
guarantee fund for length of service	208,780	101,237	212,548	203,085
Medical assistance and ambulatory care	124,046	41,761	128,799	118,176
Retirement supplementary plan	16,219	9,433	16,983	15,345
Employees profit sharing	130,540	49,449	137,785	111,368
Others	592,229	276,990	625,278	560,752
Provision for labor risks	260,682	75,312	265,293	141,105
	4,388,123	2,237,376	4,807,558	4,717,451

(1)     The reduction in balance refers to the application of Provisional Measure nº563/12 (payroll exemption) apply from January 2013, when these expenses has become recorded as a reduction of sales revenue.

The increase in the parent company balances is due to the merger of the wholly-owned subsidiaries Sadia S.A. and Heloísa Ind. e Com. de Prod Lácteos Ltda., occurred on December 31, 2012.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

33.         OTHER OPERATING INCOME (EXPENSES), NET

		BR GAAP	BR GAAP and IFRS
		Parent company		Consolidated
		Restated		Restated
	12.31.13	12.31.12	12.31.13	12.31.12
Income
Recovery of expenses	37,319	14,374	44,892	18,702
Insurance proceeds	30,451	1,908	31,305	18,005
Provision reversal	8,270	74,738	8,270	45,949
Employees benefits	-	-	-	49,860
Net income from the transfer of Carambeí plant	-	48,812	-	48,812
Other	24,936	3,561	28,923	20,300
	100,976	143,393	113,390	201,628
Expenses
Employees profit sharing	(130,540)	(101,271)	(137,785)	(111,368)
Restructuring plan (1)	(98,062)	-	(103,880)	-
Idleness costs (2)	(52,793)	(53,933)	(52,879)	(93,808)
Insurance claims costs	(43,979)	(20,525)	(44,233)	(38,998)
Provision for civil and labor risks	(37,431)	(29,743)	(37,431)	(41,184)
Provision for tax risks	(37,196)	(12,533)	(35,599)	(24,501)
Other employees benefits	(32,545)	(92,175)	(32,545)	(107,155)
Stock options plan	(26,761)	(23,035)	(26,761)	(23,035)
Management profit sharing	(17,712)	(7,006)	(17,712)	(7,006)
Contractual agreements	(17,222)	-	(17,222)	-
Net losses from the disposal of property, plant and
equipment	(21,565)	(12,778)	(14,126)	(15,166)
Net loss from the execution of TCD	-	(102,512)	-	(108,880)
Other	(82,221)	(37,870)	(128,598)	(77,129)
	(598,027)	(493,381)	(648,771)	(648,230)
	(497,051)	(349,988)	(535,381)	(446,602)

(1)     Includes the amount arising from administrative structure review and acceleration program of new business, consequence of approving of Growth Acceleration Plan, approved on August 13, 2013 in the Board of Directors Extraordinary Meeting.

(2)     Idleness cost includes depreciation expense in the amount of R$30,323 and R$33,781 for the year ended December 31, 2013 and December 31, 2012, respectively.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

34.         FINANCIAL INCOME (EXPENSES), NET

		BR GAAP	BR GAAP and IFRS
	Parent company			Consolidated
	12.31.13	12.31.12	12.31.13	12.31.12
Financial income
Gains on the translation of foreign investments	-	-	874,011	604,280
Exchange rate variation on other assets	303,558	66,612	161,209	87,451
Interest on other assets	114,948	79,273	133,823	159,481
Interests on financial assets classified as	35,503	23,359	64,127	75,110
Available for sale	75	-	23,973	14,823
Held to maturity	19,586	-	23,533	22,144
Held for trading	15,842	23,359	16,621	38,143
Interest on marketable securities	27,276	5,577	33,024	12,559
Financial income on accounts payable	2,492	-	2,492	-
Exchange rate variation on marketable securities	25,748	8,649	-	2,139
Others	33,330	12,005	40,402	44,884
	542,855	195,475	1,309,088	985,904
Financial expenses
Interest on loans and financing	(391,733)	(202,990)	(567,382)	(502,939)
Losses on the translation of foreign investments	-	-	(491,792)	(420,704)
Exchange rate variation on other liabilities	(334,485)	(207,054)	(323,559)	(371,227)
Exchange rate variation on loans and financing	(312,579)	(48,378)	(316,762)	(94,178)
Interest on other liabilities	(134,768)	(29,109)	(170,887)	(59,679)
Losses on derivative transactions	(39,754)	(8,862)	(72,370)	(21,208)
Interest expenses on loans to related parties	(111,237)	(106,708)	-	-
Financial expenses on accounts payable	-	(9,160)	-	(24,335)
Others	(82,215)	(17,934)	(113,872)	(62,236)
	(1,406,771)	(630,195)	(2,056,624)	(1,556,506)
	(863,916)	(434,720)	(747,536)	(570,602)

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

35.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

		BR GAAP	BR GAAP and IFRS
		Parent company		Consolidated
		Restatement		Restatement
	12.31.13	12.31.12	12.31.13	12.31.12
Costs of sales
Costs of goods	15,717,489	9,197,149	16,620,930	15,917,772
Depreciation	980,761	393,687	1,005,703	844,584
Amortization	4,707	1,417	10,370	11,677
Salaries and employees benefits	2,878,940	1,512,666	3,104,128	3,197,014
Others	2,151,930	1,009,854	2,212,014	2,092,516
	21,733,827	12,114,773	22,953,145	22,063,563
Sales expenses
Depreciation	50,303	20,497	55,883	34,293
Amortization	1,438	204	2,569	1,169
Salaries and employees benefits	886,887	419,616	1,015,613	989,025
Indirect/Direct logistics expenses	1,750,302	778,901	2,181,998	2,054,776
Others	1,164,355	527,400	1,368,226	1,238,041
	3,853,285	1,746,618	4,624,289	4,317,304
Administrative expenses
Depreciation	10,989	2,762	19,285	7,232
Amortization	40,389	26,957	51,954	38,280
Salaries and employees benefits	231,074	180,333	284,739	278,939
Fees	24,636	21,703	24,680	23,782
Others	31,323	4,538	81,447	40,697
	338,411	236,293	462,105	388,930

Other operating expenses (1)
Depreciation	30,320	27,889	30,322	29,431
Others	567,707	465,492	618,449	618,799
	598,027	493,381	648,771	648,230

(1)     The composition of other operating expenses is presented in note 33.

The increase in the parent company balances is due to the merger of the wholly-owned subsidiaries Sadia S.A. and Heloísa Ind. e Com. de Prod Lácteos Ltda., occurred on December 31, 2012.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

36.         INSURANCE COVERAGE

The Company adopts the policy of contracting insurance coverage for assets subject to risks in amounts sufficient to cover any claims, considering the nature of its activity.

			12.31.13
		Insured	Amount of
Assets covered	Coverage	amounts	coverage
	Fire, lightning, explosion, windstorm, deterioration of
	refrigerated products, breakdown of machinery, loss of
Inventories and property, plant and equipment	profit and other	26,975,008	2,203,957
Garantee	Judicial, traditional and customer garantees	1,566,916	1,566,959
National transport	Road risk and civil liability of cargo carrier	20,439,144	212,081
International transport	Transport risk during imports and exports	12,279,669	1,116,698
General civil liability for directors and officers	Third party complaints	30,302,681	1,798,449
Credit	Customer default	459,777	392,843

37.         NEW ACCOUNTING PRONOUNCEMENTS RECENTLY ADOPTED

IAS 27 – Separate Financial Statements

In May 2011, the IASB revised IAS 27. The change addresses issues related to investments in subsidiaries, jointly-controlled entities and associate companies, when an entity prepares separate financial statements. The revised standard is effective for annual reporting periods beginning on or after January 1, 2013. The Company does not prepare separate financial statements so that there was no impact in its financial statements.

IAS 28 – Investments in associates and joint ventures

In May 2011, the IASB revised IAS 28. The change addresses issues related to investments in associate companies and establishes the rules for using the equity accounting method for investments in associate companies and jointly-controlled entities. The revised standard is effective for annual reporting periods beginning on or after January 1, 2013. There was no impact of the adoption of this revised standard on the financial statements for the year ended December 31, 2013.

IFRS 7 – Financial Instruments - Disclosures: Offsetting of Financial Assets and Liabilities

In December 2011, the IASB issued a revision of the rule establishing requirements for disclosure of compensation arrangements of financial assets and liabilities. This standard is effective for annual periods beginning on or after January 1, 2013. The Company does not have any netting agreements of financial assets and liabilities and, therefore does not expect any impact on its financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

IFRS 10 – Consolidated Financial Statements

In May 2011, the IASB issued IFRS 10. This standard provides the principles for the presentation and preparation of consolidated financial statements when the entity controls one or more entities. The standard provides additional guidance to assist in determining control when there is doubt in the assessment. This standard is effective for annual reporting periods beginning on or after January 1, 2013. There was no impact of the adoption of this revised standard on the financial statements for the year ended December 31, 2013.

IFRS 11 – Joint Arrangements

In May 2011, the IASB issued IFRS 11. This standard deals with aspects related to the accounting treatment for jointly-controlled entities and joint operations. This standard also limit the use of proportional consolidation just for joint operations, and also establish the equity accounting method as the only method acceptable for joint ventures. This standard is effective for annual reporting periods beginning on or after January 1, 2013. There was no impact of the adoption of this standard on the financial statements for the year ended December 31, 2013.

IFRS 12 – Disclosure of Interests in Other Entities

In May 2011, the IASB issued IFRS 12. This standard deals with aspects related to the disclosure of nature and risks related to interests owned in subsidiaries, jointly-controlled entities and associate companies. This standard is effective for annual reporting periods beginning on or after January 1, 2013. The Company's management believes that the information disclosed in the financial statements regarding the risks mentioned above are sufficient for the expected content in the financial statements.

IFRS 13 – Fair Value Measurement

In May 2011, the IASB issued IFRS 13. This standard establishes fair value and consolidates in a single standard the aspects of fair value measurement and establishes the requirements of disclosure related to fair value. This standard is effective for annual reporting periods beginning on or after January 1, 2013. The Company believes that it complied with the disclosure requirement in its financial statements.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

38.         NEW ACCOUNTING PRONOUNCEMENTS NOT ADOPTED

IFRS 9 – Financial Instruments

In October 2010, the IASB revised IFRS 9. The change of this standard addresses the first stage of the project of replacement of IAS 39 – Financial Instruments. The date of application of this standard was extended to January 1, 2015. The Company is evaluating the impact of adopting this standard in its consolidated financial statements.

IAS 32 – Offsetting Financial Assets and Financial Liabilities (Review of IAS 32)

These reviews clarify the meaning of “currently has a legally enforceable right to offset the recognized amounts" and the criteria that would cause the not simultaneous settlement mechanisms of clearing houses to qualify for offsetting. Such revisions shall be effective for fiscal years beginning on or after January 01, 2014 and the Company does not expect a material impact on its consolidated financial statements upon adoption.

IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting (Review of IAS 39)

This review eases the discontinuation of hedge accounting when the novation of a derivative designated as a hedge meets certain criteria. These revisions are effective for fiscal years beginning on or after January 01, 2014 and the Company does not expect a material impact on its consolidated financial statements.

IFRIC 21 – Levies

In May 2013, the IASB issued IFRIC 21, which provides guidance on when an entity should recognize a liability for a levy in accordance with laws and/or regulations, except for income taxes, in its financial statements. The obligation should only be recognized when the event that triggers such obligation occurs. IFRIC 21 is an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets. IAS 37 establishes criteria for the recognition of a liability, one of which is the requirement that the Company has a present obligation as a result of a past event, known as the obligating event. IFRIC 21 is effective for fiscal years ending on or after January 01, 2014 and the Company does not expect a material impact on its consolidated financial statements upon adoption.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

39.         SUBSEQUENT EVENTS 39.1.     Acquisition of share equity of Federal Foods Limited (“Federal Foods”)

On January 16, 2013, the Company announced to market that had completed the acquisition of 49% of the share equity of Federal Foods Limited (“Federal Foods”), a privately-held company headquartered in Abu Dhabi, in the United Arab Emirates (“EAU”), becoming the owner of 60% of the economic rights of that company, pursuant to a shareholders' agreement between the parties at the time.

On February 17, 2014, the Company announced that signed a binding offer with Al Nowais Investments for, among with other provisions to acquire, through its subsidiary in Austria, additional economic rights of Federal Foods, in accordance with the limits stipulated by law and customary practice in the EAU, for a total amount of US$27,809. Nowais Investments will remain acting as the local partner of BRF in Federal Foods and others opportunities in the EAU.

Federal Foods is the food distribution leader in the EAU, covering a broad scope of clients from retail, food service and wholesale. The Company has been the distributor of Sadia products in the EAU for over 20 years.

39.2.     Acquisition of share equity of Al Khan Foods LLC (“AKF”)

On February 19, 2013 the Company announced to market that signed a binding offer with the shareholders of Al Khan Foods LLC ("AKF"), its current products distributor in the Sultanate of Oman, to acquire corporate interest. If the conditions precedent provided are satisfied, the Company will acquire 40% of capital stock of the AKF, based on a total enterprise value of US$68,500.

Under the term of the offer, the Company will acquire the remaining interest of AKF between 36 and 90 months from the date of closing of the first acquisition, in accordance with the limits prescribed by law and customary practice in the Sultanate of Oman and depending of the future results of AKF.

AKF is the leader distributor of frozen foods in the Sultanate of Oman, covering a broad scope of clients from retail, food service and wholesale. AKF has been the main distributor of Sadia products in the Sultanate of Oman for 25 years, as a series of other brands and suppliers.

39.3.     Assignment of obligation from Marfrig Alimentos S.A. ("Marfrig") to JBS S.A. ("JBS")

In October, 2013, JBS and Marfrig have announced through to the market, the completion of the sale by Marfrig business unit of Seara Brasil and Zenda to JBS.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

Seara Brasil held equity interests, assets, rights and obligations related to the assets whose ownership was of BRF and which were transferred to Marfrig as disclosed in the a press release issued jointly by BRF and Marfrig on June 13, 2012, transferring to JBS the responsibility for the settlement of the liability assumed by Marfrig with the BRF.

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

40.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The Consolidated financial statements were approved and its disclosure authorized by the Board of Directors on February 27, 2014.

BOARD OF DIRECTORS
Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Sérgio Ricardo Silva Rosa

Independent Member	Décio da Silva
Independent Member	José Carlos Reis de Magalhães Neto
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Independent Member	Simon Cheng
Independent Member	Walter Fontana Filho

Board Member	Carlos Fernando da Costa
Board Member	Luis Carlos Fernandes Afonso
Board Member	Paulo Assunção de Sousa
FISCAL COUNCIL / AUDIT COMITTEE
Chairman and Financial Specialist	Attílio Guaspari
Board Member	Décio Magno Andrade Stochiero
Board Member	Susana Hanna Stiphan Jabra

BOARD OF EXECUTIVE OFFICERS
Chief Executive Officer Global	Cláudio Eugênio Stiller Galeazzi
Chief Executive Officer Brazil Chief Executive Officer International	Sérgio Carvalho Mandin Fonseca Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	Augusto Ribeiro Junior
Vice President of Food Service	Ely David Mizrahi
Vice President of Administration and Human Resources	Gilberto Antônio Orsato
Vice President of Integrated Planning and Management Control	Hélio Rubens
Vice President of Operations	Nilvo Mittanck (1)
Vice President of Marketing and Innovation	Sylvia de Souza Leão Wanderley

(1)       On February 17, 2014, the Vice President of Operations, Nilvo Mittanck, leave the executive board.

On December 19, 2013, in the Board of Directors ordinary Meeting, the new composition of Board of Executive Officers was approved.

Marcos Roberto Badollato                                    Joloir Nieblas Cavichini

Controller                                                                 Accountant – CRC 1SP257406/O-5

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

OPINION OF THE FISCAL COUNCIL

The Fiscal Council of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the conclusion issued by Ernst&Young Auditores Independentes S.S.;

(ii)      the Management Report; and

(iii)  the financial statements (parent company and consolidated) for the fiscal year ended on December 31, 2013.

Based on the documents reviewed and on the explanations provided, the members of the Fiscal Council, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, February 27, 2014.

Attílio Guaspari

Chairman and Financial Expert

Decio Magno Andrade Stochiero

Fiscal Council Member

Susana Hanna Stiphan Jabra

Fiscal Council Member

(A FREE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

FINANCIAL STATEMENTS

Year ended December 31, 2013 and 2012

(Amounts expressed in thousands of Brazilian Reais, unless otherwise stated)

OPINION OF EXECUTIVE BOARD ON THE CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's consolidated financial statements for the fiscal year ended on December 31, 2013; and

(ii)      reviewed, discussed and agreed with opinions expressed in the Ernst&Young Auditores Independentes S.S. reported on the Company's consolidated financial statements for the fiscal year ended on December 31, 2013.

São Paulo, February 27, 2014.

Cláudio Eugênio Stiller Galeazzi

Chief Executive Officer Global

Pedro de Andrade Faria

Chief Executive Officer International

Sérgio Carvalho Mandin Fonseca

Chief Executive Officer Brazil

Augusto Ribeiro Junior

Vice President of Finance, and Investor Relations

Ely David Mizrahi

Food Service Executive Officer

Gilberto Antônio Orsatto

Vice President of Administration and Human Resources

Hélio Rubens

Vice President of Integrated Planning and Management Control

Nilvo Mittanck

Operations and Technology Executive Officer

Sylvia de Souza Leão Wanderley

Vice President of Marketing and Innovation